Filed Pursuant to Rule 424(b)(3)

Registration Statement No. 333-282540

PROSPECTUS SUPPLEMENT NO. 3

(To the Prospectus dated October 18, 2024)

SBC MEDICAL GROUP HOLDINGS INCORPORATED

12,134,375 Shares of Common Stock Underlying Warrants

9,350,846 Shares of Common Stock for Resale by Selling Securityholders
634,375 Warrants to Purchase Common Stock for Resale by Selling Securityholders

This prospectus supplement amends the prospectus dated October 18, 2024 (as supplemented or amended from time to time, the “Prospectus”) of SBC Medical Group Holdings Incorporated, a Delaware corporation (the “Company”), which forms a part of the Company’s Registration Statement on Form S-1 (No. 333-282540). This prospectus supplement is being filed to update and supplement the information included in the Prospectus with the information contained in (i) Amendment No.1 to our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on April 30, 2025 (“10-K Amendment No. 1”), (ii) Amendment No.2 to our Annual Report on Form 10-K, filed with the SEC on May 9, 2025 (“10-K Amendment No. 2”), and (iii) our Quarterly Report on Form 10-Q, filed with the SEC on May 15, 2025 (“Q1 Quarterly Report”). Accordingly, we have attached the 10-K Amendment No. 1, 10-K Amendment No. 2 and Q1 Quarterly Report to this prospectus supplement. Capitalized terms used in this prospectus supplement and not otherwise defined herein have the meanings specified in the Prospectus.

The Company’s common stock and public warrants are currently quoted on the Nasdaq Global Market and the Nasdaq Capital Market, respectively, under the symbols “SBC” and “SBCWW,” respectively. On May 16, 2025, the last reported sale price of our common stock was $3.40 per share and the last reported sale price of our public warrants was $0.2097 per warrant. You are urged to obtain current market quotations for our common stock and public warrants.

The Company is a “controlled company” within the meaning of the applicable rules of Nasdaq and, as a result, we qualify for exemptions from certain corporate governance requirements. If the Company relies on these exemptions, its stockholders will not have the same protections afforded to stockholders of companies that are subject to such requirements. Dr. Yoshiyuki Aikawa controls approximately 89.45% of the voting power of our outstanding common stock, and, therefore controls a majority of the voting power of the Company’s outstanding common stock, and the Company is a “controlled company” within the meaning of applicable rules of Nasdaq. Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements. See “Prospectus Summary - Implications of Being a Controlled Company.”

This prospectus supplement should be read in conjunction with the Prospectus, including any amendments or supplements thereto, which is to be delivered with this prospectus supplement. This prospectus supplement is qualified by reference to the Prospectus, including any amendments or supplements thereto, except to the extent that the information in this prospectus supplement updates and supersedes the information contained therein.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 17 of the Prospectus and under similar headings in any amendments or supplements to the Prospectus.

Neither the SEC nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 3 is May 19, 2025.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-K/A

Amendment No. 2

(Mark One)

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2024

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 FOR THE TRANSITION PERIOD FROM TO

Commission File Number 001-41462

SBC Medical Group Holdings Incorporated

(Exact name of registrant as specified in its charter)

Delaware	88-1192288
(State or other jurisdiction of incorporation or organization) 200 Spectrum Center Dr. STE 300	(I.R.S. Employer Identification No.)

Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 949-593-0250

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SBC	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	SBCWW	The Nasdaq Stock Market LLC

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes ☐ No ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or 15(d) of the Act. Yes ☐ No ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant has filed a report on and attestation to its management’s assessment of the effectiveness of its internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act (15 U.S.C. 7262(b)) by the registered public accounting firm that prepared or issued its audit report. ☐

If securities are registered pursuant to Section 12(b) of the Act, indicate by check mark whether the financial statements of the registrant included in the filing reflect the correction of an error to previously issued financial statements. ☐

Indicate by check mark whether any of those error corrections are restatements that required a recovery analysis of incentive-based compensation received by any of the registrant’s executive officers during the relevant recovery period pursuant to §240.10D-1(b). ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

The aggregate market value of the voting and non-voting common equity held by non-affiliates of the registrant as of June 28, 2024, the last business day of the Registrant’s most recently completed second fiscal quarter, was approximately $21,257,087, calculated by using the closing price of the Registrant’s Common Stock on such date on the Nasdaq Stock Market LLC of $13.07.

The number of shares of the registrant’s Common Stock outstanding as of April 15, 2025 was 103,611,251, after deducting 270,000 shares of treasury stock.

DOCUMENTS INCORPORATED BY REFERENCE

None

Explanatory Notes

SBC Medical Group Holdings, Inc. (the “Company,” “SBC Medical,” “we,” “us” and “our”) is filing this Amendment No. 2 on Form 10-K/A (this “Form 10-K/A”) to further amend the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which was originally filed with the Securities and Exchange Commission (the “SEC”) on March 28, 2025, and as first amended on April 30, 2025 (as so amended, the “2024 10-K”) to amend and restate in its entirety Item 13 of Part III of the 2024 10-K.

Pursuant to Rule 12b-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), this Form 10-K/A amends Item 15 of Part IV of the 2024 10-K solely to update the exhibit list to include new certifications by our principal executive officer and principal financial officer under Section 302 of the Sarbanes-Oxley Act of 2002, as well as two employment agreements with our executive officers. Because no financial statements have been included in this Form 10-K/A and this Form 10-K/A does not contain or amend any disclosure with respect to Items 307 and 308 of Regulation S-K, paragraphs 3, 4 and 5 of these certifications have been omitted. Similarly, because no financial statements have been included in this Form 10-K/A, certifications pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 have been omitted.

Except as described above, no other changes have been made to the 2024 10-K, and this Form 10-K/A does not modify, amend or update in any way any of the financial or other information contained in the 2024 10-K. This Form 10-K/A does not reflect events occurring after the date of the filing of the 2024 10-K, nor does it amend, modify or otherwise update any other information in the 2024 10-K. Accordingly, this Form 10-K/A should be read in conjunction with the 2024 10-K and with the Company’s filings with the SEC subsequent to the filing of the 2024 10-K.

We were originally incorporated in Delaware on February 12, 2021 under the name “Pono Capital Two, Inc.,” referred to herein as “Pono,” as a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

On August 9, 2022, Pono consummated its IPO of 11,500,000 units (the “Units” and, with respect to the Class A common stock included in the Units being offered, the “Public Shares” and with respect to the warrants included in the Units, the “Public Warrants”) (the “Pono IPO”).

Simultaneously with the consummation of the closing of the Pono IPO, Pono consummated the private placement of an aggregate of 634,375 units (the “Placement Units”) at a price of $10.00 per Placement Unit in a private placement to the Sponsor (the “Private Placement”).

On September 26, 2022, the Class A common stock and Public Warrant included in the Units began separate trading on The Nasdaq Global Market under the symbols “PTWO” and “PTWOW,” respectively.

On January 21, 2023, Pono entered into an Agreement and Plan of Merger (as subsequently amended from time to time, the “Merger Agreement”) with Pono Two Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and then a wholly-owned subsidiary of Pono, SBC Medical Group, Inc., then named SBC Medical Group Holdings Incorporated, a Delaware corporation (“Legacy SBC”), Mehana Capital LLC, a Delaware limited liability company (“Sponsor” or “Purchaser Representative”) in its capacity as the representative of the stockholders of Pono, and Dr. Yoshiyuki Aikawa in his personal capacity and his capacity as the representative of the stockholders of Legacy SBC (“Seller Representative”).

On September 17, 2024, the closing (the “Closing”) of the merger (the “Merger”) and other transactions contemplated thereby (collectively, the “Business Combination”) took place and the Merger was consummated with Merger Sub merging with and into Legacy SBC with Legacy SBC surviving the Merger as a wholly-owned subsidiary of Pono, and Pono then changed its name to SBC Medical Group Holdings Incorporated and on September 17, 2024, Legacy SBC changed its named to SBC Medical Group, Inc.

Effective September 17, 2024, Pono’s units ceased trading, and effective September 18, 2024, SBC’s common stock began trading on the Nasdaq Global Market under the symbol “SBC” and the public warrants began trading on the Nasdaq Capital Market under the symbol “SBCWW.”

As a result of the Closing of the Merger and the Business Combination, the business of SBC Medical Group, Inc., Legacy SBC, became the business of the Company.

i

PART III

Item 13. Certain Relationships and Related Transactions, and Director Independence.

Policies and Procedures for Related Person Transactions

Under Item 404 of SEC Regulation S-K, a related person transaction is any actual or proposed transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, including those involving indebtedness not in the ordinary course of business, to which we or our subsidiary were or are a party, or in which we or our subsidiary were or are a participant, in which the amount involved exceeded or exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years and in which any of our directors, nominees for director, executive officers, beneficial owners of more than 5% of any class of our voting securities (a “significant shareholder”), or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest.

We recognize that transactions between us and any of our directors or executives or with a third party in which one of our officers, directors or significant shareholders has an interest can present potential or actual conflicts of interest and create the appearance that our decisions are based on considerations other than the best interests of our Company and stockholders.

The Audit Committee of the Board of Directors is charged with responsibility for reviewing, approving and overseeing any transaction between the Company and any related person (as defined in Item 404 of Regulation S-K), including the propriety and ethical implications of any such transactions, as reported or disclosed to the Audit Committee, and to determine whether the terms of the transaction are not less favorable to us than could be obtained from an unaffiliated party.

Please also see the description of all the Related Party Transaction in Note 18 of this Annual Report on Form 10-K/A.

Related Party Transactions Prior to the Business Combination

Convertible Promissory Note

On May 18, 2023, Pono entered into a Convertible Promissory Note with the Company, pursuant to which the Company agreed to loan Pono an aggregate principal of $1,000,000 (the “Convertible Promissory Note”). The Convertible Promissory Note was non-interest bearing and was due and payable upon the earlier to occur of (i) the first business day following the consummation of the Company’s initial Business Combination and (ii) May 17, 2024, unless accelerated upon the occurrence of an event of default.

On February 27, 2024, Pono and the Company entered into an Amendment to the Note (the “Amended Note Purchase Agreement”), which increased the purchase price of the note from $1,000,000 to $2,700,000 and amended the maturity date to the earlier to occur of (i) the first business day following the consummation of the Company’s initial Business Combination and (ii) August 29, 2024, unless accelerated upon the occurrence of an event of default. In consideration for entering into the Amended Note, each of the parties to the Merger Agreement agreed to release each other party from any claims arising out of any termination of the Merger Agreement or failure to consummate the transactions contemplated thereby. The Convertible Promissory Note automatically converted into Class A Common Stock at one share for each $10 in outstanding principal amount at the Closing.

Non-redemption Agreement

On May 5, 2023, the Company held a special meeting of stockholders (the “Special Meeting”), and the chairman adjourned the Special Meeting to May 8, 2023. On May 8, 2023, the Company held the Special Meeting. During the Special Meeting, stockholders approved an amendment to the Company’s amended and restated certificate of incorporation (i) to extend the date by which the Company has to consummate a business combination from May 9, 2023 to February 9, 2024 for no additional amount to be paid by the Sponsor into the Trust Account, and (ii) to provide for the right of a holder of Class B common stock to convert such shares into shares of Class A common stock on a one -for-one basis prior to the closing of a business combination at the election of the holder. As approved by the stockholders of the Company, the Company filed an amendment to its Amended and Restated Certificate of Incorporation with the Delaware Secretary of State on May 8, 2023. The Company’s stockholders elected to redeem an aggregate of 9,577,250 shares of Class A common stock of the Company in connection with the Special Meeting. Following such redemptions, the amount of funds remaining in the trust account was approximately $20 million.

In connection with the Special Meeting, the Company and the Sponsor entered into non-redemption agreements with certain unaffiliated stockholders owning, in the aggregate, 998,682 shares of the Company’s Class A common stock, pursuant to which such stockholders agreed, among other things, not to redeem or exercise any right to redeem such public shares in connection with the Extension Amendment. On February 5, 2024, the Company’s stockholders approved a proposal to extend the date by which the Company had to consummate a business combination from February 9, 2024 to November 9, 2024.

The Company estimated the aggregate fair value of the 339,565 Sponsor Shares attributable to the Non-Redeeming Stockholders to be $709,691 or $ 2.09 per share. Each Non-Redeeming Stockholder acquired from the Sponsor an indirect economic interest in the Sponsor Shares. The excess of the fair value of the Sponsor Shares was determined to be an offering cost in accordance with Staff Accounting Bulletin Topic 5A. Accordingly, in substance, it was recognized by the Company as a capital contribution by the Sponsor to induce these holders of the Class A shares not to redeem, with a corresponding charge to additional paid -in capital to recognize the fair value of the shares transferred as an offering cost.

In February 2025, the Company issued 860,435 shares of common stock, with no proceeds, to Mehana Capital LLC as incentive shares pursuant to the Non-Redemption Agreements.

1

Related Party Transactions of Legacy SBC

SBC Medical Group Co., Ltd., a Japan corporation (“SBC Medical Sub”) is designated as a “medical service corporation” in Japan. In Japan, a medical service corporation is a legal entity that provides management service to “MCs”. The management services are conducted through FC contracts and service contracts between certain subsidiary of the Company (SBC Medical Sub) and the MCs that own all 241 of the treatment centers in Japan.

There are currently six MCs that the SBC Medical Sub has entered into franchisor-franchisee contracts and service contracts with, consisting of Medical Corporation Shobikai, Medical Corporation Kowakai, Medical Corporation Nasukai, Medical Corporation Aikeikai, Medical Corporation Jukeikai, and Medical Corporation Ritz Cosmetic Surgery (collectively, the “MCs”).

In addition to the six MCs, we have entered into service contracts with Medical Corporation Association Furinkai (the service contract regarding operation on November 22, 2023 and the service contract regarding management consulting on November 25, 2023 respectively) and Medical Corporation Association Junikai (the service contract regarding operation and the service contract regarding management consulting both on November 16, 2023). The scope of work (“SOW”) of the service contracts with these two MCs is limited to marketing, introduction of new treatment technologies and future business development while the SOW of the FC contracts with the six MCs are broad and define general rules in order to allow MCs to use the SBC brand name. Accordingly, the service contracts with these two MCs are different from the FC contracts with the six MCs and the clinics of these two MCs do not use the “Shonan Beauty Clinic” brand. Please see “— Material Contracts between SBC Medical Sub and MCs — Service Contracts” for more information regarding the service contracts with Medical Corporation Association Furinkai and Medical Corporation Association Junikai.

All of the MCs are deemed to be related parties of the Company since relatives of the CEO of the Company are the members (or shain) of general meetings of members of the MCs. The CEO of the Company was previously a member of the six franchisee MCs until he ceased being a member in July 2023. The Company, through SBC Medical Sub, owns equity “deposit” interests (or mochibun) of the six franchisee MCs. Although the Company, through SBC Medical Sub, has an equity “deposit” interest to the rights to receive a distribution of residual assets in proportion to the amount of contribution in certain circumstances as provided in the articles of incorporation of each of the six MCs, the Company or SBC Medical Sub does not have voting control over the corporate actions at general meetings of members (or shain) of the MCs per the requirements of the Japanese Medical Care Act and the MCs’ articles of incorporation.

Since September 2023, Legacy SBC started providing services to two additional medical corporations in Japan, namely, Medical Corporation Association Furinkai and Medical Corporation Association Junikai, which are considered as related parties of Legacy SBC as the relatives of the CEO of Legacy SBC being members of the two medical corporations.

In January 2024, Legacy SBC acquired 353,600 shares of common stock of Waqoo, accounts for less than 10% ownership, a related-party company listed on the Tokyo Stock Exchange, of which the CEO of Legacy SBC is a principal shareholder, with a fair value of $5,565,938 through a share exchange agreement.

The related parties that had material transactions for the years ended December 31, 2024 and 2023 consist of the following:

Name of Related Parties	Nature of Relationship as of December 31, 2024
Yoshiyuki Aikawa	Controlling shareholder, director and CEO of the Company
Yoshiko Aikawa	Representative director of subsidiaries of the Company
Mizuho Yamashita	Director of a subsidiary of the Company
Medical Corporation Shobikai	The relatives of the CEO of the Company being the Members of the MC
Medical Corporation Kowakai	The relatives of the CEO of the Company being the Members of the MC
Medical Corporation Nasukai	The relatives of the CEO of the Company being the Members of the MC
Medical Corporation Aikeikai	The relatives of the CEO of the Company being the Members of the MC
Medical Corporation Jukeikai	The relatives of the CEO of the Company being the Members of the MC
Medical Corporation Ritz Cosmetic Surgery	The relatives of the CEO of the Company being the Members of the MC
Medical Corporation Association Junikai	The relatives of the CEO of the Company being the Members of the MC
Medical Corporation Association Furinkai	The relatives of the CEO of the Company being the Members of the MC
Japan Medical & Beauty Inc.	Controlled by the CEO of the Company
SBC Inc., previously known as SBC China Inc.	Controlled by the CEO of the Company
Hariver Inc.	Controlled by the CEO of the Company
General Incorporated Association SBC	The CEO of the Company being the Member of General Incorporated Association SBC
Public Interest Foundation SBC Medical Promotion	The relative of CEO of the Company being a Member of Public Interest Foundation SBC
Foundation	Medical Promotion Foundation
AI Med Inc.	The CEO of the Company is a principal shareholder of AI Med Inc.
Amulet Inc.	Controlled by Mizuho Yamashita, a director of a subsidiary of the Company
SBC Irvine MC	Significantly influenced by the Company
SBC Tokyo Medical University, previously known as	The CEO of the Company is the chairman of SBC Tokyo Medical University
Ryotokuji University
SBC Shonan Osteopathic Clinic Inc.	The CEO of the Company is a principal shareholder of SBC Shonan Osteopathic Clinic Inc.
Waqoo Inc.	The CEO of the Company is a principal shareholder of Waqoo Inc.
General Incorporated Association Taiseikai	The relatives of CEO of the Company being the Members of General Incorporated Association Taiseikai
Skynet Academy Co., Ltd.*	Controlled by the CEO of the Company
Kijimadairakanko Inc.*	Controlled by the CEO of the Company

* Former subsidiaries of the Company that were disposed of to companies controlled by the CEO of the Company on December 23, 2024.

2

During the twelve months ended December 31, 2024 and 2023, the transactions with related parties are as follows:

	For the Twelve Months Ended December 31,
	2024	2023

Medical Corporation Shobikai	$53,862,520	$56,554,316
Medical Corporation Kowakai	46,756,189	45,115,149
Medical Corporation Nasukai	46,355,437	45,893,461
Medical Corporation Aikeikai	17,997,072	21,521,302
Medical Corporation Jukeikai	5,666,907	4,518,846
Medical Corporation Ritz Cosmetic Surgery	7,435,446	2,603,405
Japan Medical & Beauty Inc.	39,620	488,023
Hariver Inc.	19,810	21,740
SBC Inc., previously known as SBC China Inc.	2,512	467
Public Interest Foundation SBC Medical Promotion Foundation	107	387
General Incorporated Association SBC	801	569
SBC Tokyo Medical University, previously known as Ryotokuji University	45,286	231,191
Yoshiyuki Aikawa	98,445	67,516
Mizuho Yamashita	—	19,214
Amulet Inc.	—	3,587
AI Med Inc.	787	556,397
SBC Irvine MC	1,204,107	1,298,539
Medical Corporation Association Furinkai	11,708,183	2,923,608
Medical Corporation Association Junikai	3,923,228	851,105
General Incorporated Association Taiseikai	692	—
SBC Shonan Osteopathic Clinic Co., Ltd.	56,740	69,227
Total	$195,173,889	$182,738,049

As of December 31, 2024 and December 31, 2023, the balances with related parties are as follows:

Accounts receivable	December 31, 2024	December 31, 2023

Medical Corporation Shobikai	$5,091,430	$9,251,427
Medical Corporation Nasukai	8,552,722	8,447,448
Medical Corporation Kowakai	7,742,251	7,841,059
Medical Corporation Aikeikai	3,071,378	4,661,649
Medical Corporation Jukeikai	993,944	1,358,213
Medical Corporation Association Furinkai	1,263,602	1,039,074
Medical Corporation Ritz Cosmetic Surgery	817,283	520,891
Medical Corporation Association Junikai	283,298	348,187
Japan Medical & Beauty Inc.	—	139,767
SBC Tokyo Medical University, previously known as Ryotokuji University	536	66,546
AI Med Inc.	33	2,329
SBC Inc., previously known as SBC China Inc.	137	45
Public Interest Foundation SBC Medical Promotion Foundation	36	37
SBC Shonan Osteopathic Clinic Co., Ltd.	4	—
SBC Irvine MC	693,850	—
Kijimadairakanko Inc.	336,176	—

Total	$28,846,680	$33,676,672

	December 31,	December 31,
Finance lease receivables	2024	2023
Medical Corporation Shobikai	$1,877,291	$2,568,709
Medical Corporation Kowakai	2,490,705	2,779,347
Medical Corporation Nasukai	3,872,683	2,019,117
Medical Corporation Aikeikai	1,047,821	1,782,124
Medical Corporation Ritz Cosmetic Surgery	2,479,771	79,439
Medical Corporation Jukeikai	500,244	335,317
Medical Corporation Association Furinkai	1,891,412	—
Medical Corporation Association Junikai	197,452	—

SBC Shonan Osteopathic Clinic Co., Ltd.	$32,788	$
Total	$14,390,16	$9,564,053

Less: current portion	$(5,992,585)	$(6,143,564)
Non-current portion	$8,397,582	$3,420,489

Due from related party, net	December 31, 2024	December 31, 2023
SBC Irvine MC	$2,836,013	$3,238,209
Less: allowance for credit loss	(2,836,013)	(3,238,209)
Total	$—	$—

3

Long-term investments in MCs - related parties	December 31, 2024	December 31, 2023
Medical Corporation Shobikai	$6,378	$7,090
Medical Corporation Kowakai	6,378	7,090
Medical Corporation Nasukai	6,378	7,090
Medical Corporation Aikeikai	6,378	7,090
Medical Corporation Jukeikai	6,859,913	7,626,184
Medical Corporation Ritz Cosmetic Surgery	10,935,485	12,157,011
Total	$17,820,910	$19,811,555

	December 31,	December 31,
Accounts payable	2024	2023

Japan Medical & Beauty Inc.	$659,044	$—
Total	$659,044	$—

	December 31, 2024	December 31, 2023
Advances from customers
Medical Corporation Shobikai	$5,076,300	$13,438,645

Medical Corporation Kowakai	1,801,034	4,237,765
Medical Corporation Nasukai	1,745,069	4,117,597
Medical Corporation Aikeikai	379,931	1,168,947
Medical Corporation Jukeikai	140,170	85,044
Medical Corporation Ritz Cosmetic Surgery	45,701	10,177
SBC Shonan Osteopathic Clinic Co., Ltd.	16,395	—
Medical Corporation Association Furinkai	940,007	—
Medical Corporation Association Junikai	1,594,926	—
Total	$11,739,533	$23,058,175

	December 31,	December 31,
Notes payable – related parties	2024	2023
Medical Corporation Shobikai	$4,653	$5,264,101
Medical Corporation Kowakai	14,672	3,855,650
Medical Corporation Nasukai	8,827	4,099,032
Medical Corporation Aikeikai	2,236	1,561,642
Medical Corporation Jukeikai	—	268,552
Medical Corporation Ritz Cosmetic Surgery	1,201	268,445
Total	$31,589	$15,317,422
Less: current portion	(26,255)	(3,369,203)
Non-current portion	$5,334	$11,948,219

Due to related party	December 31, 2024	December 31, 2023
Yoshiyuki Aikawa	$2,823,590	$3,583,523
Total	$2,823,590	$3,583,523

	December 31,	December 31,
Allowance for credit loss movement	2024	2023
Beginning balance	$3,238,209	$2,867,455
Provision for credit loss	622,804	370,754
Reversal of credit loss	(1,025,000)	—
Ending balance	$2,836,013	$3,238,209

4

	December 31,	December 31,
Other income	2024	2023
Medical Corporation Shobikai	$999,350	$—
Medical Corporation Kowakai	568,092	—
Medical Corporation Nasukai	764,809	—
Medical Corporation Aikeikai	316,352	—
Medical Corporation Jukeikai	24,474	—
Total	$2,673,077	$—

The balances of due to and due from related parties represent the outstanding loans to and from related parties, respectively, as of December 31, 2024 and December 31, 2023. These loans are non-secured, interest-free and due on demand.

In February 2023, the Company paid off the retirement compensation expense accrued to Yoshiko Aikawa.

During the years ended December 31, 2024 and 2023, the Company purchased medical equipment and cosmetics of $8,472,202 and $2,842,588, respectively, from Japan Medical & Beauty Inc., which was recognized and included in the cost of revenues.

Related Party Transactions After the Business Combination

Employment Agreements

Please see the description of the employment agreements between the Company and its executive officers contained in Item 12 of this Annual Report on Form 10-K/A.

Indemnification Agreements

On September 17, 2024, the Company entered into indemnification agreements with each of its directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements will require the Company, among other things, to indemnify its directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Disposal of Kijimadairakanko Inc. (“Kijima”) and Skynet Academy Co., Ltd. (“Skynet”)

On December 17, 2024, SBC Medical Sub entered into definitive agreements to sell and transfer all of the shares in its subsidiaries, Kijima and Skynet, to entities owned by Yoshiyuki Aikawa, CEO of the Company, for cash. SBC Medical Sub pursued the transactions to concentrate business and management resources on its main medical business. The disposal of Kijima and Skynet did not constitute a strategic shift that would have a major effect on the SBC Medical Sub’s operations and financial results. The transactions closed on December 23, 2024, subject to customary closing conditions. SBC Medical Sub received total cash consideration of one Japanese Yen ($0) for Kijima and $446,460 for Skynet. In accounting for the disposals, operating results of Kijima and Skynet are included in the Company’s consolidated financial statements up to the disposal date. The difference between (i) the fair value of the net assets disposed and (ii) the consideration received was recognized as an adjustment to Additional Paid-in Capital (“APIC”). No retrospective adjustments have been made to prior-period consolidated financial statements. Following the completion of these transactions, Kijima and Skynet ceased to be subsidiaries of the Company after December 23, 2024. Their financial results are therefore excluded from the Company’s consolidated financial statements for periods subsequent to the disposal date.

5

Material Contracts between SBC Medical Sub and MCs

SBC Medical Sub has entered into a Partner Doctor Independence Support Program Agreement, an SBC Operating Agreement and Service Contracts with each of the MCs.

Partner Doctor Independence Support Program Agreement

SBC Medical Sub has entered into a Partner Doctor Independence Support Program Agreement (the “PDISPA”) with each of the MCs. The term of the PDISPA is for a period of 5 years from September 1, 2021, to August 31, 2026. The PDISPA will be renewed under the same terms for successive one-year periods upon conclusion of the initial term unless either party requests in writing to terminate the PDISPA 6 months prior to the expiration date of the PDISPA. Pursuant to the PDISPA, the Company agreed to provide the use of the name of the “Shonan Beauty Clinic” and the “SBC Medical Group” (Medical Corporation Shobikai, Medical Corporation Kowakai, Medical Corporation and Nasukai, Medical Corporation which together are referred to as the “SBC Medical”) to the MCs for the purpose of operating clinics. The Company also granted to the MCs the right to use the name “SBC Medical Group,” the know-how of clinic operation, trademark, trade name, and the right to provide the treatment designated by the Company, and the right to conduct business activities as a partner of the SBC Medical Group under a unified image.

SBC’s Operating Agreement

The Company previously entered into an SBC Operating Agreement (the “SBCOA”) with each of the MCs. The original term of the SBCOA was from April 1, 2023, to March 31, 2025. Pursuant to the SBCOA the Company agreed to provide the MCs with the following consulting services related to: (i) marketing related services for developing new clients, (ii) aiming to ensure stable performance and increase customer satisfaction through the creation of repeat customers, (iii) the establishment and operation of a system seeking to ensure medical safety (iv) securing attorneys and medical institutions to transport in the event of claims or medical accidents, (v) measures to improve employee satisfaction, and design of organizational chart and personnel evaluation system (vi) the selection of medical equipment and materials, (vii) the acquisition of properties for new medical facilities (trade area survey, area selection, lease agreement signing, etc.), (viii) various types of general skills training for healthcare facility employees, (ix) specialized and advanced skills training in leadership, motivation, communication, etc., for chiefs, leaders, and other employees with subordinates, (x) development of new type of medical facilities, (xi) development of new treatment methods, (xii) hiring employees with national certifications, professional skills, and interpersonal skills, such as doctors, nurses, and reception counselors, (xiii) performance management, business analysis, and management decision making utilizing financial statements such as income statements, cash flow statements, and balance sheets, (xiv) use of the likeness of the Company’s officers or employees on websites, commercials, and other advertising media and (xv) efficient operation methods that allow for more customer service during the same clinic hours.

Under the SBCOA before the renewal, in exchange for the foregoing services, each of the MCs were to pay the Company 3,000,000 yen per month (excluding consumption tax) for each medical facility where a MC provides medical services to its clients.

In light of the current challenging competitive environment, we are pursuing a long-term growth strategy aimed at expanding and stabilizing our business foundation by creating an environment that can better facilitate the establishment of new clinics by MCs. In line with this objective, we have decided to amend and renew the SBCOA with each MC, effective from April 1, 2025. Under the amended and renewed SBCOA, the term is from April 1, 2025 to March 31, 2026, and the term will be renewed automatically for 1 year unless either party notifies the termination at the end of the term.

The main revisions include:

1.	Revised Fee Structure

●	First-Year Fee Reduction for Newly Opened Clinics: Fees will be reduced during the first year of operation for newly established clinics, significantly reducing initial cost burdens at a stage when clinics have yet to fully establish their customer base.

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●	Fees Based on Service Utilization from the Second Year Onward: Starting from the second year of operation, fees will be calculated based on the scale of services utilized and the operational size of each clinic.

2.	Changes to Provided Consulting Services Following the revision, consulting services provided by the Company to MCs will include:

●	Management consulting for medical corporations and facilities

●	Human resources and labor management services

●	Recruitment-related services

●	General administrative services

●	Information system management services

●	Customer relations services

●	Accounting, finance, and taxation services

●	Legal services

●	Clinic establishment and facilities management services

●	Infrastructure introduction, improvement, and operational support services related to insurance-covered medical treatments

Service Contracts

We entered into service contracts with Medical Corporation Association Furinkai (the service contract regarding operation on November 22, 2023 and the service contract regarding management consulting on November 25, 2023 respectively) and Medical Corporation Association Junikai (the service contract regarding operation and the service contract regarding management consulting both on November 16, 2023). The scope of work (“SOW”) of the service contracts with these two MCs is limited to marketing, introduction of new treatment technologies and future business development while the SOW of the FC contracts with the six MCs are broad and define general rules in order to allow MCs to use the SBC brand name. Accordingly, the service contracts with these two MCs are different from the FC contracts with the six MCs and the clinics of these two MCs do not use the “Shonan Beauty Clinic” brand.

Business Consignment Agreement for Management Consulting Services to Medical Corporation Association Furinkai

The material terms of our business consignment agreement for management consulting services to Medical Corporation Association Furinkai are as follows:

●	Signing Date:

○	November 22, 2023

●	Consulting Services by the Company to Medical Corporation Association Furinkai

○	consulting on the use of business systems used in medical facilities

○	consulting on the development of new treatments and manuals

○	consulting for repeat customer acquisition measures related to cosmetic dermatology

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○ consulting on the efficient operation with more customer service during the same clinic hours related to cosmetic dermatology consulting

○ consulting for building management strategies related to cosmetic dermatology treatment

● Effective Period

○ September 1, 2024 until August 31, 2027

○ if neither party expresses an intention not to renew the agreement before the expiration of the effective period, the agreement shall be renewed for another two (2) years under the same terms and conditions

● Termination Provisions & Penalties

○ Either party may terminate this agreement by notifying the other party at least six months prior to the scheduled termination date.

● Fees Payable Under the Agreement

○ JPY60,000,000 per month (excluding consumption tax).

Business Consignment Agreement for Operational Support to Medical Corporation Association Furinkai

The material terms of our business consignment agreement for operational support services to Medical Corporation Association Furinkai are as follows:

● Signing Date

○ November 22, 2023

● Consulting Services by the Company to Medical Corporation Association Furinkai

○ secure stable business performance and increase customer satisfaction through creation of repeat customers related to cosmetic dermatology

○ selection of medical devices and medical materials for cosmetic dermatology

○ establishment and operation of a system to ensure the safety of cosmetic dermatology treatment

○ general skills training associated with cosmetic dermatology treatment for medical facility employees

○ efficient operation methods that enable more customers to be served during the same clinic hours related to cosmetic dermatology

○ planning management strategies related to cosmetic dermatology treatment

○ development of new treatment methods, formulation of manuals, and support for implementation

○ support and management of business system implementation

○ design and implementation support, operation and maintenance of servers, networks and IT infrastructure

●	Effective Period

○	September 1, 2023 until August 31, 2027

8

○	if neither party expresses an intention not to renew the agreement before the expiration of the effective period, the agreement shall be renewed for another two (2) years under the same terms and conditions

●	Termination Provisions & Penalties

○	Either party may terminate this agreement by notifying the other party at least six months prior to the scheduled termination date.

●	Fees Payable Under the Agreement

○	JPY1,700,000 per month for each medical facility (excluding consumption tax).

Business Consignment Agreement for Management Consulting Services to Medical Corporation Association Junikai

The material terms of our business consignment agreement for management consulting services to Medical Corporation Association Junikai are as follows:

● Signing Date

○ November 16, 2023

● Consulting Services by the Company to Medical Corporation Association Junikai

○ consulting on the use of business systems used in medical facilities

○ consulting on the development of new treatments and manuals

○ consulting for repeat customer acquisition measures related to cosmetic dermatology

○ consulting on the efficient operation with more customer service during the same clinic hours related to cosmetic dermatology consulting

○ consulting for building management strategies related to cosmetic dermatology treatment

● Effective Period

○ September 1, 2024 until August 31, 2026

○ if neither party expresses an intention not to renew the agreement before the expiration of the effective period, the agreement shall be renewed for another two (2) years under the same terms and conditions

● Termination Provisions & Penalties

○ Either party may terminate this agreement by notifying the other party at least six months prior to the scheduled termination date.

● Fees Payable Under the Agreement

○ JPY10,000,000 per month (excluding consumption tax).

The material terms of our business consignment agreement for operational support services to Medical Corporation Association Junikai are as follows:

●	Signing Date

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○	November 16, 2023

●	Consulting Services by the Company to Medical Corporation Association Junikai

○	secure stable business performance and increase customer satisfaction through creation of repeat customers related to cosmetic dermatology

○	selection of medical devices and medical materials for cosmetic dermatology

○	establishment and operation of a system to ensure the safety of cosmetic dermatology treatment

○	general skills training associated with cosmetic dermatology treatment for medical facility employees

○	efficient operation methods that enable more customers to be served during the same clinic hours related to cosmetic dermatology

○	planning management strategies related to cosmetic dermatology treatment

○	development of new treatment methods, formulation of manuals, and support for implementation

○	support and management of business system implementation

○	design and implementation support, operation and maintenance of servers, networks and IT infrastructure

○	support and advisory services for the use of marketing analysis tools, etc.

●	Effective Period

○	September 1, 2023 until August 31, 2027

○	if neither party expresses an intention not to renew the agreement before the expiration of the effective period, the agreement shall be renewed for another two (2) years under the same terms and conditions

●	Termination Provisions & Penalties

○	Either party may terminate this agreement by notifying the other party at least six months prior to the scheduled termination date.

●	Fees Payable Under the Agreement

○ JPY800,000 per month for each medical facility (excluding consumption tax).

Director Independence

Our Board of Directors has reviewed the composition of our Board of Directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our Board of Directors has determined that each of our directors, with the exception of Dr. Aikawa and Mr. Yoshida, is an “independent director” as defined under Rule 5606(a)(2) of the Nasdaq Listing Rules. Our Board of Directors determined that each of Ken Edahiro, Mike Sayama, and Fumitoshi Fujiwara satisfy the applicable independence standards established by the SEC and the Nasdaq Listing Rules. In making such determinations, our Board of Directors considered the relationships that each non-employee director has with our Company and all other facts and circumstances our Board of Directors deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director.

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PART IV

Item 15. Exhibits and Financial Statement Schedules

a)	Financial Statements and Schedules: The required information is set forth in “Part II, Item 8 - Financial Statements and Supplementary Data” in this Annual Report.

b)	Exhibits: The following exhibits are filed or furnished as an exhibit to this Annual Report on Form 10-K.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated January 31, 2023, by and among Pono Capital Two, Inc., Pono Two Merger Sub, Inc., SBC Medical Group Holdings Incorporated, Mehana Capital LLC in its capacity as the representative of the stockholders of Pono Capital Two, Inc., and Yoshiyuki Aikawa in his personal capacity and his capacity as the representative of the stockholders of SBC Medical Group Holdings Incorporated (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Pono Capital Two, Inc. with the SEC on February 2, 2023).
2.2	First Amendment to the Agreement and Plan of Merger, dated April 26, 2023, by and among Pono Capital Two, Inc., Pono Two Merger Sub, Inc., SBC Medical Group Holdings Incorporated, Mehana Capital LLC in its capacity as the representative of the stockholders of Pono Capital Two, Inc., and Yoshiyuki Aikawa in his personal capacity and his capacity as the representative of the stockholders of SBC Medical Group Holdings Incorporated (incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K filed by Pono Capital Two, Inc. with the SEC on May 1, 2023).
2.3	Second Amendment to the Agreement and Plan of Merger, dated May 30, 2023, by and among Pono Capital Two, Inc., Pono Two Merger Sub, Inc., SBC Medical Group Holdings Incorporated, Mehana Capital LLC in its capacity as the representative of the stockholders of Pono Capital, Two Inc., and Yoshiyuki Aikawa in his personal capacity and his capacity as the representative of the stockholders of SBC Medical Group Holdings Incorporated (incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K filed by Pono Capital Two, Inc. with the SEC on June 2, 2023).
2.4	Third Amendment to the Agreement and Plan of Merger, dated June 15, 2023, by and among Pono Capital Two, Inc., Pono Two Merger Sub, Inc., SBC Medical Group Holdings Incorporated, Mehana Capital LLC in its capacity as the representative of the stockholders of Pono Capital Two Inc., and Yoshiyuki Aikawa in his personal capacity and his capacity as the representative of the stockholders of SBC Medical Group Holdings Incorporated (incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K filed by Pono Capital Two, Inc. with the SEC on June 16, 2023).
2.5	Amended and Restated Agreement and Plan of Merger, dated June 21, 2023, by and among Pono Capital Two, Inc., Pono Two Merger Sub, Inc., SBC Medical Group Holdings Incorporated, Mehana Capital LLC in its capacity as the representative of the stockholders of Pono Capital Two, Inc., and Yoshiyuki Aikawa in his personal capacity and his capacity as the representative of the stockholders of SBC Medical Group Holdings Incorporated (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Pono Capital Two, Inc. with the SEC on June 22, 2023).
2.6	First Amendment to the Amended and Restated Agreement and Plan of Merger, dated September 8, 2023, by and among Pono Capital Two, Inc., Pono Two Merger Sub, Inc., SBC Medical Group Medical Holdings Incorporated, Mehana Capital LLC in its capacity as the representative of the stockholders of Pono Capital Two, Inc., and Yoshiyuki Aikawa in his personal capacity and his capacity as the representative of the stockholders of SBC (incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K filed by Pono Capital Two, Inc. with the SEC on September 11, 2023).
2.7	Second Amendment to the Amended and Restated Agreement and Plan of Merger, dated October 26, 2023, by and among Pono Capital Two Inc., Pono Two Merger Sub, Inc., SBC Medical Group Holdings Incorporated, Mehana Capital LLC in its capacity as the representative of the stockholders of Pono Capital Two Inc., and Yoshiyuki Aikawa in his personal capacity and his capacity as the representative of the stockholders of SBC Medical Group Holdings Incorporated (incorporated by reference to Exhibit 2.2 to Form 8-K filed by Pono Capital Corp. with the SEC on October 26, 2023).
2.8	Third Amendment to the Amended and Restated Agreement and Plan of Merger, dated December 28, 2023, by and among Pono Capital Two, Inc., Pono Two Merger Sub, Inc., SBC Medical Group Holdings Incorporated, Mehana Capital LLC in its capacity as the representative of the stockholders of Pono Capital Two, Inc., and Yoshiyuki Aikawa in his personal capacity and his capacity as the representative of the stockholders of SBC Medical Group Holdings Incorporated (incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K filed by Pono Capital Two, Inc. with the SEC on December 29, 2023).

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2.9	Fourth Amendment to the Amended and Restated Agreement and Plan of Merger, dated April 22, 2024, by and among Pono Capital, Two Inc., Pono Two Merger Sub, Inc., SBC Medical Group Holdings Incorporated Mehana Capital LLC in its capacity as the representative of the stockholders of Pono Capital, Two Inc., and Yoshiyuki Aikawa in his personal capacity and his capacity as the representative of the stockholders of SBC Medical Group Holdings Incorporated (incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K filed by Pono Capital Two, Inc. with the SEC on April 23, 2024).
3.1	Fourth Amended and Restated Certificate of Incorporation of SBC Medical Group Holdings Incorporated (incorporate by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by SBC Medical Group Holdings Incorporated on September 20, 2024) .
3.2	Amended and Restated Bylaws of SBC Medical Group Holdings Incorporated (incorporate by reference to Exhibit 3.2 to the Current Report on Form 8-K filed by SBC Medical Group Holdings Incorporated on September 20, 2024).
4.1	Warrant Agreement, dated August 4, 2022, by and between Pono Capital Two, Inc. and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by Pono Capital Two, Inc. with the SEC on August 9, 2022).
4.2	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 to the Amendment No. 1 to the Registration Statement on Form S-1, filed by Pono Capital Two, Inc. on July 22, 2022).
4.3	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Amendment No. 1 to the Registration Statement on Form S-1, filed by Pono Capital Two, Inc. on July 22, 2022).
4.4	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.4 to the Amendment No. 1 to the Registration Statement on Form S-1, filed by Pono Capital Two, Inc. on July 22, 2022).
10.1+	Form of SBC Medical Group Holdings Incorporated Equity Incentive Plan (incorporated by reference to Annex C to the Definitive Proxy Statement filed by Pono Capital Two Corp. with the SEC on August 12, 2024).
10.2	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by SBC Medical Group Holdings Incorporated on September 20, 2024).
10.3	Form of Registration Rights Agreement by certain SBC Medical Group Holdings Incorporated equity holders (incorporated by reference to Exhibit E to Annex A to the Definitive Proxy Statement filed by Pono Capital Two Corp. with the SEC on August 12, 2024).
10.4	Form of Lock-Up Agreement by certain SBC Medical Group Holdings Incorporated equity holders (incorporated by reference to Exhibit C to Annex A to the Definitive Proxy Statement filed by Pono Capital Two Corp. with the SEC on August 12, 2024).
10.5	Letter Agreement, dated August 4, 2022, by and among Pono Capital Two Inc., its officers, directors, and Mehana Capital LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Pono Capital Two, Inc. with the SEC on August 9, 2022).
10.6	Purchaser Support Agreement, dated January 31, 2023 (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed by Pono Capital Two, Inc. with the SEC on February 2, 2023).
10.7	Voting Agreement, dated January 31, 2023 (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed by Pono Capital Two, Inc. with the SEC on February 2, 2023).
10.8+	Executive Employment Agreement between SBC Medical Group Holdings and Yoshiyuki Aikawa, dated September 17, 2024 (incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed by SBC Medical Group Holdings Incorporated on September 20, 2024).
10.9+ *	Amended and Restated Executive Employment Agreement between SBC Medical Group Holdings and Yuya Yoshida, dated as of April 28, 2025.
10.10+	Executive Employment Agreement between SBC Medical Group Holdings and Ryoji Murata, dated September 17, 2024 (incorporated by reference to Exhibit 10.10 to the Current Report on Form 8-K filed by SBC Medical Group Holdings Incorporated on September 20, 2024).

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10.11+	Executive Employment Agreement between SBC Medical Group Holdings and Akira Komatsu, dated September 17, 2024 (incorporated by reference to Exhibit 10.11 to the Current Report on Form 8-K filed by SBC Medical Group Holdings Incorporated on September 20, 2024).
10.12	Form of Non-Competition and Non-Solicitation Agreement (incorporated by reference to Exhibit D to Annex A to the Definitive Proxy Statement filed by Pono Capital Two, Inc. with the SEC on August 12, 2024).
10.13+ *	Executive Employment Agreement between SBC Medical Group Holdings and Miki (Shimizu) Yamazaki, dated as of April 28, 2025.
19.1	Insider Trading Policy (incorporated by reference to Exhibit 19.1 to the Annual Report on Form 10-K filed by SBC Medical Group Holdings, Inc. with the SEC on March 28, 2025).
21.1	List of Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 to the Annual Report on Form 10-K filed by SBC Medical Group Holdings, Inc. with the SEC on March 28, 2025).
24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Annual Report on Form 10-K filed by SBC Medical Group Holdings, Inc. with the SEC on March 28, 2025).
31.1*	Certification of the Principal Executive Officer pursuant to Rule 13a-14(a) and Rule 15d-14(a) under the Securities Exchange Act of 1934, as amended, as adopted pursuant to Section 302 of the Sarbanes Oxley Act of 2002.
31.2*	Certification of the Principal Financial Officer pursuant to Rule 13a-14(a) and Rule 15d-14(a) under the Securities Exchange Act of 1934, as amended, as adopted pursuant to Section 302 of the Sarbanes Oxley Act of 2002.
32.1**	Certification of the Principal Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002 (incorporated by reference to Exhibit 32.1 to the Annual Report on Form 10-K filed by SBC Medical Group Holdings, Inc. with the SEC on March 28, 2025).
32.2**	Certification of the Principal Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002 (incorporated by reference to Exhibit 32.2 to the Annual Report on Form 10-K filed by SBC Medical Group Holdings, Inc. with the SEC on March 28, 2025).
97.1	Clawback Policy (incorporated by reference to Exhibit 97.1 to the Annual Report on Form 10-K filed by SBC Medical Group Holdings, Inc. with the SEC on March 28, 2025).
101.INS	Inline XBRL Instance Document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

*	Filed herewith
**	Furnished herewith
+	Indicates a management or compensatory plan
†	Schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby agrees to furnish a copy of any omitted schedules to the SEC upon request.

Item 16.	Form 10-K Summary

None.

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SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 2 to the Annual Report on Form 10-K to be signed on its behalf by the undersigned, thereunto duly authorized.

SBC Medical Group Holdings Incorporated

Dated: May 9, 2025		/s/ Yoshiyuki Aikawa
	Name:	Yoshiyuki Aikawa
	Title:	Director, Chairman and Chief Executive Officer

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-K/A

Amendment No. 1

(Mark One)

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2024

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 FOR THE TRANSITION PERIOD FROM TO

Commission File Number 001-41462

SBC Medical Group Holdings Incorporated

(Exact name of registrant as specified in its charter)

Delaware	88-1192288
(State or other jurisdiction of incorporation or organization) 200 Spectrum Center Dr. STE 300	(I.R.S. Employer Identification No.)

Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 949-593-0250

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SBC	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	SBCWW	The Nasdaq Stock Market LLC

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes ☐ No ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or 15(d) of the Act. Yes ☐ No ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant has filed a report on and attestation to its management’s assessment of the effectiveness of its internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act (15 U.S.C. 7262(b)) by the registered public accounting firm that prepared or issued its audit report. ☐

If securities are registered pursuant to Section 12(b) of the Act, indicate by check mark whether the financial statements of the registrant included in the filing reflect the correction of an error to previously issued financial statements. ☐

Indicate by check mark whether any of those error corrections are restatements that required a recovery analysis of incentive-based compensation received by any of the registrant’s executive officers during the relevant recovery period pursuant to §240.10D-1(b). ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

The aggregate market value of the voting and non-voting common equity held by non-affiliates of the registrant as of June 28, 2024, the last business day of the Registrant’s most recently completed second fiscal quarter, was approximately $21,257,087, calculated by using the closing price of the Registrant’s Common Stock on such date on the Nasdaq Stock Market LLC of $13.07.

The number of shares of the registrant’s Common Stock outstanding as of April 15, 2025 was 103,611,251, after deducting 270,000 shares of treasury stock.

DOCUMENTS INCORPORATED BY REFERENCE

None

Explanatory Notes

SBC Medical Group Holdings, Inc. (the “Company,” “SBC Medical,” “we,” “us” and “our”) is filing this Amendment No. 1 on Form 10-K/A (this “Form 10-K/A”) to amend the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “2024 10-K”), which was originally filed with the Securities and Exchange Commission (the “SEC”) on March 28, 2025, to include the information required by Items 10 through 14 of Part III of the 2024 10-K. This information was previously omitted from the 2024 10-K in reliance on General Instruction G(3) to Form 10-K, which permits the information in the above referenced items to be incorporated in the Form 10-K by reference from the Company’s definitive proxy statement if such statement is filed no later than 120 days after the Company’s fiscal year-end. This Form 10-K/A amends and restates in its entirety Items 10, 11, 12, 13 and 14 of Part III of the 2024 10-K. The cover page of the 2024 10-K is also amended to (i) update the number of outstanding shares of common stock as of April 15, 2025, and (ii) delete the reference to the incorporation by reference of the Company’s definitive proxy statement or amendment to the 2024 10-K. This Form 10-K/A also amends Item 9B (“Other Information”) to include information regarding a new executive employment agreement.

Pursuant to Rule 12b-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), this Form 10-K/A amends Item 15 of Part IV of the 2024 10-K solely to update the exhibit list to include new certifications by our principal executive officer and principal financial officer under Section 302 of the Sarbanes-Oxley Act of 2002. Because no financial statements have been included in this Form 10-K/A and this Form 10-K/A does not contain or amend any disclosure with respect to Items 307 and 308 of Regulation S-K, paragraphs 3, 4 and 5 of these certifications have been omitted. Similarly, because no financial statements have been included in this Form 10-K/A, certifications pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 have been omitted.

Except as described above, no other changes have been made to the 2024 10-K, and this Form 10-K/A does not modify, amend or update in any way any of the financial or other information contained in the 2024 10-K. This Form 10-K/A does not reflect events occurring after the date of the filing of the 2024 10-K, nor does it amend, modify or otherwise update any other information in the 2024 10-K. Accordingly, this Form 10-K/A should be read in conjunction with the 2024 10-K and with the Company’s filings with the SEC subsequent to the filing of the 2024 10-K.

We were originally incorporated in Delaware on February 12, 2021 under the name “Pono Capital Two, Inc.,” referred to herein as “Pono,” as a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

On August 9, 2022, Pono consummated its IPO of 11,500,000 units (the “Units” and, with respect to the Class A common stock included in the Units being offered, the “Public Shares” and with respect to the warrants included in the Units, the “Public Warrants”) (the “Pono IPO”).

Simultaneously with the consummation of the closing of the Pono IPO, Pono consummated the private placement of an aggregate of 634,375 units (the “Placement Units”) at a price of $10.00 per Placement Unit in a private placement to the Sponsor (the “Private Placement”).

On September 26, 2022, the Class A common stock and Public Warrant included in the Units began separate trading on The Nasdaq Global Market under the symbols “PTWO” and “PTWOW,” respectively.

On January 21, 2023, Pono entered into an Agreement and Plan of Merger (as subsequently amended from time to time, the “Merger Agreement”) with Pono Two Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and then a wholly-owned subsidiary of Pono, SBC Medical Group, Inc., then named SBC Medical Group Holdings Incorporated, a Delaware corporation (“Legacy SBC”), Mehana Capital LLC, a Delaware limited liability company (“Sponsor” or “Purchaser Representative”) in its capacity as the representative of the stockholders of Pono, and Dr. Yoshiyuki Aikawa in his personal capacity and his capacity as the representative of the stockholders of Legacy SBC (“Seller Representative”).

On September 17, 2024, the closing (the “Closing”) of the merger (the “Merger”) and other transactions contemplated thereby (collectively, the “Business Combination”) took place and the Merger was consummated with Merger Sub merging with and into Legacy SBC with Legacy SBC surviving the Merger as a wholly-owned subsidiary of Pono, and Pono then changed its name to SBC Medical Group Holdings Incorporated and on September 17, 2024, Legacy SBC changed its named to SBC Medical Group, Inc.

Effective September 17, 2024, Pono’s units ceased trading, and effective September 18, 2024, SBC’s common stock began trading on the Nasdaq Global Market under the symbol “SBC” and the public warrants began trading on the Nasdaq Capital Market under the symbol “SBCWW.”

As a result of the Closing of the Merger and the Business Combination, the business of SBC Medical Group, Inc., Legacy SBC, became the business of the Company.

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PARTS II and III

Item 9B. Other Information

On April 28, 2025, the Company entered into an Executive Employment Agreement with Miki (Shimizu) Yamazaki, pursuant to which Ms. Yamazaki will serve as the Company’s Chief Strategy Officer. Further information about Ms. Yamazaki, and about the Executive Employment Agreement, is set forth in Item 10 and Item 12 of this Annual Report on Form 10-K/A.

Item 10. Directors, Executive Officers and Corporate Governance.

Our directors hold office until his or her term expires at the next annual meeting of stockholders for such director’s class or until his or her death, resignation, removal or the earlier termination of his or her term of office. Biographical information concerning our directors and executive officers is set forth below.

Our Certificate of Incorporation provides that our business is to be managed by or under the direction of our board of directors. Our board of directors is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term. Our board of directors currently consists of five members, classified into three classes as follows: Class I — Ken Edahiro and Mike Sayama, to hold office until the fiscal 2024 annual meeting of stockholders; Class II — Fumitoshi Fujiwara and Yuya Yoshida, to hold office until the fiscal 2025 annual meeting of stockholders; and Class III — Yoshiyuki Aikawa, to hold office until the fiscal 2026 annual meeting of stockholders.

Set forth below are the names of our directors, their ages, their offices in the Company, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years as of April 30, 2025.

Name	Age	Position(s) with the Company
Yoshiyuki Aikawa	54	Director, Chairman and Chief Executive Officer

Yuya Yoshida	46	Director, Chief Financial Officer and Chief Operating Officer

Ken Edahiro	42	Independent Director

Mike Sayama	70	Independent Director

Fumitoshi Fujiwara	58	Independent Director

Our board of directors has reviewed the materiality of any relationship that each of our directors has with SBC Medical Group Holdings, Inc., either directly or indirectly. Based upon this review, our Board has determined that the following members of our board of directors are “independent directors” as defined by The Nasdaq Stock Market: Ken Edahiro, Mike Sayama, and Fumitoshi Fujiwara.

Yoshiyuki Aikawa. Dr. Aikawa has served as our Chief Executive Officer and Chairman of our Board of Directors since September 17, 2024, and in the same positions with SBC Medical Group, Inc. since January 20, 2023. Additionally, since September 2017, Dr. Aikawa has been the Chief Executive Officer of SBC Medical Group Co., Ltd. (formerly known as Aikawa Medical Group Co., Ltd.), a Japanese company that provides management services to clinics. Dr. Aikawa, stepped down from his position as Chief Executive Officer and Representative of SBC Medical Group Co., Ltd. on September 1, 2024, and remains as a director of SBC Medical Group Co., Ltd. In March 2000, Dr. Aikawa opened Shonan Beauty Clinic in Fujisawa, Japan, as a private clinic. Subsequently, he expanded his operations to include multiple cosmetic surgery clinics, transforming the clinic into a corporation. From January 2016 to December 2019, Dr. Aikawa served as the chairman of the MC. From 2014 to 2015, Dr. Aikawa was the president and a director of the Japanese Society of Aesthetic Plastic Surgery. Additionally, from 2008, he was associated with Harvard Medical School, PGA. Dr. Aikawa is also a member of the Japanese Society of Aesthetic Plastic Surgery, Japan Laser Therapy Association, Japan Liposuction Society, Chemical Peeling Society, Japanese Society of Anesthesiologists, and PostGraduate Assembly of Anesthesiology at Harvard Medical School. Dr. Aikawa holds a medical license from Nihon University Medical School, where he graduated in 1997. Dr. Aikawa does not hold, and has not previously held, any directorships in any reporting companies. We believe that Dr. Aikawa’s extensive professional experience with MCs, including as a founder and a chairman, as well as his experience as the chief executive officer of a company providing management services to clinics, and his experience as a doctor and in the aesthetic plastic surgery field qualifies him to serve as a director on the Company’s board of directors.

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Yuya Yoshida. Mr. Yoshida has served as our Chief Operating Officer and member of our Board of Directors since September 17, 2024, and in the same positions with SBC Medical Group, Inc. since September 29, 2023, and was appointed as our Chief Financial Officer effective April 1, 2025. Mr. Yoshida has also served as the Executive Vice President and the Chief Financial Officer of SBC Medical Group Co., Ltd. (Japan) since July 1, 2023. From January 2016 to June 2023, Mr. Yoshida worked in Corporate Development (Global Head and Director of Corporate Development in 2018) at Rakuten Group Co., Ltd. From 2003 to 2016, Mr. Yoshida worked in securities, principal M&A, and investment banking at Mitsubishi UFJ Financial Group. Mr. Yoshida has extensive knowledge in E -Commerce, logistics, settlement, finance, mergers and acquisitions and divestiture transactions. Mr. Yoshida graduated with a Master of Law degree from Keio University in 2003. Mr. Yoshida also graduated with a Master of Business Administration degree from UCLA Anderson Business School in 2014. Mr. Yoshida does not hold, and has not previously held, any directorships in any reporting companies. We believe that Mr. Yoshida’s professional experience working in corporate development as well as his extensive knowledge of E-Commerce, logistics, settlement, finance, mergers and acquisitions and divestiture transactions qualifies him to serve as a director on the Company’s board of directors.

Ken Edahiro. Mr. Edahiro has served as a director of the Company since September 17, 2024. Mr. Edahiro has served as the Chief Strategy Officer and director of BizReach, a Cloud service provider, since February 2020 and June 2019, respectively. From January 2014 through May 2019, he served as the General Manager of King, a leading interactive entertainment company. From August 2012 through December 2013, Mr. Edahiro served as the head of global strategy and marketing of gloops, a provider of computer games. From April 2004 through July 2012, he served as a Chief Account Executive at Dentsu, a provider of advertising services. In 2004, Mr. Edahiro received a degree from Hitotsubashi University. We believe that Mr. Edahiro’s experience as a chief strategy officer and extensive knowledge of marketing qualifies him to serve as a director on the Company’s board of directors.

Mike Sayama, Ph.D. Dr. Mike Sayama serves as an independent director of the Company since March 11, 2022. Dr. Sayama was formerly the Executive Director of Community First since it was established in July 2016 until January 2021. As the founding executive director, he was responsible for operations, developing a strategic plan for an accountable health community in East Hawaii, community relations, and fund raising. From January 2021 to June 2021 he served as the Director of Strategy to facilitate the transition to a new management team. From October 2013 to December 2018, Dr. Sayama served as a Vice President at Pono Health and was Director of Learning Health Homes, a project where he was responsible for managing the East Hawaii Independent Physicians Association and implementing a data platform integrating health plan, hospital, and physician data. Dr. Sayama also facilitated the reorganization of EHI and development of its strategic direction. Community First, a 501(c)3 non-profit, which serves as a neutral forum for healthcare stakeholders in East Hawaii, grew out of the Learning Health Homes Initiative. From August 1997 to October 2013, Dr. Sayama served as a Vice President of the Hawaii Medical Service Association, first in Health Benefits Management and then in Customer Relations. In the first position, he streamlined preauthorization and appeal processes, including the elimination of preauthorization for inpatient admissions without increase in inpatient utilization. In his second position he established call centers in Hilo which stabilized the call center work force and improved the timeliness and accuracy of customer service. From April 2001 to April 2005, Dr. Sayama was a Director on the City Bank Board, and from April 2005 to April 2009, was a Director on the Boards of Central Pacific Bank and Central Pacific Financial Corporation. Regarding education: In May 1975, he received his Bachelor of Arts degree in Psychology from Yale University, and in August 1979, his Master of Arts degree in Clinical Psychology from University of Michigan. In August 1982, Dr. Sayama received his Ph.D. degree in Clinical Psychology from University of Michigan. He is the author of several books on psychotherapy and Zen Buddhism. His community service includes having been a Director on the Bay Clinic Board (the Federally Qualified Health Center in East Hawaii) and currently serving as the Abbot of Chozen-ji, International Zen Dojo. Mr. Sayama brings broad knowledge of the healthcare technology industry, as well as prior experience serving as a founding executive director, which makes him a valuable member of our board of directors.

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Fumitoshi Fujiwara. Mr. Fujiwara has served as a director of the Company since September 17, 2024. Mr. Fujiwara has served as an executive officer to Medirom Healthcare Technologies Inc. (NASDAQ: MRM) since March 2017. In addition, since 2023, he has served as managing partner and chief executive officer of Linden Capital Partners LLC. Furthermore, since November 2009, Mr. Fujiwara has served as a director, managing partner and chief executive officer to Eaglestone Capital Management Inc. From 2001 to 2009, he served as a director, managing partner and chief executive officer of AC Capital Inc. From 2000 to 2001, Mr. Fujiwara served as a director, managing partner and chief investment officer to Spiral & Star Co., Ltd. From 1993 to 2000, he served as the chief executive officer and chief financial officer to KOEI Tecmo Holdings Co., Ltd. From 1989 to 1993, Mr. Fujiwara served as a manager to Shuwa Corporation. He graduated from Meiji Gakuin University, Faculty of Law in 1989. Mr. Fujiwara does not hold, and has not held, any directorships in any reporting companies. We believe that Mr. Fujiwara’s experience as a chief financial officer of a Nasdaq listed company and extensive knowledge of financial and accounting issues qualifies him to serve as a director on the Company’s board of directors.

Executive Officers

Set forth below are the names of our Executive Officers, their ages, and their offices in the Company, other than our two executive officers who also serve as our directors.

Name	Age	Position(s) with the Company
Miki (Shimizu) Yamazaki	39	Chief Strategy Officer

Miki (Shimizu) Yamazaki. Ms. Yamazaki has served as our Chief Strategy Officer since April 10, 2025.. Previously, she spent 16 years at Goldman Sachs Japan (2008-2024) within their Investment Banking Division. From 2016 onward, she served as Vice President of the Advisory Group, specializing in M&A and capital transactions, including cross-border acquisitions, IPOs, and anti-activist advisory services. She graduated from Keio University with a Bachelor’s degree in 2008.

Board Leadership Structure and Role in Risk Oversight

The Board believes that its leadership structure currently serves the best interests of our shareholders, partners, customers, and other stakeholders because of Dr. Aikawa’s deep expertise in the Company’s business.

One of the Board’s key functions is informed oversight of our risk management process. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. Our Board and its committees consider specific risk topics, including risks associated with our strategic plan, business operations, capital structure, information technology, data privacy and cyber security. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible.

Our Audit Committee has the responsibility to consider and discuss with management and the auditors, as appropriate, our guidelines and policies with respect to financial risk management and financial risk assessment, including the Company’s major financial risk exposures and the steps taken by management to monitor and control these exposures. In addition, the Audit Committee reviews and discusses with management and the auditors, as appropriate, the Company’s guidelines and policies with respect to financial risk management and financial risk assessment, including the Company’s major litigation and risk exposures (including with respect to financial cybersecurity, data privacy and other information technology risks) and the steps taken by management to monitor and control these exposures. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking, including risks related to our practices and policies of employee compensation as they relate to risk management and risk-taking incentives, to determine whether such compensation policies and practices are reasonably likely to have a material adverse effect on us, including whether our incentive compensation plans encourage excessive or inappropriate risk taking. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including proxy advisory firm policies and recommendations. The Nominating and Corporate Governance Committee also oversees and reviews with management our major legal compliance risk exposures and the steps management has taken to monitor or mitigate such exposures, including our procedures and any related policies with respect to risk assessment and risk management.

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In connection with our reviews of the operations and corporate functions of our company, our Board addresses the primary risks associated with those operations and corporate functions. In addition, our Board reviews the risks associated with our company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies. While the Board and its committees oversee risk management strategy, management is responsible for implementing and supervising day-to-day risk management processes and reporting to the Board and its committees on such matters.

Stockholder Communications to our Board of Directors

Stockholders who have questions or concerns regarding our business should contact our Investor Relations team at ir@ir.sbc-holdings.com. Communications will be distributed to our board of directors, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of our board of directors may be excluded, such as:

●	junk mail and mass mailings;
●	resumes and other forms of job inquiries;
●	surveys; and
●	solicitations or advertisements.

In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, in which case it will be made available to any outside director upon request.

Risks Related To Compensation Practices And Policies

We believe that, through a combination of risk-mitigating features and incentives guided by relevant market practices and company-wide goals, our compensation policies, programs and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

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Board of Directors

The Company’s board of directors consists of five (5) individuals, a majority of whom are independent directors in accordance with Nasdaq requirements. The directors serve until their respective successors are duly elected and qualified, or until their earlier death, disqualification, resignation, or removal. The Company’s board is divided into three classes, with only one class of directors being elected in each year. The classes of the board are composed as follows: Class I — Ken Edahiro and Mike Sayama, to hold office until the fiscal 2024 annual meeting of stockholders; Class II — Fumitoshi Fujiwara and Yuya Yoshida, to hold office until the fiscal 2025 annual meeting of stockholders; and Class III — Yoshiyuki Aikawa, to hold office until the fiscal 2026 annual meeting of stockholders. Each of Ken Edahiro, Mike Sayama, and Fumitoshi Fujiwara qualify as an independent director under Nasdaq listing standards.

Meeting Attendance. During the fiscal year ended December 31, 2024, there were three (3) meetings of our board of directors. No director attended fewer than 75% of the total number of meetings of our board of directors and of committees of our board of directors on which he served during fiscal 2024. Members of our board of directors are encouraged to attend the annual meetings of our stockholders.

Director Independence

Under the listing requirements and rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors and of certain board committees. The Company’s board of directors consists of five (5) individuals, a majority of whom are independent directors in accordance with Nasdaq requirements.

Committees of the Board of Directors

The Company’s board of directors has the authority to appoint committees to perform certain management and administration functions. The Company’s board of directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee. The composition and responsibilities of each committee are described below. Members will serve on these committees until their resignation or until otherwise determined by the board of directors. The charters for each of these committees are available on the Company’s website at https://sbc-holdings.com/.

Audit Committee

The audit committee of the board of directors of the Company consists of Messrs. Ken Edahiro, Mike Sayama, and Fumitoshi Fujiwara. The Company’s board of directors has determined each member of this committee is independent under the Nasdaq listing standards and Rule 10A-3(b)(1) under the Exchange Act. Our audit committee met three (3) times during fiscal 2024. The chairperson of the audit committee is Mr. Fujiwara. Mr. Fujiwara also qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and possesses financial sophistication, as defined under the rules of Nasdaq.

The primary purpose of the audit committee is to discharge the responsibilities of the board of directors with respect to our accounting, financial, and other reporting and internal control practices and to oversee our independent registered accounting firm. Specific responsibilities of our audit committee include:

●	selecting a qualified firm to serve as the independent registered public accounting firm to audit the Company’s financial statements;

●	helping to ensure the independence and performance of the independent registered public accounting firm;

●	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

●	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

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●	reviewing policies on risk assessment and risk management;

●	reviewing related party transactions;

●	obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes the Company’s internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

●	approving (or, as permitted, pre-approving) all audit and all permissible non-audit service to be performed by the independent registered public accounting firm.

Compensation Committee

The compensation committee consists of Messrs. Ken Edahiro, Mike Sayama, and Fumitoshi Fujiwara. The Company’s board of directors has determined each member of this committee is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The chairperson of the compensation committee is Fumitoshi Fujiwara. The primary purpose of the compensation committee is to discharge the responsibilities of the board of directors to oversee its compensation policies, plans and programs and to review and determine the compensation to be paid to its executive officers, directors and other senior management, as appropriate. Our compensation committee met three (3) times during fiscal 2024.

Specific responsibilities of the compensation committee include:

● reviewing and approving on an annual basis the corporate goals and objectives relevant to the Company’s Chief Executive Officer’s compensation, evaluating the Company’s Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of the Company’s Chief Executive Officer based on such evaluation. These decisions will be made without the Chief Executive Officer present;

● reviewing and approving the compensation of the Company’s other executive officers;

● reviewing and recommending to the Company’s board of directors the compensation of the Company’s directors;

● reviewing the Company’s executive compensation policies and plans;

● reviewing and approving, or recommending that the Company’s board of directors approve, incentive compensation and equity plans, severance agreements, change-of-control protections and any other compensatory arrangements for the Company’s executive officers and other senior management, as appropriate;

● administering the Company’s incentive compensation equity-based incentive plans;

● selecting independent compensation consultants and assessing whether there are any conflicts of interest with any of the committee’s compensation advisors;

● assisting management in complying with the Company’s proxy statement and annual report disclosure requirements;

● if required, producing a report on executive compensation to be included in the Company’s annual proxy statement;

● reviewing and establishing general policies relating to compensation and benefits of the Company’s employees; and

● reviewing the Company’s overall compensation philosophy.

The compensation committee has adopted the following processes and procedures for the consideration and determination of executive and director compensation:

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Executive Compensation Philosophy and Objectives

Our executive compensation program is designed to:

●	attract, motivate, incentivize, and retain employees at the executive level who contribute to our long-term success;
●	provide compensation packages to our executives that are fair, easy to understand, and competitive; provide high retention value; and reward high performance and the achievement of our business objectives; and
●	effectively align our executives’ interests with those of our stockholders by focusing on long-term equity incentives that correlate with the growth of sustainable long-term value for our stockholders.

Generally, we structure the annual compensation of our named executive officers using two principal elements: (1) base salary and (2) long-term incentive compensation opportunities in the form of equity awards. The design of our executive compensation program is influenced by a variety of factors, with the primary goals being to align the interests of our named executive officers and stockholders and to link pay to performance.

We have not adopted policies or employed guidelines for allocating compensation between current and long-term compensation, between cash and non-cash compensation, or among different forms of non-cash compensation.

Compensation-Setting Process

Role of Compensation Committee and Board of Directors

The compensation committee discharges the responsibilities of our Board of Directors relating to the compensation of our named executive officers as set forth in its charter and reports to our Board of Directors on its discussions, decisions, recommendations, and other actions. Generally, the compensation committee makes recommendations to our Board of Directors regarding the compensation for each named executive officer, including the CEO. Our Board of Directors generally makes all final decisions regarding the compensation of the CEO and other named executive officers.

The compensation committee has overall responsibility for overseeing our compensation and benefits policies generally, and overseeing and evaluating the compensation plans, policies, and practices applicable to the CEO and other named executive officers. In carrying out its responsibilities, the compensation committee evaluates our compensation policies and practices with a focus on the degree to which these policies and practices reflect our executive compensation philosophy, develops strategies and makes decisions that it believes further our philosophy or align with developments in best compensation practices, and considers the performance of our named executive officers, including through formal performance reviews of each of the CEO and other named executive officers, when formulating recommendations or making decisions with respect to their compensation.

Setting Target Total Direct Compensation

The compensation committee reviews the annual base salary levels and long-term incentive compensation opportunities of our named executive officers.

The compensation committee does not establish a specific target for formulating its recommendations about the target total direct compensation opportunities of our named executive officers. Instead, the members of the compensation committee rely primarily on their general experience, business judgment and subjective considerations of various factors, our executive compensation program objectives, past and expected future company and individual performance, the executive officer’s role and responsibilities within the organization and expected contributions to the company, internal equity among the members of the executive team, compensation practices of our compensation peer group and/or selected broad-based compensation surveys, and the recommendations of the CEO (other than with respect to his own compensation).

These factors provide the framework for compensation decision-making and final decisions regarding the compensation opportunity for each named executive officer. No single factor is determinative in setting compensation levels, nor is the impact of any individual factor on the determination of pay levels quantifiable.

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The compensation committee does not weight these factors in any predetermined manner, nor does it apply any formulas in developing its compensation recommendations or decisions.

The compensation committee does not engage in formal benchmarking against other companies’ compensation programs or practices to establish our compensation levels or make specific compensation decisions with respect to our named executive officers. Instead, in making its determinations, the compensation committee reviews information summarizing the compensation paid at a representative group of peer companies and more broad-based compensation surveys to gain a general understanding of market compensation levels.

Role of Management

In discharging its responsibilities, the compensation committee works with members of our management.

Our management assists the compensation committee by providing information on corporate and individual performance, market compensation data, and management’s perspective on compensation matters. The compensation committee solicits and reviews proposals from the CEO with respect to program structures, as well as his recommendations for adjustments to annual base salaries, long-term incentive compensation opportunities, and other compensation-related matters for our named executive officers (except with respect to his own compensation) based on our management’s and the CEO’s evaluation of our other named executive officers’ performance for the prior year.

Our management make their recommendations regarding annual base salaries and long-term incentive compensation opportunities for our other named executive officers based on such factors as the CEO deems relevant, such as the company’s overall performance and expected trajectory, the contributions toward these results, and anticipated future contributions, the named executive officer’s role and performance of his or her duties, and his or her achievement of individual goals, retention considerations, and internal equity considerations.

The compensation committee reviews and discusses management proposals and recommendations with them when appropriate and considers their proposals and recommendations as one factor in formulating its recommendations for the compensation of our named executive officers, including the CEO. The CEO attends meetings of our Board of Directors and the compensation committee at which executive compensation matters are addressed, except with respect to discussions involving his own compensation.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee of the Company’s board of directors consists of Messrs. Ken Edahiro, Mike Sayama, and Fumitoshi Fujiwara. The Company’s board of directors has determined each member of this committee is independent under Nasdaq listing standards. The chairperson of the nominating and corporate governance committee is Mr. Fumitoshi Fujiwara.

Specific responsibilities of the nominating and corporate governance committee include:

● identifying, evaluating and selecting, or recommending that the Company’s board of directors approve, nominees for election to the Company’s board of directors;

● evaluating the performance of the Company’s board of directors and of individual directors;

● reviewing developments in corporate governance practices;

● evaluating the adequacy of the Company’s corporate governance practices and reporting;

● reviewing management succession plans; and

● developing and making recommendations to the Company’s board of directors regarding corporate governance guidelines and matters.

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Generally, our nominating committee considers candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. Once identified, the nominating committee will evaluate a candidate’s qualifications. Threshold criteria include: personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of our industry, possible conflicts of interest, the extent to which the candidate would fill a present need on our board of directors, and concern for the long-term interests of our stockholders. Our nominating committee has not adopted a formal diversity policy in connection with the consideration of director nominations or the selection of nominees. However, the nominating committee will consider issues of diversity among its members in identifying and considering nominees for director, and strive where appropriate to achieve a diverse balance of backgrounds, perspectives, experience, age, gender, ethnicity and country of citizenship on our board of directors and its committees.

If a stockholder wishes to propose a candidate for consideration as a nominee for election to our board of directors, it must follow the procedures described in our Bylaws. Any such recommendations should be made in writing to the nominating committee, care of our Corporate Secretary at our principal office and should be accompanied by the following information concerning each recommending stockholder and the beneficial owner, if any, on whose behalf the nomination is made:

●	all information relating to such person that would be required to be disclosed in a proxy statement;

●	certain biographical and share ownership information about the stockholder and any other proponent, including a description of any derivative transactions in the Company’s securities;

●	a description of certain arrangements and understandings between the proposing stockholder and any beneficial owner and any other person in connection with such stockholder nomination; and

●	a statement whether or not either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of voting shares sufficient to carry the proposal.

The recommendation must also be accompanied by the following information concerning the proposed nominee:

●	certain biographical information concerning the proposed nominee;

●	all information concerning the proposed nominee required to be disclosed in solicitations of proxies for election of directors;

●	certain information about any other security holder of the Company who supports the proposed nominee;

●	a description of all relationships between the proposed nominee and the recommending stockholder or any beneficial owner, including any agreements or understandings regarding the nomination; and

●	additional disclosures relating to stockholder nominees for directors, including completed questionnaires and disclosures required by our Bylaws.

Code of Business Conduct and Ethics

The Company adopted a Code of Business Conduct and Ethics that applies to all of its employees, officers and directors, including those officers responsible for financial reporting. The Code of Business Conduct and Ethics is available on the Company’s website at https://sbc-holdings.com/. The Company intends to disclose any amendments to the Code of Business Conduct and Ethics, or any waivers of its requirements, on its website to the extent required by the applicable rules and exchange requirements.

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Compensation Committee Interlocks and Insider Participation

No member of the Company’s compensation committee has ever been an officer or employee of the Company. None of Company’s executive officers serve, or have served during the last year, as a member of the board of directors, compensation committee, or other board committee performing equivalent functions of any other entity that has one or more executive officers serving as one of our directors or on the Company’s compensation committee.

Implications of Being a Controlled Company

The Company is a “controlled company” within the meaning of the applicable rules of Nasdaq and, as a result, we qualify for exemptions from certain corporate governance requirements. If the Company relies on these exemptions, its stockholders will not have the same protections afforded to stockholders of companies that are subject to such requirements. Dr. Yoshiyuki Aikawa controls approximately 89.23% of the voting power of our outstanding common stock, and, therefore controls a majority of the voting power of the Company’s outstanding common stock, and the Company is a “controlled company” within the meaning of applicable rules of Nasdaq. Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements:

● that a majority of the board consists of independent directors;

● for an annual performance evaluation of the nominating and corporate governance and compensation committees;

● that the controlled company has a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

● that the controlled company has a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibility.

While the Company does not intend to rely on these exemptions, the Company may use these exemptions now or in the future. As a result, the Company’s stockholders may not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements.

Item 11. Executive Compensation.

Summary Compensation Table

The following table presents information regarding the compensation paid by SBC Medical Group Co., Ltd. (“SBC-Japan”), our operating subsidiary, to Yoshiyuki Aikawa, our Chief Executive Officer, Yuya Yoshida, our Chief Financial Officer and Chief Operating Officer, and Ryoji Murata, our Chief Accounting Officer, for services rendered to SBC-Japan during the fiscal years ended December 31, 2024 and 2023. We refer to these individuals as our “named executive officers.” No other executive officers received total compensation in excess of US$100,000.

Name and Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-qualified referred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Yoshiyuki Aikawa	2024	14,506,032	—	—	—	—	—	—	14,506,032
Chief Executive Officer (principal executive officer)	2023	17,078,678	—	—	—	—	—	—	17,078,678
Yuya Yoshida(1)	2024	304,404	—	—	—	—	—	—	304,404
Chief Financial Officer and Chief Operating Officer	2023	159,215	—	—	—	—	—	—	159,215
Ryoji Murata	2024	136,990							136,990
Principal Accounting Officer	2023	136,990							136,990

(1)	Mr. Yoshida has served as our Chief Operating Officer and member of the Board of Directors since September 29, 2023, and as our Chief Financial Officer since April 1, 2025.

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Executive Employment Agreements

The Company has entered into employment agreements (the “Employment Agreements”) with Dr. Yoshiyuki Aikawa (Chief Executive Officer) Yuya Yoshida (Chief Financial Officer and Chief Operating Officer), Ryoji Murata (Chief Accounting Officer), Akira Komatsu (currently Secretary), and Ms. Miki (Shimizu) Yamazaki (Chief Strategy Officer).

The Employment Agreements all provide for at-will employment that may be terminated by the Company for death or disability and with or without cause, by the executive with or without good reason, or mutually terminated by the parties. The Employment Agreements for Dr. Aikawa, Messrs. Yoshida, Murata and Komatsu, and Ms. Yamazaki provide for a severance payment equal to the remaining base salary for the remaining period of the respective term of employment (each term is one (1) year) upon termination by the Company without cause or termination by such executive for good reason. The executive agreements provide for annual base salaries for the 2025 fiscal year of $12,000,000, $ 306,407, $136,990, $75,041 and $26,462 for Dr. Aikawa, Messrs. Yoshida, Murata and Komatsu, and Ms. Yamazaki, respectively, as well as possible annual performance bonuses and equity grants under the equity incentive plan if and when determined by the Company’s Compensation Committee.

Provisions Applicable to All Executive Employment Agreements

Each of the Executive Employment Agreements described above, has an initial term of 1 year, provided that the term of each agreement will automatically be extended for one or more additional terms of one year each unless either the Company or applicable executive provides notice to the other of their desire to not so renew the initial term or renewal term (as applicable) at least 30 days prior to the expiration of then-current initial term or renewal term (as applicable). Each of the agreements provide that the applicable executive’s employment with the Company shall be “at will,” meaning that either applicable executive or the Company may terminate the applicable executive’s employment at any time and for any reason, subject to the other provisions of the agreement.

Each of the agreements may be terminated by the Company, either with or without “Cause”, or by the applicable executive, either with or without “Good Reason”.

For purposes of each agreement, “Cause” means:

● a violation of any material written rule or policy of the Company for which violation any employee may be terminated pursuant to the written policies of the Company reasonably applicable to an executive employee;

● misconduct by the applicable executive to the material detriment of the Company;

● the applicable executive’s conviction (by a court of competent jurisdiction, not subject to further appeal) of, or pleading guilty to, a felony;

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● the applicable executive’s gross negligence in the performance of the applicable executive’s duties and responsibilities to the Company as described in this Agreement; or

● the applicable executive’s material failure to perform the applicable executive’s duties and responsibilities to the Company as described in the agreement (other than any such failure resulting from the applicable executive’s incapacity due to physical or mental illness or any such failure subsequent to the applicable executive being delivered a notice of termination without Cause by the Company or delivering a notice of termination for Good Reason to the Company), in either case after written notice from the Board to the applicable executive of the specific nature of such material failure and the applicable executive’s failure to cure such material failure within 10 days following receipt of such notice.

For purposes of each agreement, “Good Reason” means:

● at any time following a Change of Control (as defined below), a material diminution by the Company of compensation and benefits (taken as a whole) provided to the applicable executive immediately prior to a Change of Control;

● a reduction in base salary or target or maximum bonus, other than as part of an across-the-board reduction in salaries of management personnel;

● the relocation of the applicable executive’s principal executive office to a location more than 50 miles further from the applicable executive’s principal executive office immediately prior to such relocation; or

● a material breach by the Company of any of the terms and conditions of the agreement which the Company fails to correct within 10 days after the Company receives written notice from the applicable executive of such violation.

For purposes of each agreement a “Change of Control” of the Company will be deemed to have occurred if, after the effective date of the applicable agreement, (i) the beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of securities representing more than 50% of the combined voting power of the Company is acquired by any “person” as defined in sections 13(d) and 14(d) of the Exchange Act (other than the Company, any subsidiary of the Company, or any trustee or other fiduciary holding securities under an employee benefit plan of the Company), (ii) the merger or consolidation of the Company with or into another corporation where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the combined voting power of the securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any) in substantially the same proportion as their ownership of the Company immediately prior to such merger or consolidation, or (iii) the sale or other disposition of all or substantially all of the Company’s assets to an entity, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned directly or indirectly by stockholders of the Company, immediately prior to the sale or disposition, in substantially the same proportion as their ownership of the Company immediately prior to such sale or disposition.

In the event that the Company terminates the term of the applicable agreement or the applicable executive’s employment with Cause, or if the applicable executive terminates their agreement without good reason, then, subject to any other agreements between the company with respect to other equity grants made to such executive:

● the Company will pay to the applicable executive any unpaid base salary and benefits then owed or accrued, and any unreimbursed expenses;

●any unvested portion of any equity granted to the applicable executive under the applicable agreement or any other agreements with the Company will immediately be forfeited; and

● all of the parties’ rights and obligations under the agreement will cease, other than those rights or obligations which arose prior to the termination date or in connection with such termination, and subject to the survival provisions of the agreements.

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In the event that the Company terminates the term of the applicable agreement or the applicable executive’s employment without Cause, or if the applicable executive terminates their agreement with good reason, then, subject to any other agreements between the company with respect to other equity grants made to such executive:

● the Company will pay to the applicable executive any base salary, bonuses, and benefits then owed or accrued, and any unreimbursed expenses;

● the Company will pay to the applicable executive, in one lump sum, an amount equal to the base salary that would have been paid to the applicable executive for the remainder of the initial term of the applicable agreement (if the termination occurs during the initial term of the applicable agreement) or renewal term of the applicable agreement (if the termination occurs during a renewal term of the applicable agreement);

● any unvested portion of any equity granted to the applicable executive under the applicable agreement or any other agreements with the Company will, to the extent not already vested, be deemed automatically vested; and

● all of the parties’ rights and obligations under the agreement will cease, other than those rights or obligations which arose prior to the termination date or in connection with such termination, and subject to the survival provisions of the agreements.

In the event of the applicable executive’s death or total disability during the term of the applicable agreement, the term of the applicable agreement and the applicable executive’s employment shall terminate on the date of death or total disability. In the event of such termination, the Company’s sole obligations hereunder to the applicable executive (or the applicable executive’s estate) shall be for unpaid base salary, accrued but unpaid bonus and benefits (then owed or accrued and owed in the future), a pro-rata bonus for the year of termination based on the applicable executive’s target bonus for such year and the portion of such year in which the applicable executive was employed, and reimbursement of expenses pursuant to the terms hereon through the effective date of termination, and any unvested portion of any equity granted to the applicable executive under the applicable agreement or any other agreements with the Company will immediately be forfeited as of the termination date.

In the event that the term of the applicable agreement is not renewed by either party, any unvested portion of any equity granted to the applicable executive under the applicable agreement or any other agreements with the Company will immediately be forfeited as of the expiration of the term of the applicable agreement without any further action of the parties.

If it is determined that any payment provided to the applicable executive under the applicable agreement or otherwise, whether or not in connection with a Change of Control (a “Payment”), would constitute an “excess parachute payment” within the meaning of section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), such that the Payment would be subject to an excise tax under section 4999 of the Code (the “Excise Tax”), the Company will pay to the applicable executive an additional amount (the “Gross-Up Payment”) such that the net amount of the Gross-Up Payment retained by the applicable executive after the payment of any Excise Tax and any federal, state and local income and employment tax on the Gross-Up Payment, shall be equal to the Excise Tax due on the Payment and any interest and penalties in respect of such Excise Tax.

During the term of the applicable agreement, the applicable executive is entitled to fringe benefits consistent with the practices of the Company, and to the extent the Company provides similar benefits to the Company’s executive officers, and is entitled to reimbursement for all reasonable and necessary out- of-pocket business, entertainment and travel expenses incurred by the applicable executive in connection with the performance of the applicable executive’s duties hereunder and in accordance with the Company’s expense reimbursement policies and procedures.

Each of the agreements provides that, during the term of the applicable agreement, the applicable executive will be entitled to indemnification and insurance coverage for officers’ liability, fiduciary liability and other liabilities arising out of the applicable executive’s position with the Company in any capacity, in an amount not less than the highest amount available to any other executive, and such coverage and protections, with respect to the various liabilities as to which the applicable executive has been customarily indemnified prior to termination of employment, shall continue for at least six years following the end of the term of the applicable agreement. Any indemnification agreement entered into between the Company and the applicable executive shall continue in full force and effect in accordance with its terms following the termination of the applicable.

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Each of the employment agreements contains customary confidentiality provisions, and customary provisions related to Company ownership of intellectual property conceived or made by the applicable executive in connection with the performance of their duties under the applicable agreement (i.e., a “work-made-for-hire” provision).

Each of the agreements contains a non-compete provision which provides that, for the term of the applicable agreement and for a period of 2 years thereafter, the applicable executive shall not, directly or indirectly: (i) engage in any other business, association or relationship of any kind with any business which provides, in whole or in part, the same or similar services and/or products offered by the which directly or indirectly competes with Company; nor (ii) solicit or accept, or induce any person or entity to reduce goods or services to Company, or in any manner assist others in the solicitation, acceptance, or inducement of, any business transactions with Company’s existing and prospective clients, accounts, suppliers and/or other persons or entities with whom the Company has had business relationships (or whom Company had specifically identified for a prospective business relationship). These restrictions extend to the geographic area in which the Company actively conducted business immediately prior to termination of the applicable agreement.

Each of the agreements also contains a customary non-solicitation provision, in which the applicable executive agrees that, for the term of the applicable agreement and for a period of 3 years thereafter, the applicable executive will not, directly or indirectly solicit or discuss with any employee of Company the employment of such Company employee by any other commercial enterprise other than Company, nor recruit, attempt to recruit, hire or attempt to hire any such Company employee on behalf of any commercial enterprise other than Company, provided that this provision does not prohibit the applicable executive from undertaking a general recruitment advertisement provided that the foregoing is not targeted towards any person or entity identified above, or from hiring, employing or engaging any such person or entity who responds to such general recruitment advertisement.

Due to the application of various States’ laws, there is no assurance that the non-compete provisions or the non- solicitation provisions as set forth in each of the agreements will be enforced. Each of the agreements contains a “blue pencil” provision that, in the event that a court determines that any of these restrictions are unenforceable, the parties to the agreement agreed that it is their desire that the court substitute an enforceable restriction in place of any restriction deemed unenforceable, and that the substitute restriction be deemed incorporated in the agreement and enforceable against the applicable executive.

Each of the agreements contains customary representations and warranties by the applicable executive, relating to the agreement, and any securities of the Company that may be issued to the executive, and contains other customary miscellaneous provisions relating to waivers, assignments, third party rights, survival of provisions following termination, severability, notices, waiver of jury trials and other provisions.

Each of the agreements is governed by and construed and enforced in accordance with the internal laws of the State of Delaware, and for all purposes shall be construed in accordance with the laws of such state, without giving effect to the choice of law provisions of such state. Each of the agreements provide that all legal proceedings concerning the applicable agreement will be in the state and federal courts sitting in Los Angeles County, California, provided that each agreement also includes a provision relating to any disputes being settled by arbitration.

Equity Incentive Compensation Plan

On August 23, 2024, the Company’s stockholders approved the SBC Medical Group Holdings Incorporated Equity Incentive Plan (the “Plan”). The Company’s board of directors approved the Plan on August 9, 2024. The Plan reserved the issuance of 15,000,000 shares of common stock as equity awards in accordance with the Plan.

Summary of the Equity Incentive Plan

The Plan allows the Company to make equity and equity-based incentive awards to officers, employees, directors and consultants. The Board anticipates that providing such persons with a direct stake in the Company will assure a closer alignment of the interests of such individuals with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

Approximately 15,000,000 shares of common stock of the Company will be initially reserved for the issuance of awards under the Plan (the “Initial Limit”). The Initial Limit is subject to adjustment in the event of a reorganization, recapitalization, reclassification, stock split, stock dividend, reverse stock split or other similar change in the Company’s capitalization. The maximum aggregate number of shares of common stock of the Company that may be issued upon exercise of incentive stock options under the Plan shall not exceed the Initial Limit, as adjusted. Shares underlying any awards under the Plan that are forfeited, cancelled, held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding, satisfied without the issuance of stock or otherwise terminated (other than by exercise) will be added back to the shares available for issuance under the Plan and, to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder, the shares that may be issued as incentive stock options.

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The Plan contains a limitation whereby the value of all awards under the Plan and all other cash compensation paid by the Company to any non-employee director may not exceed $1,000,000 for the first calendar year a non-employee director is initially appointed to the Company’s board of directors, and $750,000 in any other calendar year.

The Plan will be administered by the compensation committee of the Company’s board of directors, the Company’s board of directors or such other similar committee pursuant to the terms of the Plan. The plan administrator, which initially will be the compensation committee of the Company’s board of directors, will have full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Plan. The plan administrator may delegate to a committee consisting of one or more officers of the Company, including the Chief Executive Officer of the Company, the authority to awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and not members of the delegated committee, subject to certain limitations and guidelines.

Persons eligible to participate in the Plan are officers, employees, non-employee directors and consultants of the Company and its subsidiaries as selected from time to time by the plan administrator in its discretion.

The Plan permits the granting of both options to purchase common stock of the Company intended to qualify as incentive stock options under Section 422 of the Code and options that do not so qualify. Options granted under the Plan will be non-qualified options if they fail to qualify as incentive stock options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive awards under the Plan. The option exercise price of each option will be determined by the plan administrator but generally may not be less than 100% of the fair market value of the common stock of the Company on the date of grant or, in the case of an incentive stock option granted to a ten percent stockholder, 110% of such share’s fair market value. The term of each option will be fixed by the plan administrator and may not exceed ten years from the date of grant. The plan administrator will determine at what time or times each option may be exercised, including the ability to accelerate the vesting of such options.

Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the plan administrator or by delivery (or attestation to the ownership) of shares of common stock of the Company that are beneficially owned by the optionee free of restrictions or were purchased in the open market. Subject to applicable law, the exercise price may also be delivered by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, the plan administrator may permit non-qualified options to be exercised using a “net exercise” arrangement that reduces the number of shares issued to the optionee by the largest whole number of shares with fair market value that does not exceed the aggregate exercise price.

The plan administrator may award stock appreciation rights subject to such conditions and restrictions as it may determine. Stock appreciation rights entitle the recipient to shares of common stock of the Company, or cash, equal to the value of the appreciation in the Company’s stock price over the exercise price. The exercise price generally may not be less than 100% of the fair market value of common stock of the Company on the date of grant. The term of each stock appreciation right will be fixed by the plan administrator and may not exceed ten years from the date of grant. The plan administrator will determine at what time or times each stock appreciation right may be exercised, including the ability to accelerate the vesting of such stock appreciation rights.

The plan administrator may award restricted shares of common stock of the Company and restricted stock units to participants subject to such conditions and restrictions as it may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified vesting period. The plan administrator may also grant shares of common stock of the Company that are free from any restrictions under the Plan. Unrestricted stock may be granted to participants in recognition of past services or for other valid consideration and may be issued in lieu of cash compensation due to such participant. The plan administrator may grant dividend equivalent rights to participants that entitle the recipient to receive credits for dividends that would be paid if the recipient had held a specified number of shares of common stock of the Company.

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The plan administrator may grant cash-based awards under the Plan to participants, subject to the achievement of certain performance goals, including continued employment with the Company.

The Plan requires the plan administrator to make appropriate adjustments to the number of shares of common stock that are subject to the Plan, to certain limits in the Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Except as set forth in a stock award agreement issued under the Plan, in the event of (i) a transfer of all or substantially all of the Company’s assets, (ii) a merger, consolidation or other capital reorganization or business combination transaction of the Company with or into another corporation, entity or person, or (iii) the consummation of a transaction, or series of related transactions, in which any person becomes the beneficial owner directly or indirectly, of more than 50% of Company’s then outstanding capital stock, each outstanding stock award (vested or unvested) will be treated as the plan administrator determines, which may include (a) Company’s continuation of such outstanding stock awards (if the Company is the surviving corporation); (b) the assumption of such outstanding stock awards by the surviving corporation or its parent; (c) the substitution by the surviving corporation or its parent of new stock options or other equity awards for such stock awards; (d) the cancellation of such stock awards in exchange for a payment to the participants equal to the excess of (1) the fair market value of the shares subject to such stock awards as of the closing date of such corporate transaction over (2) the exercise price or purchase price paid or to be paid (if any) for the shares subject to the stock awards (which payment may be subject to the same conditions that apply to the consideration that will be paid to holders of shares in connection with the transaction, subject to applicable law); or (e) the opportunity for participants to exercise the stock options prior to the occurrence of the corporate transaction and the termination (for no consideration) upon the consummation of such corporate transaction of any stock options not exercised prior thereto.

The Plan provides that a stock award may be subject to additional acceleration of vesting and exercisability upon or after a “Change in Control” (as defined in the Plan) as may be provided in the award agreement for such stock award or as may be provided in any other written agreement between the Company or any affiliate and the participant, but in the absence of such provision, no such acceleration will occur.

Participants in the Plan are responsible for the payment of any federal, state or local taxes that the Company or its subsidiaries are required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. The plan administrator may cause any tax withholding obligation of the Company or its subsidiaries to be satisfied, in whole or in part, by the applicable entity withholding from shares of common stock of the Company to be issued pursuant to an award a number of shares with an aggregate fair market value that would satisfy the withholding amount due. The plan administrator may also require any tax withholding obligation of the Company or its subsidiaries to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares issued pursuant to any award are immediately sold and proceeds from such sale are remitted to the Company or its subsidiaries in an amount that would satisfy the withholding amount due.

The Plan generally does not allow for the transfer or assignment of awards, other than by will or by the laws of descent and distribution or pursuant to a domestic relations order; however, the plan administrator may permit the transfer of non-qualified stock options by gift to an immediate family member, to trusts for the benefit of family members, or to partnerships in which such family members are the only partners.

The plan administrator may amend or discontinue the Plan and the plan administrator may amend or cancel outstanding awards for purposes of satisfying changes in law or any other lawful purpose, but no such action may materially and adversely affect rights under an award without the holder’s consent. Certain amendments to the Equity Incentive Plan will require the approval of the Company’s stockholders. Generally, without stockholder approval, (i) no amendment or modification of the Equity Incentive Plan may reduce the exercise price of any stock option or the strike price of any stock appreciation right, (ii) the plan administrator may not cancel any outstanding stock option or stock appreciation right where the fair market value of the common stock underlying such stock option or stock appreciation right is less than its exercise price and replace it with a new option or stock appreciation right, another award or cash and (iii) the plan administrator may not take any other action that is considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange.

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All stock awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which Company securities are listed or as is otherwise required by the U.S. Dodd -Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Company’s board may impose such other clawback, recovery or recoupment provisions in a stock award agreement as the Company board determines necessary or appropriate. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.

No awards may be granted under the Plan after the date that is ten years from the Plan Effective Date. No awards under the Plan have been made prior to the date of this Amendment to the Annual Report.

Policies and Practices Related to the Grants of Certain Equity Awards

It is the Company’s practice not to time the disclosure of material non-public information for the purpose of affecting the value of executive compensation and not to take material non-public information into account when determining the timing or terms of equity awards for the purpose of affecting the value of executive compensation.

During the year ended December 31, 2024, none of our named executive officers was granted an equity award during the period beginning four business days before, and ending one business day after, the filing of a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, or the filing or furnishing of a current report on Form 8-K that disclosed material nonpublic information.

Form S-8

When permitted by SEC rules, we intend to file with the SEC a registration statement on Form S-8 covering the common stock of the Company issuable under the Plan.

Certain United States Federal Income Tax Aspects

The following is a summary of the principal U.S. federal income tax consequences of certain transactions under the Plan. It does not describe all federal tax consequences under the Plan, nor does it describe state or local tax consequences.

Incentive Stock Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive stock option. If shares of the Company’s common stock issued to an optionee pursuant to the exercise of an incentive stock option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then generally (i) upon sale of such shares, any amount realized in excess of the option exercise price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) neither the Company nor its subsidiaries will be entitled to any deduction for federal income tax purposes; provided that such incentive stock option otherwise meets all of the technical requirements of an incentive stock option. The exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of the Company’s common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of the Company’s common stock at exercise (or, if less, the amount realized on a sale of such shares of the Company’s common stock) over the option price thereof, and (ii) the Company or its subsidiaries will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive stock option is paid by tendering shares of the Company’s common stock.

If an incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

No income is generally realized by the optionee at the time a non-qualified option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option exercise price and the fair market value of the shares of the Company’s common stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of the Company’s common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of the Company’s common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

For all other awards under the Plan, either the Company or its subsidiaries generally will be entitled to a tax deduction in connection with other awards under the Equity Incentive Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for deferred settlement.

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The vesting of any portion of an award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause all or a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to either the Company or its subsidiaries, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

New Plan Benefits

No awards have been previously granted under the Plan. The awards that are to be granted to any participant or group of participants are indeterminable at the date of this filing because participation and the types of awards that may be granted under the Plan are subject to the discretion of the plan administrator. Consequently, no new plan benefits table is included in this filing.

Director Compensation

The following table shows the total compensation paid or accrued during the fiscal year ended December 31, 2024 to each of our non-employee directors. Directors who are employed by us are not compensated for their service on our board of directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1)($)	Option Awards (2)($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Fumitoshi Fujiwara	83,448						83,448
Ken Edahiro	41,724						41,724
Mike Sayama	41,724						41,724

The following is a description of the standard compensation arrangements under which our directors are compensated for their service as directors, including as members of the various committees of our board.

Each non-employee director is paid an annual cash retainer of $41,724. Our non-employee director who serves as the chair of three committees (Mr. Fujiwara) receives an additional $41,724 in cash. Cash payments to non-employee directors are paid monthly on a prorated basis.

Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 15, 2025 for (a) the executive officers named in the Summary Compensation Table included elsewhere in this Form 10-K amendment, (b) each of our directors, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of April 15, 2025 pursuant to the exercise of options or warrants to be outstanding for the purpose of computing the percentage ownership of such individual or group, but those shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 103,611,251 shares of common stock outstanding on April 15, 2025 after deducting treasury stock.

Unless otherwise noted, the business address of each of the beneficial owners listed below is c/o the Company at 200 Spectrum Center Dr., Suite 300, Irvine, CA 92618.

	Number of
	Shares
	Beneficially
Name and Address of Beneficial Owners	Owned	% of Class(1)
Directors and Executive Officers
Yoshiyuki Aikawa	92,688,960	89.45%
Yuya Yoshida	—	—
Ryoji Murata	—	—
Akira Komatsu	—	—
Ken Edahiro	—	—
Mike Sayama	15,000	* %
Fumitoshi Fujiwara	—	—
Miki (Shimizu) Yamazaki
All named executive officers and directors as a group (7 persons)	92,703,960	89.47%

*	Less than 1.0%

(1)	Percentages are based on 103,611,251 shares of SBC’s common stock outstanding as of April 15, 2025.

21

Item 13. Certain Relationships and Related Transactions, and Director Independence.

Policies and Procedures for Related Person Transactions

Under Item 404 of SEC Regulation S-K, a related person transaction is any actual or proposed transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, including those involving indebtedness not in the ordinary course of business, to which we or our subsidiary were or are a party, or in which we or our subsidiary were or are a participant, in which the amount involved exceeded or exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years and in which any of our directors, nominees for director, executive officers, beneficial owners of more than 5% of any class of our voting securities (a “significant shareholder”), or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest.

We recognize that transactions between us and any of our directors or executives or with a third party in which one of our officers, directors or significant shareholders has an interest can present potential or actual conflicts of interest and create the appearance that our decisions are based on considerations other than the best interests of our Company and stockholders.

The Audit Committee of the Board of Directors is charged with responsibility for reviewing, approving and overseeing any transaction between the Company and any related person (as defined in Item 404 of Regulation S-K), including the propriety and ethical implications of any such transactions, as reported or disclosed to the Audit Committee, and to determine whether the terms of the transaction are not less favorable to us than could be obtained from an unaffiliated party.

Please also see the description of all the Related Party Transaction in Note 18 of this Annual Report on Form 10-K/A.

Related Party Transactions Prior to the Business Combination

Convertible Promissory Note

On May 18, 2023, Pono entered into a Convertible Promissory Note with the Company, pursuant to which the Company agreed to loan Pono an aggregate principal of $1,000,000 (the “Convertible Promissory Note”). The Convertible Promissory Note was non-interest bearing and was due and payable upon the earlier to occur of (i) the first business day following the consummation of the Company’s initial Business Combination and (ii) May 17, 2024, unless accelerated upon the occurrence of an event of default.

On February 27, 2024, Pono and the Company entered into an Amendment to the Note (the “Amended Note Purchase Agreement”), which increased the purchase price of the note from $1,000,000 to $2,700,000 and amended the maturity date to the earlier to occur of (i) the first business day following the consummation of the Company’s initial Business Combination and (ii) August 29, 2024, unless accelerated upon the occurrence of an event of default. In consideration for entering into the Amended Note, each of the parties to the Merger Agreement agreed to release each other party from any claims arising out of any termination of the Merger Agreement or failure to consummate the transactions contemplated thereby. The Convertible Promissory Note automatically converted into Class A Common Stock at one share for each $10 in outstanding principal amount at the Closing.

Non-redemption Agreement

On May 5, 2023, the Company held a special meeting of stockholders (the “Special Meeting”), and the chairman adjourned the Special Meeting to May 8, 2023. On May 8, 2023, the Company held the Special Meeting. During the Special Meeting, stockholders approved an amendment to the Company’s amended and restated certificate of incorporation (i) to extend the date by which the Company has to consummate a business combination from May 9, 2023 to February 9, 2024 for no additional amount to be paid by the Sponsor into the Trust Account, and (ii) to provide for the right of a holder of Class B common stock to convert such shares into shares of Class A common stock on a one -for-one basis prior to the closing of a business combination at the election of the holder. As approved by the stockholders of the Company, the Company filed an amendment to its Amended and Restated Certificate of Incorporation with the Delaware Secretary of State on May 8, 2023. The Company’s stockholders elected to redeem an aggregate of 9,577,250 shares of Class A common stock of the Company in connection with the Special Meeting. Following such redemptions, the amount of funds remaining in the trust account was approximately $20 million.

In connection with the Special Meeting, the Company and the Sponsor entered into non-redemption agreements with certain unaffiliated stockholders owning, in the aggregate, 998,682 shares of the Company’s Class A common stock, pursuant to which such stockholders agreed, among other things, not to redeem or exercise any right to redeem such public shares in connection with the Extension Amendment. On February 5, 2024, the Company’s stockholders approved a proposal to extend the date by which the Company had to consummate a business combination from February 9, 2024 to November 9, 2024.

22

The Company estimated the aggregate fair value of the 339,565 Sponsor Shares attributable to the Non-Redeeming Stockholders to be $709,691 or $ 2.09 per share. Each Non-Redeeming Stockholder acquired from the Sponsor an indirect economic interest in the Sponsor Shares. The excess of the fair value of the Sponsor Shares was determined to be an offering cost in accordance with Staff Accounting Bulletin Topic 5A. Accordingly, in substance, it was recognized by the Company as a capital contribution by the Sponsor to induce these holders of the Class A shares not to redeem, with a corresponding charge to additional paid -in capital to recognize the fair value of the shares transferred as an offering cost.

In February 2025, the Company issued 860,435 shares of common stock, with no proceeds, to Mehana Capital LLC as incentive shares pursuant to the Non-Redemption Agreements.

Related Party Transactions of Legacy SBC

SBC Medical Group Co., Ltd., a Japan corporation (“SBC Medical Sub”) is designated as a “medical service corporation” in Japan. In Japan, a medical service corporation is a legal entity that provides management service to “MCs”. The management services are conducted through FC contracts and service contracts between certain subsidiary of the Company (SBC Medical Sub) and the MCs that own all 241 of the treatment centers in Japan.

There are currently six MCs that the SBC Medical Sub has entered into franchisor-franchisee contracts and service contracts with, consisting of Medical Corporation Shobikai, Medical Corporation Kowakai, Medical Corporation Nasukai, Medical Corporation Aikeikai, Medical Corporation Jukeikai, and Medical Corporation Ritz Cosmetic Surgery (collectively, the “MCs”).

In addition to the six MCs, we have entered into service contracts with Medical Corporation Association Furinkai (the service contract regarding operation on November 22, 2023 and the service contract regarding management consulting on November 25, 2023 respectively) and Medical Corporation Association Junikai (the service contract regarding operation and the service contract regarding management consulting both on November 16, 2023). The scope of work (“SOW”) of the service contracts with these two MCs is limited to marketing, introduction of new treatment technologies and future business development while the SOW of the FC contracts with the six MCs are broad and define general rules in order to allow MCs to use the SBC brand name. Accordingly, the service contracts with these two MCs are different from the FC contracts with the six MCs and the clinics of these two MCs do not use the “Shonan Beauty Clinic” brand. Please see “— Material Contracts between SBC Medical Sub and MCs — Service Contracts” for more information regarding the service contracts with Medical Corporation Association Furinkai and Medical Corporation Association Junikai.

All of the MCs are deemed to be related parties of the Company since relatives of the CEO of the Company are the members (or shain) of general meetings of members of the MCs. The CEO of the Company was previously a member of the six franchisee MCs until he ceased being a member in July 2023. The Company, through SBC Medical Sub, owns equity “deposit” interests (or mochibun) of the six franchisee MCs. Although the Company, through SBC Medical Sub, has an equity “deposit” interest to the rights to receive a distribution of residual assets in proportion to the amount of contribution in certain circumstances as provided in the articles of incorporation of each of the six MCs, the Company or SBC Medical Sub does not have voting control over the corporate actions at general meetings of members (or shain) of the MCs per the requirements of the Japanese Medical Care Act and the MCs’ articles of incorporation.

Since September 2023, Legacy SBC started providing services to two additional medical corporations in Japan, namely, Medical Corporation Association Furinkai and Medical Corporation Association Junikai, which are considered as related parties of Legacy SBC as the relatives of the CEO of Legacy SBC being members of the two medical corporations.

In January 2024, Legacy SBC acquired 353,600 shares of common stock of Waqoo, accounts for less than 10% ownership, a related- party company listed on the Tokyo Stock Exchange, of which the CEO of Legacy SBC is a principal shareholder, with a fair value of $5,565,938 through a share exchange agreement.

23

The related parties that had material transactions for the years ended December 31, 2024 and 2023 consist of the following:

Name of Related Parties	Nature of Relationship as of December 31, 2024
Yoshiyuki Aikawa	Controlling shareholder, director and CEO of the Company
Yoshiko Aikawa	Representative director of subsidiaries of the Company
Mizuho Yamashita	Director of a subsidiary of the Company
Medical Corporation Shobikai	The relatives of the CEO of the Company being the Members of the MC
Medical Corporation Kowakai	The relatives of the CEO of the Company being the Members of the MC
Medical Corporation Nasukai	The relatives of the CEO of the Company being the Members of the MC
Medical Corporation Aikeikai	The relatives of the CEO of the Company being the Members of the MC
Medical Corporation Jukeikai	The relatives of the CEO of the Company being the Members of the MC
Medical Corporation Ritz Cosmetic Surgery	The relatives of the CEO of the Company being the Members of the MC
Medical Corporation Association Junikai	The relatives of the CEO of the Company being the Members of the MC
Medical Corporation Association Furinkai	The relatives of the CEO of the Company being the Members of the MC
Japan Medical & Beauty Inc.	Controlled by the CEO of the Company
SBC Inc., previously known as SBC China Inc.	Controlled by the CEO of the Company
Hariver Inc.	Controlled by the CEO of the Company
General Incorporated Association SBC	The CEO of the Company being the Member of General Incorporated Association SBC
Public Interest Foundation SBC Medical Promotion	The relative of CEO of the Company being a Member of Public Interest Foundation SBC
Foundation	Medical Promotion Foundation
AI Med Inc.	The CEO of the Company is a principal shareholder of AI Med Inc.
Amulet Inc.	Controlled by Mizuho Yamashita, a director of a subsidiary of the Company
SBC Irvine MC	Significantly influenced by the Company
SBC Tokyo Medical University, previously known as	The CEO of the Company is the chairman of SBC Tokyo Medical University
Ryotokuji University
SBC Shonan Osteopathic Clinic Inc.	The CEO of the Company is a principal shareholder of SBC Shonan Osteopathic Clinic Inc.
Waqoo Inc.	The CEO of the Company is a principal shareholder of Waqoo Inc.
General Incorporated Association Taiseikai	The relatives of CEO of the Company being the Members of General Incorporated Association Taiseikai
Skynet Academy Co., Ltd.*	Controlled by the CEO of the Company
Kijimadairakanko Inc.*	Controlled by the CEO of the Company

* Former subsidiaries of the Company that were disposed of to companies controlled by the CEO of the Company on December 23, 2024.

During the twelve months ended December 31, 2024 and 2023, the transactions with related parties are as follows:

	For the Twelve Months Ended December 31,
	2024	2023

Medical Corporation Shobikai	$26,205,206	$33,109,091
Medical Corporation Kowakai	25,998,681	17,444,445
Medical Corporation Nasukai	24,113,981	18,942,043
Medical Corporation Aikeikai	11,113,976	8,105,210
Medical Corporation Jukeikai	3,698,101	1,275,997
Medical Corporation Ritz Cosmetic Surgery	2,672,883	516,360
Japan Medical & Beauty Inc.	19,713	24,895
Hariver Inc.	9,856	11,041
SBC Inc., previously known as SBC China Inc.	1,842	60
Public Interest Foundation SBC Medical Promotion Foundation	59	625
General Incorporated Association SBC	304	—
SBC Tokyo Medical University, previously known as Ryotokuji University	40,817	32,830
Yoshiyuki Aikawa	54,130	2,267
Mizuho Yamashita	—	15,458
Amulet Inc.	—	927
AI Med Inc.	207	15,197
SBC Irvine MC	682,057	720,498
Medical Corporation Association Furinkai	4,880,109	—
Medical Corporation Association Junikai	2,013,450	—
General Incorporated Association Taiseikai	993	—
SBC Shonan Osteopathic Clinic Co., Ltd.	2,880	—
Total	$101,509,245	$80,216,944

24

As of December 31, 2024 and December 31, 2023, the balances with related parties are as follows:

Accounts receivable	December 31, 2024	December 31, 2023

Medical Corporation Shobikai	$4,270,647	$9,251,427
Medical Corporation Nasukai	6,716,636	8,447,448
Medical Corporation Kowakai	6,554,855	7,841,059
Medical Corporation Aikeikai	2,816,432	4,661,649
Medical Corporation Jukeikai	778,715	1,358,213
Medical Corporation Association Furinkai	1,252,149	1,039,074
Medical Corporation Ritz Cosmetic Surgery	482,829	520,891
Medical Corporation Association Junikai	859,837	348,187
Japan Medical & Beauty Inc.	—	139,767
SBC Tokyo Medical University, previously known as Ryotokuji University	436	66,546
AI Med Inc.	—	2,329
SBC Inc., previously known as SBC China Inc.	1,348	45
Public Interest Foundation SBC Medical Promotion Foundation	—	37
SBC Shonan Osteopathic Clinic Co., Ltd.	1,284	—
SBC Irvine MC	122,149	—
General Incorporated Association Taiseikai	304	—
General Incorporated Association SBC	53	—
Total	$23,857,674	$33,676,672

	December 31,	December 31,
Other receivables	2024	2023

SBC Inc., previously known as SBC China Inc.	$5,245,990	$—
Total	$5,245,990	$—

	December 31,	December 31,
Finance lease receivables	2024	2023

Medical Corporation Shobikai	$1,994,216	$2,568,709
Medical Corporation Kowakai	2,387,575	2,779,347
Medical Corporation Nasukai	2,684,466	2,019,117
Medical Corporation Aikeikai	1,492,424	1,782,124
Medical Corporation Jukeikai	482,444	335,317
Medical Corporation Ritz Cosmetic Surgery	1,008,402	79,439
Total	$10,049,527	$9,564,053
Less: current portion	6,598,828	6,143,564
Non-current portion	$3,450,699	$3,420,489

	December 31,	December 31,
Due from related party, net	2024	2023

SBC Irvine MC	$3,301,013	$3,238,209
Less: allowance for credit loss	(3,301,013)	(3,238,209)
Total	$—	$—

25

	December 31,	December 31,
Long-term investments in MCs – related parties	2024	2023

Medical Corporation Shobikai	$6,216	$7,090
Medical Corporation Kowakai	6,216	7,090

Medical Corporation Nasukai	6,216	7,090
Medical Corporation Aikeikai	6,216	7,090

Medical Corporation Jukeikai	6,685,971	7,626,184
Medical Corporation Ritz Cosmetic Surgery	10,658,205	12,157,011
Total	$17,369,040	$19,811,555

	December 31,	December 31,
Advances from customers	2024	2023

Medical Corporation Shobikai	$7,877,988	$13,438,645
Medical Corporation Kowakai	3,618,451	4,237,765

Medical Corporation Nasukai	3,317,683	4,117,597
Medical Corporation Aikeikai	928,692	1,168,947

Medical Corporation Jukeikai	56,118	85,044
Medical Corporation Ritz Cosmetic Surgery	4,877	10,177
Total	$15,803,809	$23,058,175

	December 31,	December 31,
Notes payable – related parties	2024	2023

Medical Corporation Shobikai	$9,410,372	$5,264,101
Medical Corporation Kowakai	6,901,327	3,855,650

Medical Corporation Nasukai	6,208,280	4,099,032
Medical Corporation Aikeikai	428,944	1,561,642

Medical Corporation Jukeikai	372,383	268,552
Medical Corporation Ritz Cosmetic Surgery	498,940	268,445

Total	$23,820,246	$15,317,422
Less: current portion	9,672,886	3,369,203
Non-current portion	$14,147,360	$11,948,219

	December 31,	December 31,
Due to related party	2024	2023

Yoshiyuki Aikawa	$3,469,183	$3,583,523
Total	$3,469,183	$3,583,523

	For the Six Months Ended
	December 31,

Allowance for credit loss movement	2024	2023

Beginning balance	$3,238,209	$2,867,455
Provision for credit loss	62,804	146,452
Ending balance	$3,301,013	$3,013,907

26

The balances of due to and due from related parties represent the outstanding loans to and from related parties, respectively, as of December 31, 2024 and December 31, 2023. These loans are non-secured, interest-free and due on demand.

In February 2023, the Company paid off the retirement compensation expense accrued to Yoshiko Aikawa.

During the years ended December 31, 2024 and 2023, the Company purchased medical equipment and cosmetics of $8,472,202 and $2,842,588, respectively, from Japan Medical & Beauty Inc., which was recognized and included in the cost of revenues.

Related Party Transactions After the Business Combination

Employment Agreements

Please see the description of the employment agreements between the Company and its executive officers contained in Item 12 of this Annual Report on Form 10-K/A.

Indemnification Agreements

On September 17, 2024, the Company entered into indemnification agreements with each of its directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements will require the Company, among other things, to indemnify its directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Disposal of Kijimadairakanko Inc. (“Kijima”) and Skynet Academy Co., Ltd. (“Skynet”)

On December 17, 2024, SBC Medical Sub entered into definitive agreements to sell and transfer all of the shares in its subsidiaries, Kijima and Skynet, to entities owned by Yoshiyuki Aikawa, CEO of the Company, for cash. SBC Medical Sub pursued the transactions to concentrate business and management resources on its main medical business. The disposal of Kijima and Skynet did not constitute a strategic shift that would have a major effect on the SBC Medical Sub’s operations and financial results. The transactions closed on December 23, 2024, subject to customary closing conditions. SBC Medical Sub received total cash consideration of one Japanese Yen ($0) for Kijima and $446,460 for Skynet. In accounting for the disposals, operating results of Kijima and Skynet are included in the Company’s consolidated financial statements up to the disposal date. The difference between (i) the fair value of the net assets disposed and (ii) the consideration received was recognized as an adjustment to Additional Paid-in Capital (“APIC”). No retrospective adjustments have been made to prior-period consolidated financial statements. Following the completion of these transactions, Kijima and Skynet ceased to be subsidiaries of the Company after December 23, 2024. Their financial results are therefore excluded from the Company’s consolidated financial statements for periods subsequent to the disposal date.

Material Contracts between SBC Medical Sub and MCs

SBC Medical Sub has entered into a Partner Doctor Independence Support Program Agreement, an SBC Operating Agreement and Service Contracts with each of the MCs.

Partner Doctor Independence Support Program Agreement

SBC Medical Sub has entered into a Partner Doctor Independence Support Program Agreement (the “PDISPA”) with each of the MCs. The term of the PDISPA is for a period of 5 years from September 1, 2021, to August 31, 2026. The PDISPA will be renewed under the same terms for successive one-year periods upon conclusion of the initial term unless either party requests in writing to terminate the PDISPA 6 months prior to the expiration date of the PDISPA. Pursuant to the PDISPA, the Company agreed to provide the use of the name of the “Shonan Beauty Clinic” and the “SBC Medical Group” (Medical Corporation Shobikai, Medical Corporation Kowakai, Medical Corporation and Nasukai, Medical Corporation which together are referred to as the “SBC Medical”) to the MCs for the purpose of operating clinics. The Company also granted to the MCs the right to use the name “SBC Medical Group,” the know-how of clinic operation, trademark, trade name, and the right to provide the treatment designated by the Company, and the right to conduct business activities as a partner of the SBC Medical Group under a unified image.

27

SBC’s Operating Agreement

The Company previously entered into an SBC Operating Agreement (the “SBCOA”) with each of the MCs. The original term of the SBCOA was from April 1, 2023, to March 31, 2025, and the term was extended until March 31, 2026. Either party may terminate the SBCOA by giving notice to the other party of the intended termination at least 6 months prior to the scheduled termination date. Pursuant to the SBCOA the Company agreed to provide the MCs with the following consulting services related to: (i) marketing related services for developing new clients, (ii) aiming to ensure stable performance and increase customer satisfaction through the creation of repeat customers, (iii) the establishment and operation of a system seeking to ensure medical safety (iv) securing attorneys and medical institutions to transport in the event of claims or medical accidents, (v) measures to improve employee satisfaction, and design of organizational chart and personnel evaluation system (vi) the selection of medical equipment and materials, (vii) the acquisition of properties for new medical facilities (trade area survey, area selection, lease agreement signing, etc.), (viii) various types of general skills training for healthcare facility employees, (ix) specialized and advanced skills training in leadership, motivation, communication, etc., for chiefs, leaders, and other employees with subordinates, (x) development of new type of medical facilities, (xi) development of new treatment methods, (xii) hiring employees with national certifications, professional skills, and interpersonal skills, such as doctors, nurses, and reception counselors, (xiii) performance management, business analysis, and management decision making utilizing financial statements such as income statements, cash flow statements, and balance sheets, (xiv) use of the likeness of the Company’s officers or employees on websites, commercials, and other advertising media and (xv) efficient operation methods that allow for more customer service during the same clinic hours.

Under the existing SBCOA, in exchange for the foregoing services, each MCs are to pay the Company 3,000,000 yen per month (excluding consumption tax) for each medical facility where a MC provides medical services to its clients.

In light of the current challenging competitive environment, we are pursuing a long-term growth strategy aimed at expanding and stabilizing our business foundation by creating an environment that can better facilitate the establishment of new clinics by MCs. In line with this objective, we have decided to amend and renew the SBCOA with each MC, effective from April 1, 2025. Under the revised SBCOA, similar with prior terms, either party may terminate the agreement by providing written notice to the other party no later than six months before the scheduled expiration date.

The main revisions include:

1.	Revised Fee Structure

●	First-Year Fee Reduction for Newly Opened Clinics: Fees will be reduced during the first year of operation for newly established clinics, significantly reducing initial cost burdens at a stage when clinics have yet to fully establish their customer base.

●	Fees Based on Service Utilization from the Second Year Onward: Starting from the second year of operation, fees will be calculated based on the scale of services utilized and the operational size of each clinic.

2.	Changes to Provided Consulting Services Following the revision, consulting services provided by the Company to MCs will include:

●	Management consulting for medical corporations and facilities

●	Human resources and labor management services

●	Recruitment-related services

●	General administrative services

●	Information system management services

●	Customer relations services

●	Accounting, finance, and taxation services

●	Legal services

●	Clinic establishment and facilities management services

●	Infrastructure introduction, improvement, and operational support services related to insurance-covered medical treatments

Service Contracts

We entered into service contracts with Medical Corporation Association Furinkai (the service contract regarding operation on November 22, 2023 and the service contract regarding management consulting on November 25, 2023 respectively) and Medical Corporation Association Junikai (the service contract regarding operation and the service contract regarding management consulting both on November 16, 2023). The scope of work (“SOW”) of the service contracts with these two MCs is limited to marketing, introduction of new treatment technologies and future business development while the SOW of the FC contracts with the six MCs are broad and define general rules in order to allow MCs to use the SBC brand name. Accordingly, the service contracts with these two MCs are different from the FC contracts with the six MCs and the clinics of these two MCs do not use the “Shonan Beauty Clinic” brand.

28

Business Consignment Agreement for Management Consulting Services to Medical Corporation Association Furinkai

The material terms of our business consignment agreement for management consulting services to Medical Corporation Association Furinkai are as follows:

●	Signing Date:

○	November 22, 2023

●	Consulting Services by the Company to Medical Corporation Association Furinkai

○	consulting on the use of business systems used in medical facilities

○	consulting on the development of new treatments and manuals

○	consulting for repeat customer acquisition measures related to cosmetic dermatology

○ consulting on the efficient operation with more customer service during the same clinic hours related to cosmetic dermatology consulting

○ consulting for building management strategies related to cosmetic dermatology treatment

● Effective Period

○ September 1, 2024 until August 31, 2027

○ if neither party expresses an intention not to renew the agreement before the expiration of the effective period, the agreement shall be renewed for another two (2) years under the same terms and conditions

● Termination Provisions & Penalties

○ Either party may terminate this agreement by notifying the other party at least six months prior to the scheduled termination date.

● Fees Payable Under the Agreement

○ JPY60,000,000 per month (excluding consumption tax).

Business Consignment Agreement for Operational Support to Medical Corporation Association Furinkai

The material terms of our business consignment agreement for operational support services to Medical Corporation Association Furinkai are as follows:

● Signing Date

○ November 22, 2023

● Consulting Services by the Company to Medical Corporation Association Furinkai

○ secure stable business performance and increase customer satisfaction through creation of repeat customers related to cosmetic dermatology

○ selection of medical devices and medical materials for cosmetic dermatology

○ establishment and operation of a system to ensure the safety of cosmetic dermatology treatment

○ general skills training associated with cosmetic dermatology treatment for medical facility employees

○ efficient operation methods that enable more customers to be served during the same clinic hours related to cosmetic dermatology

○ planning management strategies related to cosmetic dermatology treatment

○ development of new treatment methods, formulation of manuals, and support for implementation

○ support and management of business system implementation

○ design and implementation support, operation and maintenance of servers, networks and IT infrastructure

●	Effective Period

○	September 1, 2023 until August 31, 2027

○	if neither party expresses an intention not to renew the agreement before the expiration of the effective period, the agreement shall be renewed for another two (2) years under the same terms and conditions

29

●	Termination Provisions & Penalties

○	Either party may terminate this agreement by notifying the other party at least six months prior to the scheduled termination date.

●	Fees Payable Under the Agreement

○	JPY1,700,000 per month for each medical facility (excluding consumption tax).

Business Consignment Agreement for Management Consulting Services to Medical Corporation Association Junikai

The material terms of our business consignment agreement for management consulting services to Medical Corporation Association Junikai are as follows:

● Signing Date

○ November 16, 2023

● Consulting Services by the Company to Medical Corporation Association Junikai

○ consulting on the use of business systems used in medical facilities

○ consulting on the development of new treatments and manuals

○ consulting for repeat customer acquisition measures related to cosmetic dermatology

○ consulting on the efficient operation with more customer service during the same clinic hours related to cosmetic dermatology consulting

○ consulting for building management strategies related to cosmetic dermatology treatment

● Effective Period

○ September 1, 2024 until August 31, 2026

○ if neither party expresses an intention not to renew the agreement before the expiration of the effective period, the agreement shall be renewed for another two (2) years under the same terms and conditions

● Termination Provisions & Penalties

○ Either party may terminate this agreement by notifying the other party at least six months prior to the scheduled termination date.

● Fees Payable Under the Agreement

○ JPY10,000,000 per month (excluding consumption tax).

The material terms of our business consignment agreement for operational support services to Medical Corporation Association Junikai are as follows:

●	Signing Date

○	November 16, 2023

●	Consulting Services by the Company to Medical Corporation Association Junikai

○	secure stable business performance and increase customer satisfaction through creation of repeat customers related to cosmetic dermatology

○	selection of medical devices and medical materials for cosmetic dermatology

○	establishment and operation of a system to ensure the safety of cosmetic dermatology treatment

○	general skills training associated with cosmetic dermatology treatment for medical facility employees

○	efficient operation methods that enable more customers to be served during the same clinic hours related to cosmetic dermatology

○	planning management strategies related to cosmetic dermatology treatment

○	development of new treatment methods, formulation of manuals, and support for implementation

○	support and management of business system implementation

○	design and implementation support, operation and maintenance of servers, networks and IT infrastructure

○	support and advisory services for the use of marketing analysis tools, etc.

30

●	Effective Period

○	September 1, 2023 until August 31, 2027

○	if neither party expresses an intention not to renew the agreement before the expiration of the effective period, the agreement shall be renewed for another two (2) years under the same terms and conditions

●	Termination Provisions & Penalties

○	Either party may terminate this agreement by notifying the other party at least six months prior to the scheduled termination date.

●	Fees Payable Under the Agreement

○ JPY800,000 per month for each medical facility (excluding consumption tax).

Director Independence

Our Board of Directors has reviewed the composition of our Board of Directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our Board of Directors has determined that each of our directors, with the exception of Dr. Aikawa and Mr. Yoshida, is an “independent director” as defined under Rule 5606(a)(2) of the Nasdaq Listing Rules. Our Board of Directors determined that each of Ken Edahiro, Mike Sayama, and Fumitoshi Fujiwara satisfy the applicable independence standards established by the SEC and the Nasdaq Listing Rules. In making such determinations, our Board of Directors considered the relationships that each non-employee director has with our Company and all other facts and circumstances our Board of Directors deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director.

Item 14. Principal Accountant Fees and Services.

Prior to the Business Combination, on March 20, 2023, the Board of Legacy SBC approved the engagement of MaloneBailey, LLP as Legacy SBC’s independent registered public accounting firm to audit its consolidated financial statements for the years ending December 31, 2022 and 2021. MaloneBailey, LLP served as the independent registered public accounting firm of Legacy SBC prior to the Business Combination. Accordingly, Marcum LLP (“Marcum”), Pono’s independent registered public accounting firm prior to the Business Combination, was informed that it would be dismissed on September 19, 2024 and replaced by MaloneBailey, LLP as the Company’s independent registered public accounting firm.

The audit report of Marcum on the financial statements of Pono, the Company’s legal predecessor, as of December 31, 2023 and 2022, and for the year ended December 31, 2023 and for the period from March 11, 2022 (inception) to December 31, 2022, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainties, audit scope, or accounting principles except for an explanatory paragraph in such report regarding substantial doubt about Pono’s ability to continue as a going concern.

During the period from March 11, 2022 (date of inception) through December 31, 2023, and the subsequent interim periods through June 30, 2024, there were no disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused it to make a reference in connection with their opinion to the subject matter of the disagreement or reportable events as defined in Item 304(a)(1)(v) of Regulation S-K (“Regulation S-K”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than a previously disclosed material weakness in Pono’s internal control over financial reporting identified by Pono, which resulted in the restatement of Pono’s financial statements for certain interim periods.

In deciding to appoint MaloneBailey, LLP, the audit committee reviewed auditor independence issues and existing commercial relationships with MaloneBailey, LLP and concluded that MaloneBailey, LLP has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2025.

The following table presents fees for professional audit services rendered by MaloneBailey, LLP for the audit of the Company’s financial statements for the fiscal year ended December 31, 2024 and of the financial statements of Legacy SBC for the fiscal year ended December 31, 2023.

	2024	2023
Audit Fees(1)	$1,531,727	$1,148,397
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total	$1,531,727	$1,148,397

(1) Audit fees consisted of fees billed for professional services rendered for the audit of our year-end financial statements and reviews of our quarterly interim financial statements filed with the SEC, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as consents and review of documents filed with the SEC, including certain 8-K filings. Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Public Accountant

31

Consistent with SEC policies regarding auditor independence, the audit committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the audit committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm.

Prior to engagement of an independent registered public accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the audit committee for approval.

1. Audit services include audit work with respect to the financial statements, as well as work that generally only an independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2. Audit-Related services are for assurance and related services that are traditionally performed by an independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3. Tax services include all services performed by an independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and include fees in the areas of tax compliance, tax planning, and tax advice.

4. Other Fees are those associated with services not captured in the other categories. We generally do not request such services from our independent registered public accounting firm.

Prior to engagement, the audit committee pre-approves these services by category of service. The fees are budgeted and the audit committee requires our independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the audit committee requires specific pre-approval before engaging our independent registered public accounting firm.

The audit committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the audit committee at its next scheduled meeting. Our audit committee pre-approved all of the services provided by our independent registered public accounting firms for the years ended December 31, 2024 and 2023

32

PART IV

Item 15. Exhibits and Financial Statement Schedules

a)	Financial Statements and Schedules: The required information is set forth in “Part II, Item 8 - Financial Statements and Supplementary Data” in this Annual Report.

b)	Exhibits: The following exhibits are filed or furnished as an exhibit to this Annual Report on Form 10-K.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated January 31, 2023, by and among Pono Capital Two, Inc., Pono Two Merger Sub, Inc., SBC Medical Group Holdings Incorporated, Mehana Capital LLC in its capacity as the representative of the stockholders of Pono Capital Two, Inc., and Yoshiyuki Aikawa in his personal capacity and his capacity as the representative of the stockholders of SBC Medical Group Holdings Incorporated (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Pono Capital Two, Inc. with the SEC on February 2, 2023).
2.2	First Amendment to the Agreement and Plan of Merger, dated April 26, 2023, by and among Pono Capital Two, Inc., Pono Two Merger Sub, Inc., SBC Medical Group Holdings Incorporated, Mehana Capital LLC in its capacity as the representative of the stockholders of Pono Capital Two, Inc., and Yoshiyuki Aikawa in his personal capacity and his capacity as the representative of the stockholders of SBC Medical Group Holdings Incorporated (incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K filed by Pono Capital Two, Inc. with the SEC on May 1, 2023).
2.3	Second Amendment to the Agreement and Plan of Merger, dated May 30, 2023, by and among Pono Capital Two, Inc., Pono Two Merger Sub, Inc., SBC Medical Group Holdings Incorporated, Mehana Capital LLC in its capacity as the representative of the stockholders of Pono Capital, Two Inc., and Yoshiyuki Aikawa in his personal capacity and his capacity as the representative of the stockholders of SBC Medical Group Holdings Incorporated (incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K filed by Pono Capital Two, Inc. with the SEC on June 2, 2023).
2.4	Third Amendment to the Agreement and Plan of Merger, dated June 15, 2023, by and among Pono Capital Two, Inc., Pono Two Merger Sub, Inc., SBC Medical Group Holdings Incorporated, Mehana Capital LLC in its capacity as the representative of the stockholders of Pono Capital Two Inc., and Yoshiyuki Aikawa in his personal capacity and his capacity as the representative of the stockholders of SBC Medical Group Holdings Incorporated (incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K filed by Pono Capital Two, Inc. with the SEC on June 16, 2023).
2.5	Amended and Restated Agreement and Plan of Merger, dated June 21, 2023, by and among Pono Capital Two, Inc., Pono Two Merger Sub, Inc., SBC Medical Group Holdings Incorporated, Mehana Capital LLC in its capacity as the representative of the stockholders of Pono Capital Two, Inc., and Yoshiyuki Aikawa in his personal capacity and his capacity as the representative of the stockholders of SBC Medical Group Holdings Incorporated (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Pono Capital Two, Inc. with the SEC on June 22, 2023).
2.6	First Amendment to the Amended and Restated Agreement and Plan of Merger, dated September 8, 2023, by and among Pono Capital Two, Inc., Pono Two Merger Sub, Inc., SBC Medical Group Medical Holdings Incorporated, Mehana Capital LLC in its capacity as the representative of the stockholders of Pono Capital Two, Inc., and Yoshiyuki Aikawa in his personal capacity and his capacity as the representative of the stockholders of SBC (incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K filed by Pono Capital Two, Inc. with the SEC on September 11, 2023).
2.7	Second Amendment to the Amended and Restated Agreement and Plan of Merger, dated October 26, 2023, by and among Pono Capital Two Inc., Pono Two Merger Sub, Inc., SBC Medical Group Holdings Incorporated, Mehana Capital LLC in its capacity as the representative of the stockholders of Pono Capital Two Inc., and Yoshiyuki Aikawa in his personal capacity and his capacity as the representative of the stockholders of SBC Medical Group Holdings Incorporated (incorporated by reference to Exhibit 2.2 to Form 8-K filed by Pono Capital Corp. with the SEC on October 26, 2023).
2.8	Third Amendment to the Amended and Restated Agreement and Plan of Merger, dated December 28, 2023, by and among Pono Capital Two, Inc., Pono Two Merger Sub, Inc., SBC Medical Group Holdings Incorporated, Mehana Capital LLC in its capacity as the representative of the stockholders of Pono Capital Two, Inc., and Yoshiyuki Aikawa in his personal capacity and his capacity as the representative of the stockholders of SBC Medical Group Holdings Incorporated (incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K filed by Pono Capital Two, Inc. with the SEC on December 29, 2023).
2.9	Fourth Amendment to the Amended and Restated Agreement and Plan of Merger, dated April 22, 2024, by and among Pono Capital, Two Inc., Pono Two Merger Sub, Inc., SBC Medical Group Holdings Incorporated Mehana Capital LLC in its capacity as the representative of the stockholders of Pono Capital, Two Inc., and Yoshiyuki Aikawa in his personal capacity and his capacity as the representative of the stockholders of SBC Medical Group Holdings Incorporated (incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K filed by Pono Capital Two, Inc. with the SEC on April 23, 2024).

33

3.1	Fourth Amended and Restated Certificate of Incorporation of SBC Medical Group Holdings Incorporated (incorporate by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by SBC Medical Group Holdings Incorporated on September 20, 2024) .
3.2	Amended and Restated Bylaws of SBC Medical Group Holdings Incorporated (incorporate by reference to Exhibit 3.2 to the Current Report on Form 8-K filed by SBC Medical Group Holdings Incorporated on September 20, 2024).
4.1	Warrant Agreement, dated August 4, 2022, by and between Pono Capital Two, Inc. and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by Pono Capital Two, Inc. with the SEC on August 9, 2022).
4.2	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 to the Amendment No. 1 to the Registration Statement on Form S-1, filed by Pono Capital Two, Inc. on July 22, 2022).
4.3	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Amendment No. 1 to the Registration Statement on Form S-1, filed by Pono Capital Two, Inc. on July 22, 2022).
4.4	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.4 to the Amendment No. 1 to the Registration Statement on Form S-1, filed by Pono Capital Two, Inc. on July 22, 2022).
10.1+	Form of SBC Medical Group Holdings Incorporated Equity Incentive Plan (incorporated by reference to Annex C to the Definitive Proxy Statement filed by Pono Capital Two Corp. with the SEC on August 12, 2024).
10.2	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by SBC Medical Group Holdings Incorporated on September 20, 2024).
10.3	Form of Registration Rights Agreement by certain SBC Medical Group Holdings Incorporated equity holders (incorporated by reference to Exhibit E to Annex A to the Definitive Proxy Statement filed by Pono Capital Two Corp. with the SEC on August 12, 2024).
10.4	Form of Lock-Up Agreement by certain SBC Medical Group Holdings Incorporated equity holders (incorporated by reference to Exhibit C to Annex A to the Definitive Proxy Statement filed by Pono Capital Two Corp. with the SEC on August 12, 2024).
10.5	Letter Agreement, dated August 4, 2022, by and among Pono Capital Two Inc., its officers, directors, and Mehana Capital LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Pono Capital Two, Inc. with the SEC on August 9, 2022).
10.6	Purchaser Support Agreement, dated January 31, 2023 (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed by Pono Capital Two, Inc. with the SEC on February 2, 2023).
10.7	Voting Agreement, dated January 31, 2023 (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed by Pono Capital Two, Inc. with the SEC on February 2, 2023).
10.8+	Executive Employment Agreement between SBC Medical Group Holdings and Yoshiyuki Aikawa, dated September 17, 2024 (incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed by SBC Medical Group Holdings Incorporated on September 20, 2024).
10.9+	Executive Employment Agreement between SBC Medical Group Holdings and Yuya Yoshida, dated September 17, 2024 (incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K filed by SBC Medical Group Holdings Incorporated on September 20, 2024).
10.10+	Executive Employment Agreement between SBC Medical Group Holdings and Ryoji Murata, dated September 17, 2024 (incorporated by reference to Exhibit 10.10 to the Current Report on Form 8-K filed by SBC Medical Group Holdings Incorporated on September 20, 2024).
10.11+	Executive Employment Agreement between SBC Medical Group Holdings and Akira Komatsu, dated September 17, 2024 (incorporated by reference to Exhibit 10.11 to the Current Report on Form 8-K filed by SBC Medical Group Holdings Incorporated on September 20, 2024).
10.12	Form of Non-Competition and Non-Solicitation Agreement (incorporated by reference to Exhibit D to Annex A to the Definitive Proxy Statement filed by Pono Capital Two, Inc. with the SEC on August 12, 2024).
19.1	Insider Trading Policy (incorporated by reference to Exhibit 19.1 to the Annual Report on Form 10-K filed by SBC Medical Group Holdings, Inc. with the SEC on March 28, 2025).
21.1	List of Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 to the Annual Report on Form 10-K filed by SBC Medical Group Holdings, Inc. with the SEC on March 28, 2025).
24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Annual Report on Form 10-K filed by SBC Medical Group Holdings, Inc. with the SEC on March 28, 2025).
31.1*	Certification of the Principal Executive Officer pursuant to Rule 13a-14(a) and Rule 15d-14(a) under the Securities Exchange Act of 1934, as amended, as adopted pursuant to Section 302 of the Sarbanes Oxley Act of 2002.
31.2*	Certification of the Principal Financial Officer pursuant to Rule 13a-14(a) and Rule 15d-14(a) under the Securities Exchange Act of 1934, as amended, as adopted pursuant to Section 302 of the Sarbanes Oxley Act of 2002.
32.1	Certification of the Principal Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002 (incorporated by reference to Exhibit 32.1 to the Annual Report on Form 10-K filed by SBC Medical Group Holdings, Inc. with the SEC on March 28, 2025).
32.2	Certification of the Principal Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002 (incorporated by reference to Exhibit 32.2 to the Annual Report on Form 10-K filed by SBC Medical Group Holdings, Inc. with the SEC on March 28, 2025).
97.1	Clawback Policy (incorporated by reference to Exhibit 97.1 to the Annual Report on Form 10-K filed by SBC Medical Group Holdings, Inc. with the SEC on March 28, 2025).
101.INS	Inline XBRL Instance Document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

*	Filed herewith
**	Furnished herewith
+	Indicates a management or compensatory plan
†	Schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby agrees to furnish a copy of any omitted schedules to the SEC upon request.

Item 16.	Form 10-K Summary

None.

34

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 1 to the Annual Report on Form 10-K to be signed on its behalf by the undersigned, thereunto duly authorized.

SBC Medical Group Holdings Incorporated

Dated: April 30, 2025		/s/ Yoshiyuki Aikawa
	Name:	Yoshiyuki Aikawa
	Title:	Director, Chairman and Chief Executive Officer

35

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

☒ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 2025

OR

☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from __________ to __________

Commission File Number: 001-41462

SBC Medical Group Holdings Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Delaware	88-1192288
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

200 Spectrum Center Dr. STE 300 Irvine, CA	92618
(Address of Principal Executive Offices)	(Zip Code)

949-593-0250

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SBC	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	SBCWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

The number of shares of registrant’s Common Stock outstanding as of April 30, 2025 was 103,611,251, after deducting 270,000 shares of treasury stock.

Website and Social Media Disclosure

SBC Medical Group Holdings Incorporated uses its website (https://sbc-holdings.com/en) to distribute company information and makes available free of charge a variety of information for investors, including our filings with the Securities and Exchange Commission (“SEC”), as soon as reasonably practicable after electronically filing that material with, or furnishing it, to the SEC. The information that we post on our website may be deemed material. Accordingly, investors should monitor our website, in addition to following our press releases, filings with the SEC, and public conference calls and webcasts. In addition, investors may opt in to automatically receive email alerts and other information about us when enrolling their email address by visiting the “Email Alerts” section under the “Resources” tab on our website. We do not incorporate the information contained on, or accessible through, our website or related social media channels into this Quarterly Report on Form 10-Q (“Quarterly Report”).

Cautionary Note Regarding Forward-Looking Statements

This Quarterly Report contains forward-looking statements regarding, among other things, the plans, strategies and prospects, both business and financial, of the Company. These statements are based on the beliefs and assumptions of the management of the Company. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions or expectations.

Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” or similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements contained in this Quarterly Report include, but are not limited to, statements about:

●	future financial performance of the Company;
●	changes in the market and level of demand for our products and services;
●	the expansion plans and opportunities of the Company;
●	the ability of the Company to access additional capital;
●	the ability of the Company maintain the listing of the Company’s common stock on Nasdaq;
●	public securities’ potential liquidity and trading;
●	the impact from the outcome of any known and unknown litigation;
●	the ability of the Company to forecast and maintain an adequate rate of revenue growth and appropriately plan its expenses;
●	expectations regarding future expenditures of the Company;
●	the future mix of revenue and effect on gross margins of the Company;
●	the attraction and retention of qualified directors, officers, employees and key personnel of the Company;
●	the ability to protect and enhance the Company’s corporate reputation and brand;
●	expectations concerning the relationships and actions of the Company and its affiliates with third parties;
●	the impact from future regulatory, judicial, and legislative changes in the Company’s industry;
●	the ability to locate and acquire complementary products or product candidates and integrate those into the Company’s business;
●	future arrangements with, or investments in, other entities or associations;
●	intense competition and competitive pressures from other companies in the industries in which the Company operates;
●	the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and
●	other factors detailed under “Part I, Item 1A. Risk Factors” of the Annual Report on Form 10-K filed with the SEC by the Company on March 28, 2025 (the “Annual Report”).

These forward-looking statements are based on information available as of the date of this Quarterly Report, and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements.

New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can the Company assess the impact of all such risk factors on the business of the Company, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. As a result of a number of known and unknown risks and uncertainties, the actual results or performance of the Company may be materially different from those expressed or implied by these forward-looking statements. These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this Quarterly Report are more fully described elsewhere in this Quarterly Report and the Annual Report, particularly in “Part I, Item 1A. Risk Factors” of the Annual Report.

SBC Medical Group Holdings Incorporated

FORM 10-Q FOR THE QUARTER ENDED

March 31, 2025

i

PART I - FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

SBC MEDICAL GROUP HOLDINGS INCORPORATED

F-1

SBC MEDICAL GROUP HOLDINGS INCORPORATED

UNAUDITED CONSOLIDATED BALANCE SHEETS

	March 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$132,055,823	$125,044,092
Accounts receivable	1,633,456	1,413,433
Accounts receivable – related parties	30,557,912	28,846,680
Inventories	1,694,765	1,494,891
Finance lease receivables, current – related parties	7,281,088	5,992,585
Customer loans receivable, current	8,903,724	10,382,537
Prepaid expenses and other current assets	32,970,169	11,276,802
Total current assets	215,096,937	184,451,020

Non-current assets:
Property and equipment, net	8,523,351	8,771,902
Intangible assets, net	1,543,779	1,590,052
Long-term investments, net	3,703,699	3,049,972
Goodwill, net	4,780,616	4,613,784
Finance lease receivables, non-current – related parties	10,648,402	8,397,582
Operating lease right-of-use assets	5,152,104	5,267,056
Finance lease right-of-use assets	522,055	—
Deferred tax assets	2,513,653	9,798,071
Customer loans receivable, non-current	4,525,883	5,023,551
Long-term prepayments	1,922,709	1,745,801
Long-term investments in MCs – related parties	18,691,785	17,820,910
Other assets	6,980,816	15,553,453
Total non-current assets	69,508,852	81,632,134
Total assets	$284,605,789	$266,083,154

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$17,854,422	$13,875,179
Accounts payable – related parties	1,141,762	659,044
Current portion of long-term loans	66,950	96,824
Notes and other payables, current – related parties	1,422,976	26,255
Advances from customers	525,497	820,898
Advances from customers – related parties	10,155,134	11,739,533
Income tax payable	1,624,002	18,705,851
Operating lease liabilities, current	4,131,154	4,341,522
Finance lease liabilities, current	157,532	—
Accrued liabilities and other current liabilities	8,564,250	8,103,194
Due to related party	2,822,537	2,823,590
Total current liabilities	48,466,216	61,191,890

F-2

SBC MEDICAL GROUP HOLDINGS INCORPORATED

UNAUDITED CONSOLIDATED BALANCE SHEETS — (Continued)

	March 31, 2025	December 31, 2024
Non-current liabilities:
Long-term loans	6,798,045	6,502,682
Notes and other payables, non-current – related parties	12,413	5,334
Deferred tax liabilities	346,432	926,023
Operating lease liabilities, non-current	1,312,819	1,241,526
Finance lease liabilities, non-current	195,572	—
Other liabilities	1,151,857	1,193,541
Total non-current liabilities	9,817,138	9,869,106
Total liabilities	58,283,354	71,060,996

Stockholders’ equity:
Preferred stock ($0.0001 par value, 20,000,000 shares authorized; no shares issued and outstanding as of March 31, 2025 and December 31, 2024)	—	—
Common stock ($0.0001 par value, 400,000,000 shares authorized, 103,881,251 and 103,020,816 shares issued, 103,611,251 and 102,750,816 shares outstanding as of March 31, 2025 and December 31, 2024, respectively)	10,388	10,302
Additional paid-in capital	62,513,837	62,513,923
Treasury stock (at cost, 270,000 shares as of March 31, 2025 and December 31, 2024)	(2,700,000)	(2,700,000)
Retained earnings	210,965,453	189,463,007
Accumulated other comprehensive loss	(44,343,412)	(54,178,075)
Total SBC Medical Group Holdings Incorporated stockholders’ equity	226,446,266	195,109,157
Non-controlling interests	(123,831)	(86,999)
Total stockholders’ equity	226,322,435	195,022,158
Total liabilities and stockholders’ equity	$284,605,789	$266,083,154

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-3

SBC MEDICAL GROUP HOLDINGS INCORPORATED

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE INCOME

	For the Three Months Ended March 31,
	2025	2024
Revenues, net – related parties	$45,257,145	$50,470,207
Revenues, net	2,071,556	4,337,835
Total revenues, net	47,328,701	54,808,042
Cost of revenues (including cost of revenues from related parties of $3,456,928 and $1,797,359 for the three months ended March 31, 2025 and 2024, respectively)	9,595,617	15,288,667
Gross profit	37,733,084	39,519,375

Operating expenses:
Selling, general and administrative expenses	13,531,010	15,058,490
Total operating expenses	13,531,010	15,058,490

Income from operations	24,202,074	24,460,885

Other income (expenses):
Interest income	55,333	17,689
Interest expense	(6,207)	(3,008)
Other income	151,328	349,681
Other expenses	(1,697,259)	(1,436,656)
Gain on redemption of life insurance policies	8,746,138	—
Gain on disposal of subsidiary	—	3,813,609
Total other income	7,249,333	2,741,315

Income before income taxes	31,451,407	27,202,200

Income tax expense	9,959,457	8,451,984

Net income	21,491,950	18,750,216
Less: net loss attributable to non-controlling interests	(10,496)	(7,536)
Net income attributable to SBC Medical Group Holdings Incorporated	$21,502,446	$18,757,752

Other comprehensive income (loss):
Foreign currency translation adjustment	$9,808,327	$(10,193,852)
Total comprehensive income	31,300,277	8,556,364
Less: comprehensive loss attributable to non-controlling interests	(36,832)	(92,000)
Comprehensive income attributable to SBC Medical Group Holdings Incorporated	$31,337,109	$8,648,364

Net income per share attributable to SBC Medical Group Holdings Incorporated*
Basic and diluted	$0.21	$0.20
Weighted average shares outstanding*
Basic and diluted	103,276,637	94,192,433

*	Retrospectively restated for effect of reverse recapitalization on September 17, 2024.

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-4

SBC MEDICAL GROUP HOLDINGS INCORPORATED

UNAUDITED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE THREE MONTHS ENDED MARCH 31, 2025 AND 2024

	Common Stock		Additional Paid-in	Treasury Stock		Retained	Accumulated Other Comprehensive	Total SBC Medical Group Holdings Incorporated Stockholders’	Non- controlling	Total Stockholders’
	Number	Amount	Capital	Number	Amount	Earnings	Loss	Equity	Interests	Equity
Balance as of December 31, 2024	103,020,816	$10,302	$62,513,923	(270,000)	$(2,700,000)	$189,463,007	$(54,178,075)	$195,109,157	$(86,999)	$195,022,158
Issuance of common stock as incentive shares	860,435	86	(86)	—	—	—	—	—	—	—
Net income (loss)	—	—	—	—	—	21,502,446	—	21,502,446	(10,496)	21,491,950
Foreign currency translation adjustment	—	—	—	—	—	—	9,834,663	9,834,663	(26,336)	9,808,327
Balance as of March 31, 2025	103,881,251	$10,388	$62,513,837	(270,000)	$(2,700,000)	$210,965,453	$(44,343,412)	$226,446,266	$(123,831)	$226,322,435

	Common Stock		Additional Paid-in	Retained	Accumulated Other Comprehensive	Total SBC Medical Group Holdings Incorporated Stockholders’	Non- controlling	Total Stockholders’
	Number	Amount	Capital	Earnings	Loss	Equity	Interests	Equity
Balance as of December 31, 2023	94,192,433	$9,419	$36,879,281	$142,848,732	$(37,578,255)	$142,159,177	$1,651,072	$143,810,249
Disposal of subsidiary	—	—	—	—	—	—	(1,221,795)	(1,221,795)
Net income (loss)	—	—	—	18,757,752	—	18,757,752	(7,536)	18,750,216
Foreign currency translation adjustment	—	—	—	—	(10,109,388)	(10,109,388)	(84,464)	(10,193,852)
Balance as of March 31, 2024	94,192,433	$9,419	$36,879,281	$161,606,484	$(47,687,643)	$150,807,541	$337,277	$151,144,818

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-5

SBC MEDICAL GROUP HOLDINGS INCORPORATED

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Three Months Ended March 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$21,491,950	$18,750,216
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	628,304	1,018,477
Non-cash lease expense	985,184	1,052,123
Provision for credit losses	25,102	152,579
Fair value change of long-term investments	140,581	938,511
Gain on disposal of subsidiary	—	(3,813,609)
Gain on redemption of life insurance policies	(8,746,138)	—
Gain on disposal of property and equipment	(12,375)	—
Deferred income taxes	7,016,227	(360,582)
Changes in operating assets and liabilities:
Accounts receivable	(147,925)	(383,254)
Accounts receivable – related parties	(295,505)	4,775,935
Inventories	(124,279)	(34,802)
Finance lease receivables – related parties	(2,779,253)	(814,608)
Customer loans receivable	4,501,760	2,858,633
Prepaid expenses and other current assets	(3,150,243)	610,059
Long-term prepayments	98,164	138,212
Other assets	318,351	(328,818)
Accounts payable	3,235,017	(8,937,435)
Accounts payable – related parties	441,481	—
Notes and other payables – related parties	(548,077)	(1,104,968)
Advances from customers	(328,791)	(1,451,008)
Advances from customers – related parties	(2,114,829)	(161,936)
Income tax payable	(17,635,239)	(6,552,783)
Operating lease liabilities	(1,036,605)	(1,067,196)
Accrued liabilities and other current liabilities	63,764	(1,604,603)
Other liabilities	(98,005)	3,032
NET CASH PROVIDED BY OPERATING ACTIVITIES	1,928,621	3,682,175

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(253,725)	(702,281)
Purchase of convertible note	—	(1,700,000)
Prepayments for property and equipment	(501,253)	—
Advances to related parties	—	(367,579)
Purchase of long-term investments	(635,145)	—
Long-term loans to others	(12,783)	(44,865)
Repayments from related parties	70,000	215,000
Repayments from others	30,680	21,422
Disposal of subsidiary, net of cash disposed of	—	(815,819)
Proceeds from disposal of property and equipment	323,419	—
NET CASH USED IN INVESTING ACTIVITIES	(978,807)	(3,394,122)

F-6

SBC MEDICAL GROUP HOLDINGS INCORPORATED

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS — (Continued)

	For the Three Months Ended March 31,
	2025	2024
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings from related parties	15,000	—
Repayments of long-term loans	(55,873)	(30,354)
Repayments of finance lease liabilities	(223,454)	—
Repayments to related parties	(16,053)	(9,873)
NET CASH USED IN FINANCING ACTIVITIES	(280,380)	(40,227)

Effect of exchange rate changes	6,342,297	(7,089,208)

NET CHANGE IN CASH AND CASH EQUIVALENTS	7,011,731	(6,841,382)
CASH AND CASH EQUIVALENTS AS OF THE BEGINNING OF THE PERIOD	125,044,092	103,022,932
CASH AND CASH EQUIVALENTS AS OF THE END OF THE PERIOD	$132,055,823	$96,181,550

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest expense	$6,207	$3,008
Cash paid for income taxes	$20,577,290	$16,172,526

NON-CASH INVESTING AND FINANCING ACTIVITIES
Property and equipment transferred from long-term prepayments	$125,287	$—
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$102,599	$—
Finance lease right-of-use assets obtained in exchange for finance lease liabilities	$581,129	$—
Remeasurement of operating lease liabilities and right-of-use assets due to lease modifications	$358,358	$1,078,611
Payables to related parties in connection with loan services provided	$1,922,224	$10,951,451
Issuance of common stock as incentive shares	$86	$—
Redemption proceeds receivable on life insurance policies	$17,735,717	$—

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-7

SBC MEDICAL GROUP HOLDINGS INCORPORATED

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND DESCRIPTION OF BUSINESS

Business Overview

SBC Medical Group Holdings Incorporated (“SBC Holding”) was originally incorporated under the laws of the state of Delaware on March 11, 2022 as a special purpose acquisition corporation under the name Pono Two Capital, Inc. (“Pono”) for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

SBC Medical Group, Inc. (formerly known as SBC Medical Group Holdings Incorporated, “SBC USA”, “Legacy SBC”), through its consolidated subsidiaries and variable interest entity (“VIE”), is principally engaged in medical industry to provide comprehensive management services to the medical corporations and their clinics, including but not limited to licensure of the use of the trademark and brand name of “Shonan Beauty Clinic”, sales of medical equipment, medical consumables procurement services, and management of customer’s loyalty program, etc.

Reverse Recapitalization

On September 17, 2024, Pono consummated the merger transaction pursuant to the agreement by and among Pono, Pono Two Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and a wholly-owned subsidiary of Pono, and SBC USA (the “Merger Agreement”), whereby Merger Sub merged with and into SBC USA, the separate corporation existence of Merger Sub ceased and SBC USA survived the merger as a wholly owned subsidiary of Pono (“Pono Merger”). In connection with the consummation of Pono Merger, Pono changed its name to “SBC Medical Group Holdings Incorporated” and SBC USA changed its name to “SBC Medical Group, Inc.” and, among other transactions contemplated by the Merger Agreement, the existing equity holders of SBC USA exchanged their equity interests of SBC USA for equity interests of Pono.

On September 17, 2024, the Company received net cash of $11,707,417 from Pono Merger. The Company also assumed $416,799 in prepaid expenses and other current assets, $1,108 in accounts payable, $14,431 in income tax payable, $2,700,000 in convertible note payable, which was subsequently converted to 270,000 shares upon the consummation of Pono Merger, $1,000,789 in accrued liabilities and other current liabilities, common stock of $508 and additional paid-in capital of $8,407,380.

The total funds from Pono Merger of $11,707,417 were available to repay certain indebtedness, transaction costs and for general corporate purposes, which primarily consisted of investment banking, legal, accounting, and other professional fees as follows:

Cash—Pono working capital cash	$766,735
Cash—Pono trust	16,731,409
Less: transaction costs and advisory fees	5,790,727
Net proceeds from Pono Merger	$11,707,417

Pono Merger was accounted for as a reverse recapitalization under the accounting principles generally accepted in the United States of America (“U.S. GAAP”). SBC USA was determined to be the accounting acquirer and Pono was treated as the acquired company for financial reporting purposes. Accordingly, the financial statements of the combined company represent a continuation of the financial statements of SBC USA.

Unless the context indicates otherwise, any references herein to the “Company”, “we”, “us” and “our” refer to 1) SBC USA and its consolidated subsidiaries and VIE, prior to the consummation of Pono Merger, and to 2) SBC Holding and its consolidated subsidiaries and VIE, following Pono Merger; and reference herein to “Pono” refers to SBC Holding prior to the consummation of Pono Merger.

Reorganization

In June 2020 and April 2022, SBC Inc., a company incorporated in Japan in June 2007, and Advice Innovation Co., Ltd., a company incorporated in Japan in December 2018, were merged with and into SBC Medical Group Co., Ltd. (“SBC Japan”), respectively, with SBC Japan being the surviving entity in such mergers. SBC Japan is a company incorporated in Japan in September 2017 and previously known as Aikawa Medical Management Co., Ltd.

In April 2023, SBC Japan acquired 100% equity interest of L’Ange Cosmetique Co., Ltd. (“L’Ange Sub”), a company incorporated in Japan in June 2003, and Shobikai Co., Ltd. (“Shobikai Sub”), a company incorporated in Japan in June 2014, through share exchange. As a result, L’Ange Sub and Shobikai Sub become wholly owned subsidiaries of SBC Japan.

In August 2023, SBC Japan and L’Ange Sub disposed of their entire equity interest in Ai Inc. and Lange Inc., respectively, both incorporated in the Federated States of Micronesia in January 2022, for cash. As a result, Ai Inc. and Lange Inc. cease to be subsidiaries of the Company, with the related investment in capital being treated as a deemed distribution and the disposal proceeds treated as a deemed contribution.

In September 2023, SBC USA acquired 100% equity interest of SBC Japan through share exchange with one share of its common stock. As a result, SBC Japan becomes a wholly owned subsidiary of SBC USA.

The above reorganization has been accounted for as a recapitalization among entities under common control since the same controlling shareholder controlled these entities before and after the reorganization. The consolidation of the Company has been accounted for at historical cost and prepared on the basis as if the transactions had become effective as of the beginning of the earliest period presented in the accompanying consolidated financial statements.

Corporate Structure

As of March 31, 2025, the Company’s major subsidiaries and VIE are as follows:

Name	Place of Incorporation	Date of Incorporation or Acquisition	Percentage of Ownership	Principal Activities
SBC Medical Group, Inc.	United States	January 20, 2023	100%	Investment holding
SBC Medical Group Co., Ltd.*	Japan	June 18, 2003	100%	Franchising, procurement, management and rental services for the medical corporations

F-8

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND DESCRIPTION OF BUSINESS (cont.)

Name	Place of Incorporation	Date of Incorporation or Acquisition	Percentage of Ownership	Principal Activities
Liesta Co., Ltd.	Japan	December 15, 2020	100%	Real estate brokerage services
SBC Sealane Co., Ltd.	Japan	June 7, 2022	100%	Construction services
SBC Marketing Co., Ltd.	Japan	June 30, 2022	100%	Marketing services
Medical Payment Co., Ltd.	Japan	June 30, 2022	75%	Loan services
SBC Medical Consulting Co., Ltd.	Japan	August 2, 2022	100%	Human resource services
Shoubikai Medical Vietnam Co., Ltd.	Vietnam	August 29, 2013	100%	Cosmetic clinic
SBC Healthcare Inc.	United States	December 16, 2019	100%	Management services for cosmetic clinic in the United States
SBC Irvine, LLC	United States	December 27, 2018	100%	Management services for cosmetic clinic in the United States
Aesthetic Healthcare Holdings Pte. Ltd.	Singapore	November 20, 2024	100%	Investment holding
Wen & Weng Family Clinic Pte. Ltd.**	Singapore	November 20, 2024	100%	General outpatient medical services
Wen & Weng Medical Group Pte. Ltd.**	Singapore	November 20, 2024	100%	Healthcare-related businesses
Rochor Clinic Pte. Ltd.**	Singapore	November 20, 2024	100%	General outpatient medical services
Dermasolutions Pte. Ltd.**	Singapore	November 20, 2024	100%	Cosmetic and dermatological treatments and products
Dermasolutions Services Pte. Ltd.**	Singapore	November 20, 2024	100%	Cosmetic services and products
SBC MEDICAL APAC PTE. LTD.	Singapore	March 26, 2025	100%	Asia-Pacific regional headquarters
Aikawa Medical Management, Inc.	United States	May 10, 2017	VIE	Management services for cosmetic clinic in the United States

*	In January 2025, the Company effected a merger in which SBC Japan and Shobikai Sub merged with and into L’Ange Sub. As a result, the separate corporate existence of SBC Japan and Shobikai Sub ceased, with L’Ange Sub continuing as the surviving company. Following the merger, L’Ange Sub changed its name to SBC Medical Group Co., Ltd., which is herein referred to as “SBC Japan.”

**	Subsidiaries of Aesthetic Healthcare Holdings Pte. Ltd. (“AHH”)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Basis of Presentation and Principles of Consolidation

The accompanying unaudited consolidated financial statements have been prepared in accordance with U.S. GAAP and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

The unaudited consolidated financial statements do not include all of the information and disclosure required by U.S. GAAP for complete financial statements. Interim results are not necessarily indicative of results for a full year. In the opinion of management, all adjustments consisting of a normal recurring nature considered necessary for a fair presentation of the financial position and the results of operations and cash flows for the interim periods have been included. The unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements and related notes for the year ended December 31, 2024.

The unaudited consolidated financial statements include the financial statements of the Company, its subsidiaries, and consolidated VIE for which the Company is the primary beneficiary. The results of the subsidiaries are consolidated from the date on which the Company obtained control and continue to be consolidated until the date that such control ceases. All significant transactions and balances among the Company’s subsidiaries, including the VIE, have been eliminated upon consolidation.

The Company reports AHH and its subsidiaries, which were acquired in November 2024, on a three-month calendar lag allowing for the timely preparation of financial statements. This three-month reporting lag is with the exception of significant transactions or events that occur during the intervening period, if any.

Variable Interest Entities

In accordance with ASC Topic 810, “Consolidation”, the Company identifies its variable interests and analyzes to determine if the entity in which the Company has a variable interest is a VIE. Determination if a variable interest is a VIE includes both quantitative and qualitative consideration. For those entities determined to be VIEs within the scope of the VIE model, a further quantitative and qualitative analysis is performed to determine if the Company is deemed the primary beneficiary. The primary beneficiary is the party who has the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and who has an obligation to absorb losses of the entity or a right to receive benefits from the entity that could potentially be significant.

F-9

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company would consolidate those entities in which it is determined to be the primary beneficiary. The Company based its qualitative analysis on its review of the design of the entity, its organizational structure including decision-making ability and the relevant development, operating management and financial agreements.

The Company evaluates its relationship with its VIE on an ongoing basis to determine whether it continues to be the primary beneficiary of its consolidated VIE, or whether it has become the primary beneficiary of the VIE it does not consolidate.

Voting Model

If a legal entity fails to meet any of the three characteristics of a VIE, we then evaluate such entity under the voting model. Under the voting model, we consolidate the entity if we determine that we, directly or indirectly, have greater than 50% of the voting rights and that other equity holders do not have substantive participating rights.

Assessment of Medical Corporations in Japan

SBC Japan is designated as a medical service corporation (the “MSC”) to provide services to the Medical Corporations (the “MCs”) in Japan. To maintain and strengthen the business relationship and to secure the source of revenues from the MCs, the Company acquired equity interests in the following MCs throughout the years.

Name of the MC	Percentage of Equity Interest Acquired	Percentage of Voting Interest Held
Medical Corporation Shobikai	100%	0%
Medical Corporation Kowakai	100%	0%
Medical Corporation Nasukai	100%	0%
Medical Corporation Aikeikai	100%	0%
Medical Corporation Jukeikai	100%	0%
Medical Corporation Ritz Cosmetic Surgery	100%	0%

As non-profit organizations, MCs are required to comply with the medical-related laws and regulations of the Japanese Medical Care Act (the “Act”, “Medical Care Act”). In accordance with the Act, the highest authority of MCs is its general meeting of members (the “Members”), with each Member having one voting right. The Company, through the MSCs, has no right to elect the Members, no decision-making ability and no right to dividend or any profit distribution, but has the right to receive distribution of the residual assets of the MCs.

Since the not-for-profit entities scope exception to the variable interest model is applicable to the MCs, the Company evaluates its business relationship, franchisor-franchisee agreements and/or services agreements with the MCs in Japan under the voting model. The Company has concluded that consolidation of the MCs is not appropriate for the periods presented as it does not have a majority voting interest in the Members of the MCs nor does it have a controlling financial interest in the MCs. The equity interests in the MCs held by the Company are recorded as long-term investments in MCs — related parties on the unaudited consolidated balance sheets. The transactions between the Company and the MCs are disclosed in Note 16 Related Party Transactions.

(b) Foreign Currency

The Company maintains its books and record in its local currency, mainly Japanese YEN (“JPY” or “¥”), which is a functional currency as being the primary currency of the economic environment in which its operation is conducted. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the unaudited statements of operations.

F-10

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The reporting currency of the Company is the United States Dollars (“US$” or “$”), and the accompanying financial statements have been expressed in US$. In accordance with ASC Topic 830-30, “Translations of Financial Statements”, assets and liabilities of the Company whose functional currency is not US$ are translated into US$, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from the translation of financial statements are recorded as a separate component of accumulated other comprehensive loss within the unaudited statements of changes in stockholders’ equity.

Translation of amounts from local currency of the Company into US$1 has been made at the following exchange rates:

	March 31, 2025	March 31, 2024
Current JPY:US$1 exchange rate	149.4840	151.3380
Average JPY:US$1 exchange rate	152.5417	148.4462

(c) Use of Estimates

In preparing the unaudited consolidated financial statements in conformity with U.S. GAAP, management is required to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates are based on information available as of the date of the unaudited consolidated financial statements. Significant estimates required to be made by management include, but are not limited to, useful lives and impairment of long-lived assets, impairment of goodwill, impairment of long-term investments in MCs — related parties, valuation allowance of deferred tax assets, uncertain income tax positions, the recognition and measurement of impairment of investments in securities, allowance for credit losses and implicit interest rate of operating and finance leases. Management bases its estimates on historical experience and other assumptions it believes to be reasonable under the circumstances and evaluates these estimates on an on-going basis. Actual results could differ from those estimates.

(d) Customer Loans Receivable, and Notes and Other Payables — Related Parties

In February 2023, the Company started to provide loan services to certain customers of the related-party MCs (“End Customers”). Once a loan is granted to finance an End Customer’s purchase, the End Customer is required to repay the Company in monthly installments. The loans provided to the End Customers are unsecured, interest-bearing, and due in three months to five years, depending on the End Customers’ choice of the loan service term.

The Company records the customer loans receivables at gross loan receivables less unamortized costs of issuance fees or discounts, which are amortized over the life of the loan to interest income. During the three months ended March 31, 2025 and 2024, the Company generated interest income of $283,416 and $317,509, respectively, from the loan services, which were included in revenues.

Management periodically evaluates individual End Customer’s financial condition, credit history and the current economic conditions to make adjustments in the allowance when necessary. Customer loans receivable is charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. During the three months ended March 31, 2025 and 2024, the Company recorded $95,102 and nil allowance for doubtful accounts, respectively, for customer loans receivable.

Prior to January 2025, when a loan was granted to an End Customer, the Company issued a promissory note to the related party MC to settle the purchase transaction on behalf of the End Customer. The Company repays each promissory note when the corresponding loan is fully repaid by the End Customer or earlier if mutually agreed. These promissory notes are unsecured and bear no interest. Starting in January 2025, instead of issuing a promissory note to the MC upon loan issuance, the Company pays the transaction amount directly in cash on behalf of the End Customer in the month following the purchase.

F-11

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(e) Goodwill, Net

Goodwill represents the excess of the purchase price over the fair value of the identifiable assets and liabilities acquired in the business combination. In accordance with FASB ASC Topic 350, “Intangibles-Goodwill and Others”, goodwill is subject to at least an annual assessment for impairment or more frequently if events or changes in circumstances indicate that an impairment may exist, applying a fair-value based test.

The Company would recognize an impairment charge for the amount by which the carrying amount of a reporting unit exceeds its fair value up to the amount of goodwill allocated to that reporting unit.

When performing the annual impairment test, the Company has the option of performing a qualitative or quantitative assessment to determine if an impairment has occurred. If a qualitative assessment indicates that it is more likely than not that the fair value of a reporting unit is less than its carrying amount, the Company would be required to perform a quantitative impairment analysis for goodwill. The quantitative analysis requires a comparison of the fair value of the reporting unit to its carrying value, including goodwill. If the carrying value of the reporting unit exceeds its fair value, an impairment loss is recognized in an amount equal to that excess, limited to the total amount of goodwill allocated to that reporting unit. The fair value is generally determined using the income approach with the discounted cash flow valuation method, which requires management to make significant estimates and assumptions related to forecasted revenues and cash flows and the discount rates.

(f) Impairment of Long-lived Assets Other Than Goodwill

Long-lived assets with finite lives, primarily property and equipment, intangible assets, operating lease right-of-use assets and finance lease right-of-use assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the estimated cash flows from the use of the asset and its eventual disposition are below the asset’s carrying value, then the asset is deemed to be impaired and written down to its fair value.

(g) Long-term Investments, Net

Investments in equity securities with readily determinable fair values

The Company holds investments in equity securities of publicly listed companies, for which the Company does not have significant influence. Investments in equity securities with readily determinable fair values are measured at fair value and any changes in fair value are recognized in other income (expenses).

F-12

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Investments in privately held companies and organizations that do not report Net Asset Value (the “NAV”) per share

The Company’s long-term investments in privately held entities that do not report NAV per share are accounted for using a measurement alternative, under which these investments are measured at cost, adjusted for observable price changes and impairments, with changes recognized in other income (expenses).

The Company recognizes both realized and unrealized gain and losses in its unaudited consolidated statements of operations and comprehensive income, classified with other income (expenses). Unrealized gains and losses represent observable price changes for investments in privately held entities that do not report NAV per share. Realized gains and losses represent the difference between proceeds received upon disposition of investments and their historical or adjusted cost. Impairments are realized losses, which result in an adjusted cost, and represent charges to reduce the carrying values of investments in privately held entities that do not report NAV per share, if impairments are deemed other than temporary, to their estimated fair values.

(h) Long-term Investments in MCs — Related Parties

Long-term investments in MCs — related parties represent the payments to obtain equity interests of the MCs in Japan, made by the Company through SBC Japan, a company designated as a MSC in Japan. In accordance with the Act and articles of incorporation of the MCs, which are non-profit organizations, the equity interest holders of MCs are prohibited from receiving any profit distribution from MCs but have the right to receive distribution of the residual assets of the MCs in proportion to the amount of their contribution. As of the balance sheet dates, the investments represent probable future economic benefit to be realized at the time of dissolution of MCs or the equity interests being sold.

The investments in MCs — related parties are accounted for using a measurement alternative, under which these investments are measured at cost, less impairment, and adjusted for observable price changes. The Company reviews the investments in MCs for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. The payments made for such investments are classified as investing activities in the unaudited consolidated statements of cash flows. The MCs are considered related parties as the relatives of the Chief Executive Officer (“CEO”) of the Company being the Members of the MCs. Also see Note 2(a) for further details.

(i) Leases

The Company determines if an arrangement is or contains a lease at inception or modification of the arrangement. An arrangement is or contains a lease if there are identified assets and the right to control the use of an identified asset is conveyed for a period in exchange for consideration. Control over the use of the identified assets means the lessee has both the right to obtain substantially all of the economic benefits from the use of the asset and the right to direct the use of the asset.

The Company classifies its leases as either finance leases or operating leases if it is the lessee, or sales-type, direct financing, or operating leases if it is the lessor. The following criteria is used to determine if a lease is a finance lease (as a lessee) or sales-type or direct financing lease (as a lessor):

(i)	ownership is transferred from lessor to lessee by the end of the lease term;

(ii)	an option to purchase is reasonably certain to be exercised;

(iii)	the lease term is for the major part of the underlying asset’s remaining economic life;

(iv)	the present value of lease payments equals or exceeds substantially all of the fair value of the underlying assets; or

(v)	the underlying asset is specialized and is expected to have no alternative use at the end of the lease term.

F-13

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

If any of the above criteria is met, the Company accounts for the lease as a finance, a sales-type, or a direct financing lease. If none of the criteria is met, the Company accounts for the lease as an operating lease.

Lessee accounting

The Company recognizes right-of-use assets and lease liabilities for all leases other than those with a term of twelve months or less as the Company has elected to apply the short-term lease recognition exemption. Right-of-use assets represent the Company’s right to use an underlying asset for the lease term. Lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Right-of-use assets and lease liabilities are classified and recognized at the commencement date of a lease. Lease liabilities are measured based on the present value of fixed lease payments over the lease term. Right-of-use assets consist of (i) initial measurement of the lease liability; (ii) lease payments made to the lessor at or before the commencement date less any lease incentives received; and (iii) initial direct costs incurred by the Company.

As the rates implicit on the Company’s leases for which it is the lessee are not readily determinable, the Company uses its incremental borrowing rate based on information available at the commencement date in determining the present value of lease payments. When determining the incremental borrowing rate, the Company assesses multiple variables such as lease term, collateral, economic conditions, and its creditworthiness.

From time to time, we may enter into sublease agreements with third parties. Our subleases generally do not relieve us of our primary obligations under the corresponding head lease. As a result, we account for the head lease based on the original assessment at lease inception. We determine if the sublease arrangement is either a sales-type, direct financing, or operating lease at inception of the sublease. If the total remaining lease cost on the head lease for the term of the sublease is greater than the anticipated sublease income, the right-of-use asset is assessed for impairment. Our subleases are generally operating leases and we recognize sublease income on a straight-line basis over the sublease term.

Lessor accounting — operating leases

The Company accounts for the revenue from its lease contracts by utilizing the single component accounting policy. This policy requires the Company to account for, by class of underlying asset, the lease component and nonlease component(s) associated with each lease as a single component if two criteria are met.

(i)	the timing and pattern of transfer of the lease component and the nonlease component(s) are the same; and

(ii)	the lease component would be classified as an operating lease if it were accounted for separately.

Lease components consist primarily of fixed rental payments, which represent scheduled rental amounts due under our leases. Nonlease components consist primarily of tenant recoveries representing reimbursements of rental operating expenses, including recoveries for utilities, repairs and maintenance and common area expenses.

If the lease component is the predominant component, we account for all revenues under such lease as a single component in accordance with the lease accounting standard. Conversely, if the nonlease component is the predominant component, all revenues under such lease are accounted for in accordance with the revenue recognition accounting standard. Our operating leases qualify for the single component accounting, and the lease component in each of our leases is predominant. Therefore, we account for all revenues from our operating leases under the lease accounting standard and classify these revenues as rental income.

The Company commences recognition of rental income related to the operating leases at the date the property is ready for its intended use by the tenant and the tenant takes possession or controls the physical use of the leased asset. Income from rentals related to fixed rental payments under operating leases is recognized on a straight-line basis over the respective operating lease terms. Any amounts received but will be recognized as revenue in future periods are classified as advances from customers in the Company’s unaudited consolidated balance sheets.

F-14

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Lessor accounting — sales-type leases

The Company purchases medical equipment from vendors and leases them to its customers, who are required to pay installments throughout the term of the leases. The lease agreements include lease payments that are fixed, do not contain residual value guarantees or variable lease payments. The lease terms are based on the non-cancellable term of the lease and the buyer may have options to terminate the lease in advance when meets certain conditions. The customers obtain control of the medical equipment when they physically possess the equipment.

The Company recognizes sales from sales-type leases equal to the present value of the minimum lease payments discounted using the implicit interest rate in the lease and cost of sales equal to carrying amount of the asset being leased and any initial direct costs incurred, less the present value of the unguaranteed residual. Interest income from the leases is recognized over the lease terms and included in revenues, net.

The Company excludes from the measurement of its lease revenues any tax assessed by a governmental authority that is both imposed on and concurrent with a specific revenue-producing transaction and collected from a customer.

(j) Revenue Recognition

The Company recognizes revenue from franchising services, procurement services, management services and other services or product sales under ASC Topic 606, “Revenue from Contracts with Customers”.

To determine revenue recognition for contracts with customers, the Company performs the following five steps: (i) identify the contract(s) with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligation. Revenue amount represents the invoiced value, net of consumption tax and applicable local government levies, if any. The consumption tax on sales is calculated at 10% of gross sales. The Company does not have significant remaining unfulfilled performance obligations or contract balances.

The Company reports revenue on a gross or net basis based on management’s assessment of whether the Company acts as a principal or agent in the transaction. The determination of whether the Company acts as a principal or an agent in a transaction is based on the evaluation of whether (i) the Company is primarily responsible for fulfilling the promise to provide the specified goods or service, (ii) the Company has inventory risk before the specified good or service has been transferred to a customer or after transfer of control to the customer and (iii) the Company has discretion in establishing the price for the specified good or service. If the terms of a transaction do not indicate the Company is acting as a principal in the transaction, then the Company is acting as an agent in the transaction and the associated revenues are recognized on a net basis.

The Company recognizes revenue from rental services under ASC Topic 842, “Leases”.

The Company currently generates its revenue from the following main sources:

Franchising Revenue

The Company generates franchising revenue (royalty income) by licensing its intellectual properties, including but not limited to the Company’s brand name (“Shonan Beauty Clinic”), trade name, patents, and trademarks, as a franchisor pursuant to franchise agreements with the medical corporations (the “MCs”) in Japan. It recognizes revenue based on a fixed amount to each MC and a fixed amount to each clinic of the MCs and recognized over time as services are rendered.

F-15

SBC MEDICAL GROUP HOLDINGS INCORPORATED

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Procurement Revenue

The Company generates procurement services revenue by purchasing primarily advertising services and medical materials from qualified vendors on behalf of MCs to maintain brand quality consistency. Procurement services revenue is recognized at the point in time upon the delivery of products or over time as services are performed. Occasionally, the Company receives vendor discounts on certain large purchases. It recognizes revenue based on actual payments and will return the over-collection resulting from such discounts to MCs.

Management Services Revenue

The Company provides loyalty program management services, labor supporting services, function supporting services, and management consulting services to MCs.

Loyalty program management services

The Company awards loyalty points on behalf of MCs to MCs’ customers, who earn loyalty points from each qualified purchase made at the loyalty program participating clinics of MCs, in exchange for a handling fee. The revenue is based on a percentage of the related payment amount made by MCs’ customers and is recognized when the loyalty points are awarded.

At the time loyalty points are awarded, a MC pays the Company cash in an amount equivalent to the awarded loyalty points, which is recorded as advances from customers. When a MC’s customers redeem the loyalty points, the Company returns the cash back to the MC in an amount equivalent to the redeemed loyalty points. The awarded loyalty points expire if a MC’s customer does not make any additional qualified purchase at a participating clinic within a year. The Company accumulates and tracks the points on behalf of MCs until the loyalty points expire at which time the Company recognizes an amount equivalent to the expired loyalty points as revenue, which is normally not significant.

The Company also awards certain points to MCs’ customers on behalf of MCs for free in order to increase the volume of MC’s sales, from which the Company earns other types of revenues, such as royalty income. When a MC’s customers redeem such points, the Company reimburses MC in an amount equivalent to the used free points and records it as a reduction of the revenue recognized.

The Company is an agent in the management of loyalty programs, and as a result, revenues are recognized net of the cost of redemptions.

Labor supporting services

The Company generates revenue by dispatching staff to MCs to provide a range of services, primarily including IT, and administrative services. The Company recognizes the revenue over the time when services are rendered.

Function supporting services

The revenue is derived from providing functional supporting services to MCs, such as accounting and human resources services. The Company recognizes the revenue over the time when services are rendered.

Management consulting services

The Company generates revenue by providing consulting services to MCs in relation to business operations of cosmetic dermatology. The Company recognizes the revenue over the time when services are rendered.

F-16

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Rental Services Revenue

The Company generates rental income from operating leases and sales-type leases, which is accounted for under ASC Topic 842. Operating lease revenue is generally recognized on straight-line basis over the terms of the lease agreements and sales-type leases revenue is generally recognized on the lease commitment date. Also see Note 2(i).

Other Revenues

The Company generates other miscellaneous revenues such as medicine dispensed sales revenue, brokerage services revenue, construction services revenue, interest income, beauty and health services revenue, etc. These revenues are recognized when the Company satisfies performance obligations.

(k) Advertising Expenses

Advertising expenses consist primarily of costs of promotion and marketing for the Company’s image and services and are included in selling, general and administrative expenses. The Company expenses advertising costs as incurred or the first time the advertising takes place, whichever is earlier, in accordance with the ASC 720-35, “Advertising Costs”. The advertising expenses were $682,166 and $711,630 for the three months ended March 31, 2025 and 2024, respectively.

(l) Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist primarily of cash and cash equivalents, accounts receivable, finance lease receivables and customer loans receivable. The Company places its cash and cash equivalents with financial institutions. The Company does not require collateral or other security to support financial instruments subject to credit risk. The Company conducts periodic reviews of the financial condition and payment practices of its customers to minimize collection risk on accounts receivable.

For the three months ended March 31, 2025, customer A, B and C represent 24%, 26% and 23% of the Company’s total revenues, respectively. For the three months ended March 31, 2024, customer A, B, C and D represent 24%, 22%, 25% and 10% of the Company’s total revenues, respectively.

As of March 31, 2025, customer A, B, C and D account for 24%, 26%, 23% and 10% of the Company’s total outstanding accounts receivable, respectively. As of December 31, 2024, customer A, B, C and D account for 17%, 28%, 26% and 10% of the Company’s total outstanding accounts receivable, respectively.

For the three months ended March 31, 2025, no vendor accounts for more than 10% of the Company’s total purchases. For the three months ended March 31, 2024, vendor A and C represent 18% and 10% of the Company’s total purchases, respectively.

As of March 31, 2025, vendor A and B each represent 13% of the Company’s total outstanding accounts payable. As of December 31, 2024, vendor A and B represent 12% and 15% of the Company’s total outstanding accounts payable, respectively.

(m) Segment Reporting

ASC Topic 280, “Segment Reporting,” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s chief operating decision maker organizes segments within the company for making operating decisions assessing performance and allocating resources. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

Management determined the Company’s operations constitute a single reporting segment.

(n) Related Parties and Transactions

The Company identifies related parties, and accounts for, discloses related party transactions in accordance with ASC Topic 850, “Related Party Disclosures,” and other relevant ASC standards.

Parties, which can be an entity or individual, are considered to be related if they have the ability, directly or indirectly, to control the Company or exercise significant influence over the Company in making financial and operational decisions. Entities are also considered to be related if they are subject to common control or common significant influence.

F-17

SBC MEDICAL GROUP HOLDINGS INCORPORATED

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

(o) Fair Value Measurements

The Company performs fair value measurements in accordance with ASC Topic 820. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. An asset’s or a liability’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC Topic 820 establishes three levels of inputs that may be used to measure fair value:

●	Level 1: quoted prices in active markets for identical assets or liabilities;

●	Level 2: inputs other than Level 1 that are observable, either directly or indirectly; or

●	Level 3: unobservable inputs that are supported by little or no market activity and that are significant to the fair values of the assets or liabilities.

As of March 31, 2025 and December 31, 2024, the carrying values of current assets and current liabilities approximated their fair values reported in the unaudited consolidated balance sheets due to the short-term maturities of these instruments. Debt that bears variable interest rates index to prime also approximates fair value as it reprices when market interest rates change.

Assets measured at fair value on a recurring basis as of March 31, 2025 and December 31, 2024 are summarized below.

Fair Value Measurements as of March 31, 2025
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Unobservable Inputs (Level 3)	Fair Value at March 31, 2025
Long-term investments:
Equity investments at fair value with readily determinable fair value	$3,104,332	—	—	$3,104,332

Fair Value Measurements as of December 31, 2024
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Unobservable Inputs (Level 3)	Fair Value at December 31, 2024
Long-term investments:
Equity investments at fair value with readily determinable fair value	$2,478,531	—	—	$2,478,531

F-18

SBC MEDICAL GROUP HOLDINGS INCORPORATED

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(p) Stock-Based Compensation

The Company accounts for stock-based compensation awards in accordance with ASC Topic 718, “Compensation — Stock Compensation”, under which the Company determines whether stock-based compensation awards should be classified and accounted for as an equity award. There were no liability awards granted during any of the periods stated herein. For all grants of stock-based compensation classified as equity awards, the cost of services received from employees and non-employees in exchange for awards is recognized in the consolidated statements of operations and comprehensive income based on the estimated fair value of those awards on the grant date and amortized on a straight-line basis over the requisite service period or vesting period. The Company records forfeitures and cancellations as they occur.

(q) Recent Accounting Pronouncements

In December 2023, the FASB issued ASU No. 2023-08, Intangibles—Goodwill and Other—Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets, which requires entities that hold crypto assets to subsequently measure such assets at fair value with changes recognized in net income each reporting period. This accounting update also improves the information provided to investors about an entity’s crypto asset holdings by requiring disclosure about significant holdings, contractual sale restrictions, and changes during the reporting period. ASU 2023-08 is effective for all entities for annual periods beginning after December 15, 2024, including interim periods within those fiscal years. The Company adopted ASU 2023-08 on January 1, 2025. As of March 31, 2025, the Company has never held any crypto assets and, therefore, the adoption of this accounting standard had no impact on its consolidated financial statements or related disclosures.

In December 2023, the FASB issued Accounting Standards Update (“ASU”) No. 2023-09, “Income Taxes (Topic 740): Improvement to Income Tax Disclosures” to enhance the transparency and decision usefulness of income tax disclosures, primarily related to the rate reconciliation and income taxes paid information. ASU 2023-09 is effective for public business entities for annual periods beginning after December 15, 2024, and for annual periods beginning after December 15, 2025 for all other entities, on a prospective basis. Early adoption is permitted. The Company is currently evaluating the impact of this accounting standard update on its consolidated financial statements and related disclosures.

NOTE 3 — VARIABLE INTEREST ENTITY

A VIE is defined as a legal entity whose equity owners do not have sufficient equity at risk, or, as a group, the holders of the equity investment at risk lack any of the following three characteristics: decision-making rights, the obligation to absorb losses, or the right to receive the expected residual returns of the entity. The primary beneficiary is identified as the variable interest holder that has both the power to direct the activities of the VIE that most significantly affect the entity’s economic performance and the obligation to absorb expected losses or the right to receive benefits from the entity that could potentially be significant to the VIE.

The Company followed ASC Topic 810, “Consolidation”, utilizing a qualitative approach, and determined that it is the primary beneficiary of its VIE, Aikawa Medical Management, Inc. (“AMM”) and consolidated the result of operations, financial conditions, and cash flows of AMM in the consolidated financial statements.

F-19

SBC MEDICAL GROUP HOLDINGS INCORPORATED

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 — VARIABLE INTEREST ENTITY (cont.)

The following amounts and balances of AMM were included in the Company’s unaudited consolidated financial statements as of March 31, 2025 and December 31, 2024 and for the three months ended March 31, 2025 and 2024:

	March 31, 2025	December 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$30,935	$41,247
Accounts receivable	26,768	20,076
Prepaid expenses and other current assets	21,662	32,493
Total Current Assets	79,365	93,816

Property and equipment, net	1,799,372	1,799,372
Loans receivables from subsidiaries of the Company	3,142,552	3,122,157
Other assets	2,275	2,275
Total Non-current Assets	4,944,199	4,923,804

Total Assets	$5,023,564	$5,017,620

LIABILITIES
Current Liabilities
Accounts payable	$18,450	$18,904
Accrued liabilities and other current liabilities	17,824	17,824
Due to related party	2,780,966	2,797,018
Total Current Liabilities	2,817,240	2,833,746

Loan payable to a subsidiary of the Company	8,256,774	8,245,328
Total Non-current Liabilities	8,256,774	8,245,328

Total Liabilities	$11,074,014	$11,079,074

	For the Three Months Ended March 31,
	2025	2024
Revenues	$40,470	$148,390
Cost of revenues	$—	$56,510
Total operating expenses	$47,800	$142,801
Net income (loss)	$17,671	$(50,921)
Net cash provided by (used in) operating activities	$(3,644)	$20,603
Net cash provided by (used in) investing activities	$25,000	$(5,000)
Net cash used in financing activities	$(16,052)	$(9,873)

F-20

SBC MEDICAL GROUP HOLDINGS INCORPORATED

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 — PREPAID EXPENSES AND OTHER CURRENT ASSETS

As of March 31, 2025 and December 31, 2024, prepaid expenses and other current assets consist of the following:

	March 31, 2025	December 31, 2024
Advances to suppliers	$13,898,904	$9,693,043
Redemption proceeds receivable on life insurance policies	17,181,844	—
Other receivables*	1,460,695	1,558,223
Others	428,726	25,536
Total	$32,970,169	$11,276,802

*	Represent reimbursement receivables from a business partner and other miscellaneous receivables.

NOTE 5 — FINANCE LEASE RECEIVABLES

As of March 31, 2025 and December 31, 2024, finance lease receivables consist of the following:

	March 31, 2025	December 31, 2024
Future minimum lease payments receivable	$17,976,334	$14,427,511
Estimated residual value	—	—
Gross finance lease receivables	17,976,334	14,427,511
Less: unearned interest income	(46,844)	(37,344)
Finance lease receivables	$17,929,490	$14,390,167
Finance lease receivables, current	$7,281,088	$5,992,585
Finance lease receivables, non-current	$10,648,402	$8,397,582

As of March 31, 2025, maturities of the Company’s gross finance lease receivables are as follows:

Years ending December 31,
Remaining of 2025	$5,256,988
2026	7,564,573
2027	4,993,986
2028	160,787
2029 and thereafter	—
Total	$17,976,334

F-21

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 — PROPERTY AND EQUIPMENT, NET

As of March 31, 2025 and December 31, 2024, property and equipment, net consist of the following:

	March 31, 2025	December 31, 2024
Land	$2,019,352	$2,008,132
Buildings and facilities attached to buildings	5,535,632	5,373,424
Machinery, equipment and automobiles	4,296,688	4,312,270
Aircraft	3,681,921	3,510,376
Software	5,171,344	4,811,260
Subtotal	20,704,937	20,015,462
Less: accumulated depreciation	(9,726,481)	(8,749,391)
Less: accumulated impairment	(2,455,105)	(2,494,169)
Property and equipment, net	$8,523,351	$8,771,902

Depreciation expense was $604,882 and $744,809 for the three months ended March 31, 2025 and 2024, respectively.

The Company recognized a gain on disposal of property and equipment of $12,375 and nil for the three months ended March 31, 2025 and 2024, respectively.

NOTE 7 — INTANGIBLE ASSETS, NET

As of March 31, 2025 and December 31, 2024, intangible assets, net consist of the following:

	March 31, 2025	December 31, 2024
Patent use right	$17,393,166	$16,582,795
Trademarks	1,256,268	1,237,820
Customer Relationships	195,786	192,911
Others	105,161	159,321
Subtotal	18,950,381	18,172,847
Less: accumulated amortization	(2,187,582)	(2,072,849)
Less: accumulated impairment	(15,219,020)	(14,509,946)
Intangible assets, net	$1,543,779	$1,590,052

Amortization expense was $13,372 and $273,668 for the three months ended March 31, 2025 and 2024, respectively.

Estimated future amortization expense related to intangible assets as of March 31, 2025 is as follows:

Years ending December 31,	Amortization Expense
Remaining of 2025	$120,921
2026	161,229
2027	161,229
2028	83,967
2029	63,764
Thereafter	952,669
Total	$1,543,779

F-22

SBC MEDICAL GROUP HOLDINGS INCORPORATED

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 — LONG-TERM INVESTMENTS, NET

As of March 31, 2025 and December 31, 2024, long-term investments, net consist of the following:

	March 31, 2025	December 31, 2024
Investments in private entities or organizations that do not report NAV per share:
Entities or organizations without observable price changes	$1,803,812	$1,719,770
Investment in a public entity with readily determinable fair value – related party	2,436,435	2,478,531
Investment in a public entity with readily determinable fair value	667,897	—
Less: accumulated impairment	(1,204,445)	(1,148,329)
Long-term investments, net	$3,703,699	$3,049,972

The Company recognized an unrealized loss of $159,946 and $938,511 on long-term investment in a public entity with readily determinable fair value – related party for the three months ended March 31, 2025 and 2024, respectively.

The Company recognized an unrealized gain of $19,365 on long-term investment in a public entity with readily determinable fair value for the three months ended March 31, 2025.

NOTE 9 — OTHER ASSETS

As of March 31, 2025 and December 31, 2024, other assets consist of the following:

	March 31, 2025	December 31, 2024
Security deposits	$2,997,998	$2,921,855
Corporate-owned life insurance policies	3,227,207	11,563,720
Long-term loans receivable, primarily student loans	589,026	578,995
Others	166,585	488,883
Total	$6,980,816	$15,553,453

NOTE 10 — ACCRUED LIABILITIES AND OTHER CURRENT LIABILITIES

As of March 31, 2025 and December 31, 2024, accrued liabilities and other current liabilities consist of the following:

	March 31, 2025	December 31, 2024
Individual income tax withheld on behalf of employees	$721,716	$859,446
Wages and bonus payables	3,303,043	3,173,679
Consumption tax payable	4,453,331	3,827,080
Liabilities assumed in connection with purchase of property and equipment	—	25,312
Excise and franchise tax payable	15,095	15,095
Others	71,065	202,582
Total	$8,564,250	$8,103,194

F-23

SBC MEDICAL GROUP HOLDINGS INCORPORATED

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 — LONG-TERM LOANS

As of March 31, 2025 and December 31, 2024, the Company’s long-term loans from banks and other financial institution consist of the following:

Indebtedness	Weighted Average Interest Rate*	Weighted Average Years to Maturity*	March 31, 2025	December 31, 2024
Guaranteed loans
Fixed rate loan	0.02%	0.03	$86,317	$90,274
Variable rate loans	1.18%	2.63	6,778,678	6,473,490
Subtotal	1.20%	2.66	6,864,995	6,563,764

Unsecured loan
Fixed rate loan	—	—	—	35,742
Subtotal	—	—	—	35,742

Total long-term loans	1.20%	2.66	6,864,995	6,599,506

Less: current portion			(66,950)	(96,824)
Non-current portion			$6,798,045	$6,502,682

*	Pertained to information for loans outstanding as of March 31, 2025.

The Company borrowed loans from various banks and a financial institution for working capital purposes.

Interest expense was $3,961 and $3,008 for the three months ended March 31, 2025 and 2024, respectively.

The guarantee information of the Company’s outstanding loans as of March 31, 2025 and December 31, 2024 consists of the following:

	March 31, 2025	December 31, 2024
Co-guaranteed by CEO of subsidiaries within the Company’s organizational structure and Tokyo Credit Guarantee Association	$175,316	$185,766
Guaranteed by a subsidiary within the Company’s organizational structure	$6,689,679	$6,377,998

As of March 31, 2025, future minimum payments for long-term loans are as follows:

Years ending December 31,	Principal Repayment
Remaining of 2025	$47,423
2026	66,950
2027	6,750,622
Thereafter	—
Total	$6,864,995

F-24

SBC MEDICAL GROUP HOLDINGS INCORPORATED

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 — LEASES — AS A LESSEE

The Company has entered into operating leases for offices and sublease purposes, with terms ranging from two to seven years, and finance leases for certain medical equipment, with terms of four years. The estimated effect of lease renewal and termination options, as applicable, that are reasonably certain to be exercised in the determination of the lease term and initial measurement of right-of-use assets and lease liabilities was included in the unaudited consolidated financial statements.

During the three months ended March 31, 2025 and 2024, certain operating leases were guaranteed by related parties of the Company.

Operating lease expenses for lease payments are recognized on a straight-line basis over the lease term. Finance lease costs include amortization, which is recognized on a straight-line basis over the expected life of the leased assets, and interest expenses, which are recognized following an effective interest rate method. Leases with an initial term of twelve months or less are not recorded on the unaudited consolidated balance sheets.

The components of lease costs are as follows:

	For the Three Months Ended March 31,
	2025	2024
Finance lease costs:
Amortization of finance lease right-of-use assets	$10,050	$—
Interest on finance lease liabilities	2,246	—
Total finance lease costs	12,296	—
Operating lease costs	986,500	1,054,688
Short-term lease costs	40,341	79,114
Total lease costs	$1,039,137	$1,133,802

The following table presents supplemental information related to the Company’s leases:

	For the Three Months Ended March 31,
	2025	2024
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$1,036,605	$991,584
Operating cash flows from finance leases	2,246	—
Financing cash flows from finance leases	223,454	—
Non-cash information:
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	102,599	—
Finance lease right-of-use assets obtained in exchange for finance lease liabilities	581,129	—
Remeasurement of operating lease liabilities and right-of-use assets due to lease modifications	358,358	1,078,611
Weighted average remaining lease term (years)
Operating leases	1.74	2.32
Finance leases	2.77	—
Weighted average discount rate (per annum)
Operating leases	0.67%	0.19%
Finance leases	5.01%	—

F-25

SBC MEDICAL GROUP HOLDINGS INCORPORATED

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 — LEASES — AS A LESSEE (cont.)

As of March 31, 2025, the future maturity of operating and finance lease liabilities is as follows:

Years ending December 31,	Operating Leases	Finance Leases
Remaining of 2025	$3,584,559	$119,274
2026	1,190,693	127,335
2027	398,265	73,283
2028	127,386	41,538
2029	115,276	6,732
Thereafter	57,638	—
Total undiscounted lease payments	5,473,817	368,162
Less: imputed interest	(29,844)	(15,058)
Present value of lease liabilities	5,443,973	353,104
Less: lease liabilities, current	(4,131,154)	(157,532)
Lease liabilities, non-current	$1,312,819	$195,572

NOTE 13 — INCOME TAXES

United States

SBC Holding, SBC USA, SBC Healthcare Inc., SBC Irvine, LLC, and Aikawa Medical Management, Inc. are incorporated in the United States and subject to federal income tax rate at 21% and California state income tax rate at 6.98%.

Japan

The Company conducts its major businesses in Japan and is subject to tax in this jurisdiction. During the three months ended March 31, 2025 and 2024, substantially all the taxable income of the Company is generated in Japan. As a result of its business activities, the Company files tax returns that are subject to examination by the local tax authority. Income taxes in Japan applicable to the Company are imposed by the national, prefectural, and municipal governments, and in the aggregate resulted in an effective statutory rate of approximately 34.69% for the three months ended March 31, 2025 and 2024.

F-26

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 — INCOME TAXES (cont.)

Vietnam

Shoubikai Medical Vietnam Co., Ltd. is incorporated in Vietnam and subject to income tax rate at 20% statutory tax rate with respect to the assessable income generated from Vietnam.

Singapore

Aesthetic Healthcare Holdings Pte. Ltd. and its subsidiaries, and SBC MEDICAL APAC PTE. LTD. are incorporated in Singapore and subject to income tax rate at 17% statutory tax rate with respect to the assessable profits generated from Singapore.

For the three months ended March 31, 2025 and 2024, the Company’s income tax expenses are as follows:

	For the Three Months Ended March 31,
	2025	2024
Current	$2,943,230	$8,812,566
Deferred	7,016,227	(360,582)
Total	$9,959,457	$8,451,984

The effective tax rate was 31.67% and 31.07% for the three months ended March 31, 2025 and 2024, respectively.

NOTE 14 — SHAREHOLDERS’ EQUITY

The Company is authorized to issue 400,000,000 shares of common stock, par value of $0.0001 per share (“Common Stock”), and 20,000,000 shares of undesignated preferred stock, par value of $0.0001 per share.

In February 2025, the Company issued 860,435 shares of common stock, with no proceeds, to Mehana Capital LLC as incentive shares pursuant to the Non-Redemption Agreements entered into in May 2023 by and among Pono, Mehana Capital LLC, and certain unaffiliated stockholders, including Wolverine Flagship Fund Trading Limited, Amethyst Arbitrage International Master Fund, Radcliffe SPAC Master Fund, L.P., and Verition Multi-Strategy Master Fund Ltd.

As of March 31, 2025 and December 31, 2024, there were 103,881,251 and 103,020,816 shares issued, 103,611,251 and 102,750,816 shares outstanding, respectively, and no preferred stock issued and outstanding.

F-27

SBC MEDICAL GROUP HOLDINGS INCORPORATED

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 — SHAREHOLDERS’ EQUITY (cont.)

Stock-based compensation

The following table summarizes the stock option/warrant activities and related information for the three months ended March 31, 2025 and 2024:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Term (Years)	Intrinsic Value
As of January 1, 2024	4,918,998	$0.0064	10.00	$—
Granted	449,190	0.0001	10.00	—
Exercised	—	—	—	—
Forfeited/Cancelled	(449,190)	0.0001	—	—
As of March 31, 2024	4,918,998	$0.0064	10.00	$—

As of January 1, 2025	12,134,375	$11.50	4.80	$—
Granted	—	—	—	—
Exercised	—	—	—	—
Forfeited/Cancelled	—	—	—	—
As of March 31, 2025	12,134,375	$11.50	4.55	$—
Vested and exercisable as of March 31, 2025	12,134,375	$11.50	4.55	$—

NOTE 15 — DISAGGREGATION OF REVENUES

Revenues generated from different revenue streams consist of the following:

	For the Three Months Ended March 31,
	2025	2024
Franchising revenue	$15,719,282	$15,110,268
Procurement revenue	14,332,783	13,195,984
Management services revenue	8,728,103	15,654,670
Rental services revenue	5,640,514	3,617,941
Others	2,908,019	7,229,179
Total	$47,328,701	$54,808,042

During the three months ended March 31, 2025 and 2024, the Company recognized revenue of $843,755 and $1,970,889 from the opening balance of advances from customers, respectively; and recognized no revenue from the opening balance of advances from customers — related parties.

As of March 31, 2025 and December 31, 2024, and for the three months ended March 31, 2025 and 2024, substantially all of our long-lived assets and revenues generated are attributed to the Company’s operations in Japan.

F-28

SBC MEDICAL GROUP HOLDINGS INCORPORATED

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 — RELATED PARTY TRANSACTIONS

The related parties had material transactions for the three months ended March 31, 2025 and 2024 consist of the following:

Name of Related Parties	Nature of Relationship as of March 31, 2025
Yoshiyuki Aikawa	Controlling shareholder, director and CEO of the Company
Medical Corporation Shobikai	The relatives of CEO of the Company being the Members of the MC
Medical Corporation Kowakai	The relatives of CEO of the Company being the Members of the MC
Medical Corporation Nasukai	The relatives of CEO of the Company being the Members of the MC
Medical Corporation Aikeikai	The relatives of CEO of the Company being the Members of the MC
Medical Corporation Jukeikai	The relatives of CEO of the Company being the Members of the MC
Medical Corporation Ritz Cosmetic Surgery	The relatives of CEO of the Company being the Members of the MC
Medical Corporation Association Junikai	The relatives of CEO of the Company being the Members of the MC
Medical Corporation Association Furinkai	The relatives of CEO of the Company being the Members of the MC
Japan Medical & Beauty Inc.	Controlled by the CEO of the Company
SBC Inc.	Controlled by the CEO of the Company
Hariver Inc.	Controlled by the CEO of the Company
Public Interest Foundation SBC Medical Promotion Foundation	The relative of CEO of the Company being a Member of Public Interest Foundation SBC Medical Promotion Foundation
AI Med Inc.	The CEO of the Company is a principal shareholder of AI Med Inc.
SBC Irvine MC	Significantly influenced by the Company
SBC Tokyo Medical University	The CEO of the Company is the chairman of SBC Tokyo Medical University
SBC Shonan Osteopathic Clinic Inc.	The CEO of the Company is a principal shareholder of SBC Shonan Osteopathic Clinic Inc.
Skynet Academy Co., Ltd.	Controlled by the CEO of the Company
Kijimadairakanko Inc.	Controlled by the CEO of the Company

F-29

SBC MEDICAL GROUP HOLDINGS INCORPORATED

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 — RELATED PARTY TRANSACTIONS (cont.)

During the three months ended March 31, 2025 and 2024, the transactions with related parties are as follows:

	For the Three Months Ended March 31,
	2025	2024
Revenues, net
Medical Corporation Shobikai	$11,552,455	$13,118,597
Medical Corporation Kowakai	11,112,924	13,588,637
Medical Corporation Nasukai	12,290,845	12,060,223
Medical Corporation Aikeikai	3,642,703	5,608,462
Medical Corporation Jukeikai	1,173,970	1,905,912
Medical Corporation Ritz Cosmetic Surgery	1,513,623	908,314
Japan Medical & Beauty Inc.	9,833	10,105
Hariver Inc.	4,917	5,052
SBC Inc.	108	1,532
Public Interest Foundation SBC Medical Promotion Foundation	11	53
SBC Tokyo Medical University	14,162	32,805
Yoshiyuki Aikawa	29,187	43,458
AI Med Inc.	92	149
SBC Irvine MC	201,785	334,720
Medical Corporation Association Furinkai	2,634,692	2,292,637
Medical Corporation Association Junikai	1,069,239	557,778
SBC Shonan Osteopathic Clinic Inc.	—	1,773
Skynet Academy Co., Ltd.	6,556	—
Kijimadairakanko Inc.	43	—
Total	$45,257,145	$50,470,207

	For the Three Months Ended March 31,
Cost of revenues	2025	2024
Japan Medical & Beauty Inc.	$3,299,356	$1,797,359
Kijimadairakanko Inc.	68,178	—
SBC Tokyo Medical University	89,394	—
Total	$3,456,928	$1,797,359

As of March 31, 2025 and December 31, 2024, the balances with related parties are as follows:

Accounts receivable	March 31, 2025	December 31, 2024
Medical Corporation Shobikai	$7,648,748	$5,091,430
Medical Corporation Nasukai	8,295,382	8,552,722
Medical Corporation Kowakai	7,461,260	7,742,251
Medical Corporation Aikeikai	3,195,449	3,071,378
Medical Corporation Jukeikai	958,190	993,944
Medical Corporation Association Furinkai	956,271	1,263,602
Medical Corporation Ritz Cosmetic Surgery	945,756	817,283
Medical Corporation Association Junikai	245,846	283,298
SBC Tokyo Medical University	648	536
AI Med Inc.	35	33
SBC Inc.	145	137
Public Interest Foundation SBC Medical Promotion Foundation	48	36
SBC Shonan Osteopathic Clinic Inc.	245	4
SBC Irvine MC	849,828	693,850
Kijimadairakanko Inc.	61	336,176
Total	$30,557,912	$28,846,680

F-30

SBC MEDICAL GROUP HOLDINGS INCORPORATED

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 — RELATED PARTY TRANSACTIONS (cont.)

Finance lease receivables	March 31, 2025	December 31, 2024
Medical Corporation Shobikai	$2,896,397	$1,877,291
Medical Corporation Kowakai	3,550,329	2,490,705
Medical Corporation Nasukai	5,425,363	3,872,683
Medical Corporation Aikeikai	1,049,653	1,047,821
Medical Corporation Ritz Cosmetic Surgery	2,165,097	2,479,771
Medical Corporation Jukeikai	359,056	500,244
Medical Corporation Association Furinkai	1,921,603	1,891,412
Medical Corporation Association Junikai	531,881	197,452
SBC Shonan Osteopathic Clinic Inc.	30,111	32,788
Total	17,929,490	14,390,167
Less: current portion	(7,281,088)	(5,992,585)
Non-current portion	$10,648,402	$8,397,582

Due from related party, net	March 31, 2025	December 31, 2024
SBC Irvine MC	$2,766,013	$2,836,013
Less: allowance for credit loss	(2,766,013)	(2,836,013)
Total	$—	$—

Long-term investments in MCs – related parties	March 31, 2025	December 31, 2024
Medical Corporation Shobikai	$6,690	$6,378
Medical Corporation Kowakai	6,690	6,378
Medical Corporation Nasukai	6,690	6,378
Medical Corporation Aikeikai	6,690	6,378
Medical Corporation Jukeikai	7,195,144	6,859,913
Medical Corporation Ritz Cosmetic Surgery	11,469,881	10,935,485
Total	$18,691,785	$17,820,910

Accounts payable	March 31, 2025	December 31, 2024
Japan Medical & Beauty Inc.	$1,032,052	$659,044
SBC Tokyo Medical University	33,448	—
Kijimadairakanko Inc.	76,262	—
Total	$1,141,762	$659,044

Advances from customers	March 31, 2025	December 31, 2024
Medical Corporation Shobikai	$4,942,797	$5,076,300
Medical Corporation Kowakai	1,120,652	1,801,034
Medical Corporation Nasukai	1,259,764	1,745,069
Medical Corporation Aikeikai	146,893	379,931
Medical Corporation Jukeikai	67,861	140,170
Medical Corporation Ritz Cosmetic Surgery	26,294	45,701
SBC Shonan Osteopathic Clinic Inc.	22,779	16,395
Medical Corporation Association Furinkai	980,578	940,007
Medical Corporation Association Junikai	1,587,516	1,594,926
Total	$10,155,134	$11,739,533

F-31

SBC MEDICAL GROUP HOLDINGS INCORPORATED

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 — RELATED PARTY TRANSACTIONS (cont.)

Notes and other payables – related parties	March 31, 2025	December 31, 2024
Medical Corporation Shobikai	$440,663	$4,653
Medical Corporation Kowakai	447,543	14,672
Medical Corporation Nasukai	343,975	8,827
Medical Corporation Aikeikai	125,388	2,236
Medical Corporation Jukeikai	32,988	—
Medical Corporation Ritz Cosmetic Surgery	44,832	1,201
Total	1,435,389	31,589
Less: current portion	(1,422,976)	(26,255)
Non-current portion	$12,413	$5,334

Due to related party	March 31, 2025	December 31, 2024
Yoshiyuki Aikawa	$2,822,537	$2,823,590
Total	$2,822,537	$2,823,590

	For the Three Months Ended March 31,
Allowance for credit loss movement	2025	2024
Beginning balance	$2,836,013	$3,238,209
Provision for credit loss	—	152,579
Reversal of credit loss	(70,000)	—
Ending balance	$2,766,013	$3,390,788

The balances of due to and due from related parties represent the outstanding loans to and from related parties, respectively, as of March 31, 2025 and December 31, 2024. These loans are non-secured, interest-free and due on demand.

Also see Note 2(a), 8, 11, 12, 15 and 18 for more transactions with related parties.

NOTE 17 — SEGMENT REPORTING

The Company’s chief operating decision maker (“CODM”), Chief Executive Officer, reviews consolidated results of operations to make decisions, therefore the Company views its operations and manages its business as a single operating segment. The Company’s revenues for its single operating segment are substantially all derived from providing comprehensive management services to MCs and their clinics.

The accounting policies for the single operating segment are the same as those described in Note 2. The CODM evaluates performance for the Company’s single operating segment and decides how to allocate resources based on the Company’s consolidated net income that is reported in the unaudited consolidated statements of operations and comprehensive income as net income. The measure of segment assets is reported on the unaudited consolidated balance sheets as total assets. The CODM allocates resources across the Company based on consolidated net income derived during the annual budgeting process and throughout the year in monitoring actual results compared to budget and updated forecasts. These results are used to assess segment performance.

The operating segment financial information regularly reviewed by the CODM, inclusive assets, revenues, expenses, profit or loss, and noncash items are presented on a consolidated basis in the same amount and using the same captions as those included in the unaudited consolidated statements of operations and comprehensive income, unaudited consolidated balance sheets, and unaudited consolidated statements of cash flows. There are no additional segment expense categories regularly provided to the CODM. Therefore, there are also no amounts classified as other segment items requiring disclosure.

NOTE 18 — COMMITMENT

As of March 31, 2025 and December 31, 2024, a subsidiary of the Company provided a guarantee on the debt of its CEO in the amounts of $266,011 and $262,095, respectively. As of March 31, 2025 and December 31, 2024, the Company did not record a liability on the unaudited consolidated balance sheets for the guarantee because it was not probable that the Company would be required to make payments under the guarantee.

NOTE 19 — SUBSEQUENT EVENTS

In April 2025, the Company purchased 5 Bitcoins for approximately $0.4 million in cash through Coinbase, Inc., a cryptocurrency exchange.

In May 2025, the Company’s board of directors approved a share repurchase plan, authorizing the repurchases of up to $5.0 million of the Company’s common stock. The plan is expected to remain in effect until May 20, 2026. The repurchases will be funded by surplus cash and future free cash flow.

F-32

ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis summarize the significant factors affecting our operating results, financial condition, liquidity, and cash flows for the periods presented below, which should be read in conjunction with the unaudited consolidated financial statements and related notes included elsewhere in this Quarterly Report on Form 10-Q (this “Quarterly Report”). The forward-looking statements contained herein are based on management’s judgment, assumptions made by management and information currently available to it. Actual results could differ materially from those discussed or implied in the forward-looking statements as a result of various factors, including those described elsewhere in this Quarterly Report and the Annual Report, particularly in “Part I, Item 1A. Risk Factors” of the Annual Report and the section entitled “Cautionary Note Regarding Forward-Looking Statements” herein.

Unless the context otherwise requires, any reference in this section of this Quarterly Report to the “Company,” “SBC,” “we,” “us” or “our” refers to Legacy SBC (defined below) and its consolidated subsidiaries and variable interest entity (“VIE”), prior to the consummation of the Business Combination and to SBC Medical Group Holdings Incorporated and its consolidated subsidiaries and VIE, following the Business Combination.

Overview

SBC Medical Group, Inc. (formerly known as SBC Medical Group Holdings Incorporated), a Delaware corporation and subsidiary of the Company (“Legacy SBC”) is a management company headquartered in Irvine, California and Tokyo, Japan, that provides management services to cosmetic treatment centers mainly in Japan.

On September 17, 2024, Legacy SBC consummated its going-public business combination with Pono Capital Two, Inc. (“Business Combination”). In connection with the closing of the Business Combination, Pono Capital Two, Inc. changed its name to SBC Medical Group Holdings Incorporated and the Company’s common stock began trading on Nasdaq under the ticker symbol “SBC”.

The Company and its subsidiaries are primarily focused on providing comprehensive management services to franchisee clinics, including but not limited to advertising and marketing needs across various platforms (such as social media networks), staff management (such as recruitment and training), booking reservations for franchisee clinic customers, assistance with franchisee employee housing rentals and facility rentals, construction and design of franchisee clinics, medical equipment and medical consumables procurement (resale), the provision of cosmetic products to franchisee clinics for resale to clinic customers, licensure of the use of patent-pending and non-patented medical technologies, trademark and brand use, IT software solutions (including but not limited to remote medical consultations), management of the franchisee clinic’s customer rewards program (customer loyalty point program), and payment tools for the franchisee clinics.

Our wholly owned subsidiary, SBC Medical Group Co., Ltd., a Japan corporation (“SBC Medical Sub”, or “SBC Japan”) is designated as a “medical service corporation” in Japan. In Japan, a medical service corporation is a legal entity that provides management service to “medical corporations”. The management services are conducted through franchisor-franchisee contracts and/or service contracts between SBC Medical Sub and the medical corporations that own all 251 of the treatment centers in Japan as of March 31, 2025. These clinics provide include but are not limited to breast augmentation, liposuction, rejuvenation treatments (including treatment of wrinkles, acne, scars, cellulite, excess fat, discoloration, and signs of aging), laser skin toning and spot removal, eyes double fold surgery, rhinoplasty, treatment of osmidrosis and hyperhidrosis, hair transplants, gynecological formation treatments, laser hair removal, face line surgeries, cosmetical dental procedures, tattoo removal, lasik eye surgery, lateral canthoplasty, brow lift procedures, androgenetic alopecia treatment, and cheek sagging prevention methods.

The Company’s subsidiaries have entered into franchisor-franchisee contracts and service contracts with six medical corporations, consisting of Medical Corporation Shobikai, Medical Corporation Kowakai, Medical Corporation Nasukai, Medical Corporation Aikeikai, Medical Corporation Jukeikai and Medical Corporation Ritz Cosmetic Surgery. In addition, the Company has entered into service contracts since September 2023 with two additional medical corporations, Medical Corporation Association Furinkai and Medical Corporation Association Junikai (collectively with the six franchisee medical corporations, the “Medical Corporations” or “MCs”). All of the Medical Corporations are deemed to be related parties of the Company since relatives of the CEO of the Company are the members (or shain) of general meetings of members of the Medical Corporations. The CEO of the Company was previously a member of the six franchisee Medical Corporations until he ceased being a member in July 2023. The Company, through SBC Medical Sub, owns equity “deposit” interests (or mochibun) of the Medical Corporations (except Medical Corporation Association Furinkai and Medical Corporation Association Junikai). Although the Company, through SBC Medical Sub, has an equity “deposit” interest to the rights to receive a distribution of residual assets in proportion to the amount of contribution in certain circumstances as provided in the articles of incorporation of each of the Medical Corporations (except Medical Corporation Association Furinkai and Medical Corporation Association Junikai), the Company or SBC Medical Sub does not have voting control over the corporate actions at general meetings of members (or shain) of the Medical Corporations per the requirements of the Japanese Medical Care Act.

1

Financial Overview

For the three months ended March 31, 2025 and 2024, we generated revenues of $47,328,701 and $54,808,042, respectively, we reported net income attributable to SBC Medical Group Holdings Incorporated of $21,502,446 and $18,757,752, respectively, and cash flows provided by operating activities of $1,928,621 and $3,682,175, respectively. As of March 31, 2025, we had retained earnings of $210,965,453.

Our primary mission is to provide quality comprehensive management services to the Medical Corporations and expand our “Shonan Beauty Clinic” brand. We plan to achieve the mission by maintaining and strengthening our market position and brand in the cosmetic medical treatment management market in Japan, Vietnam, Singapore and the United States, and by growing our presence globally.

Results of Operations

Comparison of Results of Operations for the Three Months Ended March 31, 2025 and 2024

The following table summarizes our operating income as reflected in our unaudited consolidated statements of operations and comprehensive income for the three months ended March 31, 2025 and 2024, and presents information regarding amounts and percentage changes during those periods.

	For the Three Months Ended March 31,
	2025		2024		Variance
	Amount	% of revenue	Amount	% of revenue	Amount	%
Revenues, net (including net revenues provided to related parties)	$47,328,701	100.00%	$54,808,042	100.00%	$(7,479,341)	(13.65)%
Cost of revenues (including cost of revenues from related parties)	9,595,617	20.27%	15,288,667	27.89%	(5,693,050)	(37.24)%
Gross profit	37,733,084	79.73%	39,519,375	72.11%	(1,786,291)	(4.52)%
Operating expenses	13,531,010	28.59%	15,058,490	27.48%	(1,527,480)	(10.14)%
Income from operations	24,202,074	51.14%	24,460,885	44.63%	(258,811)	(1.06)%
Other income	7,249,333	15.32%	2,741,315	5.00%	4,508,018	164.45%
Income before income taxes	31,451,407	66.46%	27,202,200	49.63%	4,249,207	15.62%
Income tax expense	9,959,457	21.04%	8,451,984	15.42%	1,507,473	17.84%
Net income	21,491,950	45.41%	18,750,216	34.21%	2,741,734	14.62%
Less: net loss attributable to non-controlling interests	(10,496)	(0.02)%	(7,536)	(0.01)%	(2,960)	39.28%
Net income attributable to SBC Medical Group Holdings Incorporated	$21,502,446	45.43%	$18,757,752	34.22%	$2,744,694	14.63%

Revenues, Net

Revenues, net generated from different revenue streams consist of the following:

	For the Three Months Ended March 31,		Variance
	2025	2024	Amount	%
Franchising revenue	$15,719,282	$15,110,268	$609,014	4.03%
Procurement revenue	14,332,783	13,195,984	1,136,799	8.61%
Management services revenue	8,728,103	15,654,670	(6,926,567)	(44.25)%
Rental services revenue	5,640,514	3,617,941	2,022,573	55.90%
Others	2,908,019	7,229,179	(4,321,160)	(59.77)%
Total	$47,328,701	$54,808,042	$(7,479,341)	(13.65)%

Revenues, net, decreased by 13.65% from $54,808,042 for the three months ended March 31, 2024 to $47,328,701 for the three months ended March 31, 2025.

2

Japanese Yen (“JPY”) against the U.S. dollar slightly depreciated during the three months ended March 31, 2025, compared to the three months March 31, 2024. The spot rate against the dollar was 149.4840 yen on Marh 31, 2025 compared to 151.3380 yen on March 31, 2024 and the average rate against the dollar was 152.5417 yen for the three months ended March 31, 2025 compared to 148.4462 yen for the same period in 2024. For the three months ended March 31, 2025 and 2024, we generated net revenues of $47,328,701 (JPY7,220 million) and $54,808,042 (JPY8,136 million), respectively, we reported net income of $21,491,950 (JPY3,252 million) and $18,750,216 (JPY2,783 million), respectively. Overall, the unfavorable impacts of the period-to-period foreign exchange rate changes on net revenues and net income were $1,305,757 and $412,787, respectively, for the three months ended March 31, 2025.

The main reasons for the variance of $7,479,341 in revenues, net per revenue stream are as follows:

Franchising Revenue

Franchising revenue for the three months ended March 31, 2025 increased to $15,719,282 by $609,014, or 4.03%, from $15,110,268 for the same period in 2024. This increase was mainly due to the business expansion of the MCs, partially offset by the depreciation of JPY.

Procurement Revenue

The procurement revenue for the three months ended March 31, 2025 increased to $14,332,783 by $1,136,799, or 8.61%, from $13,195,984 for the same period in 2024. This increase was mainly due to the increased demand on medical materials due to the business expansion of MCs, partially offset by the depreciation of JPY.

Management Services Revenue

The management services revenue for the three months ended March 31, 2025 decreased to $8,728,103 by $6,926,567, or 44.25%, from $15,654,670 for the same period in 2024. This decrease was mainly due to (i) the discontinuation of clinic operation staff supporting services that had been provided by Shobikai Sub to MCs since the third quarter of 2024, because the Company completed the merger of Shobikai Sub with and into Lange Sub and the related business license, held by Shobikai Sub, became invalid upon the merger in January 2025 and (ii) the depreciation of JPY, partially offset by (i) the business expansion of MCs and (ii) the increase in the number of the clinics of MCs.

Rental Services Revenue

The rental services revenue for the three months ended March 31, 2025 increased to $5,640,514 by $2,022,573, or 55.90%, from $3,617,941 for the same period in 2024. This increase was mainly due to the increased demand for medical equipment from MCs due to the business expansion of MCs, partially offset by the depreciation of JPY.

Others

The other revenues for the three months ended March 31, 2025 decreased to $2,908,019 by $4,321,160, or 59.77%, from $7,229,179 for the same period in 2024. This decrease was mainly due to the disposal of its subsidiaries, Kijimadairakanko Inc. and Skynet Academy Co., Ltd., in December 2024, offset by revenues from Aesthetic Healthcare Holdings Pte. Ltd. and its subsidiaries, which were acquired in November 2024.

Cost of Revenues

Cost of revenues for the three months ended March 31, 2025 was $9,595,617 compared to $15,288,667 for the same period in 2024. The decrease was mainly due to the Company’s effort of the cost reduction, as well as the discontinuation of clinic operation supporting services provided by Shobikai Sub to MCs since the third quarter of 2024, and the Company then terminated the employment of the related staff. As a result, labor cost significantly decreased.

Gross Profit

Gross profit for the three months ended March 31, 2025 was $37,733,084 compared to $39,519,375 for the same period in 2024. The decrease in gross profit by $1,786,291 or 4.52% was mainly due to the decrease in management services revenue and other revenues with relatively high gross margin as a result of the factors described above.

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Operating Expenses

Operating expenses for the three months ended March 31, 2025 and 2024 were as follows:

	For the Three Months Ended March 31,		Variance
	2025	2024	Amount	%
Salaries and welfare	$6,441,742	$6,513,841	$(72,099)	(1.11)%
Depreciation and amortization expense	461,405	968,704	(507,299)	(52.37)%
Consulting and professional service fees	3,298,082	2,630,761	667,321	25.37%
Advertising expense	682,166	711,630	(29,464)	(4.14)%
Taxes and dues	245,462	100,056	145,406	145.32%
Recruiting expense	244,377	757,055	(512,678)	(67.72)%
Lease expense	640,589	684,770	(44,181)	(6.45)%
Office, utility and other expenses	1,517,187	2,691,673	(1,174,486)	(43.63)%
Total	$13,531,010	$15,058,490	$(1,527,480)	(10.14)%

The operating expenses decreased to $13,531,010 for the three months ended March 31, 2025 by $1,527,480, or 10.14%, from $15,058,490 for the same period in 2024. The decrease was mainly due to the decrease in recruiting expense, depreciation and amortization expense, and office, utility and other expenses partially offset by the increase in consulting and professional service fee.

Recruiting expense decreased by $512,678, or 67.72%, to $244,377 for the three months ended March 31, 2025 from $757,055 for the same period in 2024, mainly due to the one-time recruiting advertisement expenses incurred in the same period of the prior year.

Depreciation and amortization expense decreased by $507,299, or 52.37%, to $461,405 for the three months ended March 31, 2025 from $968,704 for the same period in 2024, mainly due to the disposal of two subsidiaries, Kijimadairakanko Inc. and Skynet Academy Co., Ltd., in December 2024.

Office, utility and other expenses decreased by $1,174,486, or 43.63%, to $1,517,187 for the three months ended March 31, 2025 from $2,691,673 for the same period in 2024, mainly due to the insourcing of debt collection activities for customer loans receivable since January 2025 and the disposal of two subsidiaries in December 2024.

Consulting and professional service fees increased by $667,321, or 25.37%, to $3,298,082 for the three months ended March 31, 2025 from $2,630,761 for the same period in 2024, mainly due to the increase in legal, tax, and market research expenses associated with the Company’s listing.

Other Income (Expenses)

Other income (expenses) for the three months ended March 31, 2025 and 2024, were as follows:

	For the Three Months Ended March 31,		Variance
	2025	2024	Amount	%
Interest income	$55,333	$17,689	$37,644	212.81%
Interest expense	(6,207)	(3,008)	(3,199)	106.35%
Other income	151,328	349,681	(198,353)	(56.72)%
Other expenses	(1,697,259)	(1,436,656)	(260,603)	18.14%
Gain on redemption of life insurance policies	8,746,138	—	8,746,138	100.00%
Gain on disposal of subsidiary	—	3,813,609	(3,813,609)	(100.00)%
Total	$7,249,333	$2,741,315	$4,508,018	164.45%

In particular, a gain on the redemption of life insurance policies was recorded due to the maturity of four corporate-owned life insurance policies. A gain on disposal of subsidiary in the prior year was recorded due to the disposal of Cell Pro Japan Co., Ltd. (“Cellpro”), a former subsidiary of the Company, on January 1, 2024.

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Income Tax Expense

Income tax expense for the three months ended March 31, 2025 was $9,959,457 compared to $8,451,984 for the same period in 2024. The increase in income tax expense by $1,507,473 or 17.84% was mainly due to the higher income before tax.

The effective tax rate was 31.67% and 31.07% for the three months ended March 31, 2025 and 2024, respectively.

Net Income

As a result of the foregoing, we reported a net income of $21,491,950 for the three months ended March 31, 2025, representing an increase of $2,741,734 or 14.62% from $18,750,216 for the three months ended March 31, 2024.

Net Loss Attributable to Non-controlling Interests

Net loss attributable to non-controlling interests was $10,496 for the three months ended March 31, 2025, as compared to $7,536 for the three months ended March 31, 2024.

Liquidity and Capital Resources

As of March 31, 2025, the Company had $132,055,823 in cash and cash equivalents compared to $125,044,092 as of December 31, 2024. In addition, the Company had $32,191,368 in accounts receivable as of March 31, 2025 compared to $30,260,113 as of December 31, 2024. The Company’s accounts receivable includes balances due from customers for the services and goods provided by the Company and accepted by customers.

As of March 31, 2025, the Company’s working capital balance was $166,630,721. In assessing liquidity, management monitors and analyzes the Company’s cash and cash equivalents, ability to generate sufficient future earnings, and operating and capital investment commitments. The Company believes that its current cash and cash equivalents from operations and borrowings from banks will be sufficient to meet its working capital needs for the next 12 months from the date of issuance of the unaudited financial statements included in this Quarterly Report.

To the extent additional funds are necessary to meet our long-term liquidity needs as we continue to execute our business strategy, we anticipate that they will be obtained through the incurrence of indebtedness, equity financings or a combination of these potential sources of funds. While we face uncertainties regarding the size and timing of our fundraising, which will be affected by general economic, financial, and other factors that may be beyond our control, we believe that we will be able to continue to meet our current business needs through the use of cash flows generated from operations and stockholder working capital, as needed.

The Company evaluates its capital allocation practices with the objective of enhancing shareholder value, while considering performance, the business environment, macroeconomic conditions and other relevant factors. The Company expects to deploy capital for investment opportunities that align with its growth strategy, selectively pursuing prospects in the expanding global medical aesthetics market.

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Cash Flows for the three months ended March 31, 2025 and 2024

The following table provides a summary of our cash flows for the periods indicated.

	For the Three Months Ended March 31,		Variance
	2025	2024	Amount	%
Net cash provided by operating activities	$1,928,621	$3,682,175	$(1,753,554)	(47.62)%
Net cash used in investing activities	(978,807)	(3,394,122)	2,415,315	(71.16)%
Net cash used in financing activities	(280,380)	(40,227)	(240,153)	596.99%
Effect of exchange rate changes	6,342,297	(7,089,208)	13,431,505	(189.46)%
Net change in cash and cash equivalents	7,011,731	(6,841,382)	13,853,113	(202.49)%
Cash and cash equivalents as of the beginning of the period	125,044,092	103,022,932	22,021,160	21.38%
Cash and cash equivalents as of the end of the period	$132,055,823	$96,181,550	$35,874,273	37.30%

Operating Activities

Net cash provided by operating activities was $1,928,621 for the three months ended March 31, 2025, mainly derived from net income of $21,491,950 for the period, reconciled by a gain on redemption of life insurance policies of $8,746,138 and deferred income tax expense of $7,016,227, and net changes in operating assets and liabilities, which mainly included an increase in finance lease receivables – related parties of $2,779,253, a decrease in customer loans receivable of $4,501,760, an increase in prepaid expenses and other current assets of $3,150,243, an increase in accounts payable of $3,235,017, a decrease in advances from customers – related parties of $2,114,829, and a decrease in income tax payable of $17,635,239.

Net cash provided by operating activities was $3,682,175 for the three months ended March 31, 2024, mainly derived from net income of $18,750,216 for the period, reconciled by a gain on disposal of subsidiary of $3,813,609, and net changes in operating assets and liabilities, which mainly included a decrease in accounts receivable – related parties of $4,775,935, a decrease in accounts payable of $8,937,435, and a decrease in income tax payable of $6,552,783.

Investing Activities

During the three months ended March 31, 2025, net cash used in investing activities of $978,807 was mainly the result of purchase of long-term investments of $0.6 million, and prepayments for property and equipment of $0.5 million, offset by proceeds from disposal of property and equipment of $0.3 million. During the three months ended March 31, 2024, net cash used in investing activities of $3,394,122 was mainly the result of purchase of convertible note of $1.7 million, disposal of subsidiary, net of cash disposed of $0.8 million, and purchase of property and equipment of $0.7 million.

Financing Activities

During the three months ended March 31, 2025, net cash used in financing activities of $280,380 was mainly due to the repayments of finance lease liabilities of $0.2 million. During the three months ended March 31, 2024, net cash used in financing activities of $40,227 was mainly due to the repayments of long-term loans of $0.03 million.

Recent Developments

Subsidiary Merger

In January 2025, the Company effected a merger in which SBC Medical Group Co., Ltd. (“SBC Japan”) and Shobikai Co., Ltd. (“Shobikai Sub”) merged with and into L’Ange Cosmetique Co., Ltd. (“L’Ange Sub”). As a result, the separate corporate existence of SBC Japan and Shobikai Sub ceased, with L’Ange Sub continuing as the surviving company. Following the merger, L’Ange Sub changed its name to SBC Medical Group Co., Ltd., which is herein referred to as “SBC Medical Sub,” or “SBC Japan.”

Changes to Service Fee Structure

Effective as of April 1, 2025, the Company revised the fee structure to pursue a long-term growth strategy aimed at expanding and stabilizing the business foundation by creating an environment that can better facilitate the establishment of new clinics by MCs. This updated fee structure introduces a more tailored, performance-based approach to determining service fees for each clinic, based on several key criteria:

1.	Medical service category (facility type): The type of medical services provided by the clinic (for example, cosmetic medicine, dermatology, hair restoration (AGA) treatment, fertility treatment, insured medical care, or other specialized fields).
2.	Operational tenure: The length of time since the clinic’s opening (with newly established clinics in their first year of operation recognized in a dedicated category).
3.	Monthly revenue: The clinic’s revenue for the given month.
4.	Patient volume: The number of patients the clinic has served over the past year.

These factors collectively determine each clinic’s tier classification (e.g., as a small, medium, or large clinic), as defined in the updated service agreement’s appendix. Under this system, each clinic is assigned to an appropriate tier based on its profile, and a corresponding fixed monthly fee is applied according to the schedule set forth in the contract. Notably, clinics offering cosmetic medical services are categorized using a more granular tier system reflecting their scale, with tiers ranging from newly opened clinics in their first year up to “super-large” clinics. In contrast, clinics focusing on other types of medical services (such as dermatology, AGA hair restoration, fertility treatments, or dental and orthopedic care) are classified into the standard small, medium, or large clinic tiers. This tiered approach ensures that service fees are aligned with each clinic’s size and performance, supporting newer and smaller clinics as they grow while accommodating the higher capacities of larger established clinics.

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If the revised fee structure had been applied starting in April 2024, it is estimated that total revenues for fiscal year 2024 would have decreased by approximately 10%. However, the Company expects the impact on total revenues and income from operations for fiscal year 2025 to be offset by the absence of one-time losses that were recorded in fiscal year 2024, mainly included impairment loss on intangible asset and stock-based compensation. Nevertheless, the ultimate financial impact remains uncertain and will depend on a number of factors, many of which are beyond the Company’s control.

Share Repurchase Program

On May 12, 2025, the Company’s board of directors approved a share repurchase program with an aggregate purchase limit of up to USD 5 million. The repurchase period will begin on May 20, 2025 and continue through May 20, 2026, unless extended or terminated earlier depending on the progress. The program will be funded by surplus cash and future free cash flow.

 The Company believes its current share price undervalues its business performance, the growth potential of the aesthetic-medical market, and its position as an industry leader. The repurchase program is intended to return capital to shareholders and signal confidence in the Company’s valuation. It also aims to reduce shares outstanding and enhance capital efficiency.

Contractual Obligations

Lease Agreements

The Company holds a significant number of leases classified as operating leases for offices and sublease purposes, and finance leases for certain medical equipment.

As of March 31, 2025, the future maturity of lease liabilities is as follows:

Years ending December 31,	Finance Lease	Operating Lease
Remaining of 2025	$119,274	$3,584,559
2026	127,335	1,190,693
2027	73,283	398,265
2028	41,538	127,386
2029	6,732	115,276
Thereafter	—	57,638
Total undiscounted lease payments	368,162	5,473,817
Less: imputed interest	(15,058)	(29,844)
Total lease liabilities	$353,104	$5,443,973

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Bank and Other Borrowings

The Company borrowed loans from various banks and a financial institution for working capital purpose.

As of March 31, 2025, future minimum borrowing payments are as follows:

Years ending December 31,	Principal Repayment
Remaining of 2025	$47,423
2026	66,950
2027	6,750,622
2028	—
2029 and thereafter	—
Total	$6,864,995

Off-Balance Sheet Arrangements (Off-Balance Sheet Transactions)

There are no off-balance sheet arrangements as of March 31, 2025 and December 31, 2024.

Foreign Exchange Rate Risk

We are exposed to foreign currency exchange rate fluctuations because our business is primarily conducted in Japan and most of our revenues and costs are denominated in Japanese yen, whereas our reporting currency is U.S. dollar. The weakening of the Japanese yen against the U.S. dollar would have a negative impact on our financial results and vice versa.

Critical Accounting Policies and Estimates

We prepare our consolidated financial statements in conformity with U.S. GAAP, which requires us to make judgments, estimates and assumptions. We continually evaluate these estimates and assumptions based on the most recently available information, our own historical experiences and various other assumptions that we believe to be reasonable under the circumstances. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from our expectations as a result of changes in our estimates.

We believe that there have been no material changes to our critical accounting policies and estimates from those disclosed in “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates” of our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 28, 2025.

Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and we will take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

Smaller Reporting Company

Additionally, we are a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common stock held by non-affiliates exceeds $250 million as of the last business day of our second fiscal quarter, or (ii) our annual revenue exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the last business day of our second fiscal quarter. If we continue to be a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from these certain reduced disclosure requirements that are available to smaller reporting companies.

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ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and are not required to provide the information otherwise required under this item.

ITEM 4. CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

Our management, with the participation of our Chief Executive Officer and Chief Financial Officer, evaluated the effectiveness of our disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) as of the end of the period covered by this Quarterly Report. Based on this evaluation, management concluded that our disclosure controls and procedures were not effective as of March 31, 2025 to provide reasonable assurance that information required to be disclosed in reports filed or submitted by us under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure.

Despite the identified material weaknesses, we believe that our unaudited consolidated financial statements and other information contained in this Quarterly Report fairly present, in all material respects, our financial condition, and results of operations for the periods presented.

We remain committed to ongoing improvements in our disclosure controls and internal control over financial reporting, including execution of the remediation plan disclosed under “Part II, Item 9A. Controls and Procedures” in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 28, 2025. The material weaknesses previously identified in the Annual Report remained un-remediated as of March 31, 2025.

Inherent Limitation on the Effectiveness of Internal Control

The effectiveness of any system of internal control over financial reporting is subject to inherent limitations. These include the exercise of judgment in designing, implementing, and operating controls, as well as the inherent inability to completely eliminate the risk of misconduct or error. Accordingly, while we aim to establish robust controls, any system, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives.

Additionally, the design of our disclosure controls and procedures is impacted by resource constraints and the necessity for management to balance the benefits of potential controls against their associated costs. Moreover, projections of effectiveness into future periods are subject to risks that controls may become inadequate over time due to evolving conditions or diminished compliance. We will continue to monitor and enhance our internal control as necessary or appropriate, but we cannot provide assurance that these improvements will fully eliminate all risks of material misstatement.

Changes in Internal Control over Financial Reporting

Other than the remediation efforts described above, there have been no material changes in our internal control over financial reporting (as such term is defined in Rule 13a-15(f) and 15d-15(f) of the Exchange Act) during the three months ended March 31, 2025, that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

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PART II - OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS

We may be subject to legal proceedings, investigations and claims incidental to the conduct of our business from time to time. We are not currently a party to any material litigation or other legal proceedings brought against us. We are also not aware of any legal proceeding, investigation or claim, or other legal exposure that has a more than remote possibility of having a material adverse effect on our business, financial condition or results of operations.

ITEM 1A. RISK FACTORS

Investing in our securities involves a high degree of risk. These risks are more fully described under “Part I, Item 1A. Risk Factors” of the Annual Report in addition to the information in this Quarterly Report. There have been no material changes to the risk factors set forth in the Annual Report. Any of these factors could result in a material adverse effect on our results of operations or financial condition.

Additional risk factors not presently known to us or that we currently deem immaterial may also impair our business or results of operations. If any such risks materialize, it could have a material adverse effect on our business, financial condition, results of operations, and growth prospects and cause the trading price of our securities to decline. We may disclose changes to such risk factors or disclose additional risk factors from time to time in our future filings with the SEC.

ITEM 2. UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

None.

ITEM 3. DEFAULTS UPON SENIOR SECURITIES

None.

ITEM 4. MINE SAFETY DISCLOSURES

Not applicable.

ITEM 5. OTHER INFORMATION

Rule 10b5-1 Trading Arrangements

During the quarter ended March 31, 2025, none of our directors or officers (as defined in Rule 16a-1(f) of the Exchange Act) adopted, terminated, or modified a Rule 10b5-1 trading arrangement or non-Rule 10b5-1 trading arrangement (as such terms are defined in Item 408 of Regulation S-K).

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ITEM 6. EXHIBITS

The following exhibits are filed as part of, or incorporated by reference into, this Quarterly Report.

The agreements and other documents filed as exhibits to this Quarterly Report are not intended to provide factual information or other disclosures other than with respect to the terms of the agreements or other documents themselves, and you should not rely on them for that purpose. In particular, any representations and warranties made by us in these agreements or other documents were made solely within the specific context of the relevant agreement or document and may not describe the actual statement of affairs as of the date they were made or at any other time.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated January 31, 2023, by and among Pono Capital Two, Inc., Pono Two Merger Sub, Inc., SBC Medical Group Holdings Incorporated, Mehana Capital LLC in its capacity as the representative of the stockholders of Pono Capital Two, Inc., and Yoshiyuki Aikawa in his personal capacity and his capacity as the representative of the stockholders of SBC Medical Group Holdings Incorporated (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Pono Capital Two, Inc. with the SEC on February 2, 2023).
2.2	First Amendment to the Agreement and Plan of Merger, dated April 26, 2023, by and among Pono Capital Two, Inc., Pono Two Merger Sub, Inc., SBC Medical Group Holdings Incorporated, Mehana Capital LLC in its capacity as the representative of the stockholders of Pono Capital Two, Inc., and Yoshiyuki Aikawa in his personal capacity and his capacity as the representative of the stockholders of SBC Medical Group Holdings Incorporated (incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K filed by Pono Capital Two, Inc. with the SEC on May 1, 2023).
2.3	Second Amendment to the Agreement and Plan of Merger, dated May 30, 2023, by and among Pono Capital Two, Inc., Pono Two Merger Sub, Inc., SBC Medical Group Holdings Incorporated, Mehana Capital LLC in its capacity as the representative of the stockholders of Pono Capital, Two Inc., and Yoshiyuki Aikawa in his personal capacity and his capacity as the representative of the stockholders of SBC Medical Group Holdings Incorporated (incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K filed by Pono Capital Two, Inc. with the SEC on June 2, 2023).
2.4	Third Amendment to the Agreement and Plan of Merger, dated June 15, 2023, by and among Pono Capital Two, Inc., Pono Two Merger Sub, Inc., SBC Medical Group Holdings Incorporated, Mehana Capital LLC in its capacity as the representative of the stockholders of Pono Capital Two Inc., and Yoshiyuki Aikawa in his personal capacity and his capacity as the representative of the stockholders of SBC Medical Group Holdings Incorporated (incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K filed by Pono Capital Two, Inc. with the SEC on June 16, 2023).
2.5	Amended and Restated Agreement and Plan of Merger, dated June 21, 2023, by and among Pono Capital Two, Inc., Pono Two Merger Sub, Inc., SBC Medical Group Holdings Incorporated, Mehana Capital LLC in its capacity as the representative of the stockholders of Pono Capital Two, Inc., and Yoshiyuki Aikawa in his personal capacity and his capacity as the representative of the stockholders of SBC Medical Group Holdings Incorporated (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Pono Capital Two, Inc. with the SEC on June 22, 2023).
2.6	First Amendment to the Amended and Restated Agreement and Plan of Merger, dated September 8, 2023, by and among Pono Capital Two, Inc., Pono Two Merger Sub, Inc., SBC Medical Group Medical Holdings Incorporated, Mehana Capital LLC in its capacity as the representative of the stockholders of Pono Capital Two, Inc., and Yoshiyuki Aikawa in his personal capacity and his capacity as the representative of the stockholders of SBC (incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K filed by Pono Capital Two, Inc. with the SEC on September 11, 2023).
2.7	Second Amendment to the Amended and Restated Agreement and Plan of Merger, dated October 26, 2023, by and among Pono Capital Two Inc., Pono Two Merger Sub, Inc., SBC Medical Group Holdings Incorporated, Mehana Capital LLC in its capacity as the representative of the stockholders of Pono Capital Two Inc., and Yoshiyuki Aikawa in his personal capacity and his capacity as the representative of the stockholders of SBC Medical Group Holdings Incorporated (incorporated by reference to Exhibit 2.2 to Form 8-K filed by Pono Capital Corp. with the SEC on October 26, 2023).
2.8	Third Amendment to the Amended and Restated Agreement and Plan of Merger, dated December 28, 2023, by and among Pono Capital Two, Inc., Pono Two Merger Sub, Inc., SBC Medical Group Holdings Incorporated, Mehana Capital LLC in its capacity as the representative of the stockholders of Pono Capital Two, Inc., and Yoshiyuki Aikawa in his personal capacity and his capacity as the representative of the stockholders of SBC Medical Group Holdings Incorporated (incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K filed by Pono Capital Two, Inc. with the SEC on December 29, 2023).
2.9	Fourth Amendment to the Amended and Restated Agreement and Plan of Merger, dated April 22, 2024, by and among Pono Capital, Two Inc., Pono Two Merger Sub, Inc., SBC Medical Group Holdings Incorporated Mehana Capital LLC in its capacity as the representative of the stockholders of Pono Capital, Two Inc., and Yoshiyuki Aikawa in his personal capacity and his capacity as the representative of the stockholders of SBC Medical Group Holdings Incorporated (incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K filed by Pono Capital Two, Inc. with the SEC on April 23, 2024).
3.1	Fourth Amended and Restated Certificate of Incorporation of SBC Medical Group Holdings Incorporated (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by SBC Medical Group Holdings Incorporated on September 20, 2024).
3.2	Amended and Restated Bylaws of SBC Medical Group Holdings Incorporated (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed by SBC Medical Group Holdings Incorporated on September 20, 2024).
31.1	Certification of the Principal Executive Officer pursuant to Rule 13a-14(a) and Rule 15d-14(a) under the Securities Exchange Act of 1934, as amended, as adopted pursuant to Section 302 of the Sarbanes Oxley Act of 2002.
31.2	Certification of the Principal Financial Officer pursuant to Rule 13a-14(a) and Rule 15d-14(a) under the Securities Exchange Act of 1934, as amended, as adopted pursuant to Section 302 of the Sarbanes Oxley Act of 2002.
32.1	Certification of the Principal Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002.
32.2	Certification of the Principal Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002.
101.INS	Inline XBRL Instance Document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SBC Medical Group Holdings Incorporated

Dated: May 15, 2025		/s/ Yuya Yoshida
	Name:	Yuya Yoshida
	Title:	Chief Financial Officer
(Authorized Signatory and Principal Financial Officer)

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